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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 as amendment

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §24.14a-12
DRS TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Privileged Copy—Subject to Completion

DRS TECHNOLOGIES, INC.
5 SYLVAN WAY
PARSIPPANY, NJ 07054
(973) 898-1500

[                        ], 2008

To our Stockholders:

        You are cordially invited to attend a special meeting of the stockholders of DRS Technologies, Inc. (the "Company") at [                                                                                                       ] on [                        ], 2008, beginning at [                        ] local time.

        At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of May 12, 2008 among the Company, Finmeccanica—Societá per azioni ("Finmeccanica") and Dragon Merger Sub, Inc. ("Sub"), a wholly owned subsidiary of Parent, and approve the merger.

        The merger agreement provides for, among other things, the merger of Sub with and into the Company, with the Company as the surviving corporation in the merger and becoming a wholly owned subsidiary of Finmeccanica. If the merger is completed, you will be entitled to receive $81.00 in cash, without interest, less any required withholding tax, for each share of our common stock you own, unless you have properly exercised your appraisal rights.

        Our board of directors has, by the unanimous vote of the directors at a meeting duly called and held approved and declared advisable the execution, delivery and performance of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and has determined that the transactions contemplated by the merger agreement are advisable, fair to, and in the best interests of, the Company's stockholders. Accordingly, our board of directors recommends that you vote "FOR" the adoption of the merger agreement and the approval of the merger.

        The proxy statement attached to this letter provides you with information about the proposed merger and the special meeting. We encourage you to read the entire proxy statement carefully because it explains the proposed merger, the documents related to the merger and other related matters, including the conditions to the completion of the merger. You may also obtain more information about the Company from documents we have filed with the Securities and Exchange Commission.

        Your vote is very important.    The merger cannot be completed unless the merger agreement is adopted and the merger is approved by the affirmative vote of holders of at least a majority of the outstanding shares of our common stock entitled to vote. If you fail to vote on the adoption of the merger agreement and approval of the merger, the effect will be the same as a vote against the adoption of the merger agreement and approval of the merger.

        WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, WE URGE YOU TO VOTE, BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, OR YOU MAY VOTE THROUGH THE INTERNET OR BY TELEPHONE AS DIRECTED ON THE ENCLOSED PROXY CARD. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES THAT ARE REGISTERED DIFFERENTLY, PLEASE VOTE ALL OF YOUR SHARES SHOWN ON ALL OF YOUR PROXY CARDS.

        Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

        We look forward to seeing you at the special meeting.

Sincerely,
Mark S. Newman Chairman of the Board of Directors, President and Chief Executive Officer

This proxy statement is dated [                        ], 2008 and is first being mailed to stockholders on or about [                        ], 2008.

Preliminary Copy—Subject to Completion

DRS TECHNOLOGIES, INC.
5 SYLVAN WAY
PARSIPPANY, NJ 07054
(973) 898-1500

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [            ], 2008

DEAR STOCKHOLDER:

        The special meeting of stockholders of DRS Technologies, Inc., a Delaware corporation ("DRS" or the "Company"), will be held on [                        ], 2008, at the [                                                                                                  ] in order to:

  1.
  consider and vote on a proposal to adopt the Agreement and Plan of Merger (the "merger agreement"), dated as of May 12, 2008, among the Company, Finmeccanica—Societá per azioni and Dragon Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Finmeccanica, and approve the merger. A copy of the Agreement and Plan of Merger is attached as Annex A to the accompanying proxy statement.

  2.
  vote on the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement and approve the merger.

  3.
  transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

        Only holders of record of shares of our common stock at the close of business on [                        ], 2008, the record date for the special meeting, are entitled to notice of the meeting and to vote at the meeting and at any adjournment or postponement thereof. A list of stockholders will be available for inspection by stockholders of record during business hours at the Company's executive offices, 5 Sylvan Way, Parsippany, NJ 07054, for ten days prior to the date of the special meeting and will also be available at the special meeting. All stockholders of record are cordially invited to attend the special meeting in person.

        Your vote is important, regardless of the number of shares of stock that you own. The adoption of the merger agreement and approval of the merger require the affirmative vote of the holders of a majority of the outstanding shares of our common stock that are entitled to vote at the special meeting. The proposal to adjourn or postpone the meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the voting power present and entitled to vote at the special meeting, whether or not a quorum is present.

        We urge you to read the entire proxy statement carefully. Whether or not you plan to attend the special meeting, please vote by promptly completing the enclosed proxy card and then signing, dating and returning it in the postage-prepaid envelope provided so that your shares may be represented at the special meeting. Alternatively, you may vote your shares of stock through the Internet or by telephone, as indicated on the proxy card. Prior to the vote, you may revoke your proxy in the manner described in the proxy statement. Your failure to vote will have the same effect as a vote against the adoption of the merger agreement and the approval of the merger.

        Stockholders of the Company who do not vote in favor of the adoption of the merger agreement and the approval of the merger will have the right to seek appraisal of the fair value of their shares of common stock if the merger is completed, but only if they perfect their appraisal rights by complying with all of the required procedures under Delaware law. See "Dissenters' Rights of Appraisal" beginning on page [    ] of the enclosed proxy statement and Annex D to the enclosed proxy.

By Order of the Board of Directors,
Nina Laserson Dunn Executive Vice President, General Counsel and Secretary

[                        ], 2008

i

Regulatory and Other Governmental Approvals	47
Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders	49
Interests of Certain Persons in the Merger	52
Certain Shareholder Litigation	58
Delisting and Deregistration of Common Stock	59
THE MERGER AGREEMENT	61
The Merger	61
Treatment of Stock and Other Awards	62
Exchange and Payment Procedures	62
Certificate of Incorporation, Bylaws, Directors and Officers	63
Representations and Warranties	64
Conduct of Our Business Prior to Closing	66
Stockholders Meeting	68
Restrictions on Solicitations	68
Indemnification and Insurance	70
Employee Benefits	70
Agreement to Take Appropriate Action	71
Financing of the Merger Consideration	72
Other Covenants	72
Conditions to the Merger	73
Termination of the Merger Agreement	74
Termination Fee and Expenses	74
Amendment and Waiver	75
Specific Enforcement	75
PROJECTED FINANCIAL INFORMATION	75
MARKET PRICES OF COMMON STOCK	77
DISSENTERS' RIGHTS OF APPRAISAL	78
ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING	80
BENEFICIAL OWNERSHIP OF COMMON STOCK	80
Beneficial Ownership Table	80
STOCKHOLDER PROPOSALS	83
OTHER MATTERS	83
Other Business at Special Meeting	83
Delivery of this Proxy Statement	83
WHERE YOU CAN FIND ADDITIONAL INFORMATION	84
ANNEX A Agreement and Plan of Merger	A-1
ANNEX B Opinion of Bear, Stearns & Co. Inc.	B-1
ANNEX C Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated	C-1
ANNEX D Section 262 of Delaware Law	D-1

ii

SUMMARY

        The following summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that item in this document.

        Unless we otherwise indicate or unless the context requires otherwise: all references in this document to "Company," "DRS," "we," "our," and "us" refer to DRS Technologies, Inc. and its subsidiaries; all references to "Parent" and "Finmeccanica" refer to Finmeccanica—Societá per azioni; all references to "Sub" refer to Dragon Merger Sub, Inc.; all references to "merger agreement" refer to the Agreement and Plan of Merger, dated as of May 12, 2008, among the Company, Parent and Sub, as it may be amended from time to time, a copy of which is attached as Annex A to this document; all references to the "merger" refer to the merger contemplated by the merger agreement; all references to "merger consideration" refer to the per share merger consideration of $81.00 in cash contemplated to be received by the holders of our common stock pursuant to the merger agreement. All other capitalized terms used but not defined in this summary have the meanings ascribed to such terms in the merger agreement. The information contained herein with respect to Finmeccanica and Sub was provided by Finmeccanica to the Company for inclusion in this proxy statement.

Parties to the Merger (page [    ])

        DRS Technologies, Inc.    DRS Technologies, Inc., is a leading supplier of defense electronic products, systems and military support services. We provide high-technology products and services to all branches of the U.S. military, major aerospace and defense prime contractors, government intelligence agencies, international military forces and industrial markets. We focus on several key areas of importance to the U.S. Department of Defense (DoD), such as command and control, intelligence, surveillance, reconnaissance, power management, battlefield digitization, advanced communications and networks, military vehicle diagnostics, troop sustainment and technical support. Incorporated in 1968, we have served the defense industry for over 38 years. We are a leading provider of thermal imaging devices, combat display workstations, electronic sensor systems, power systems, rugged computer systems, air combat training systems, mission recorders, deployable flight incident recorders, environmental and telecommunication systems, aircraft loaders, military trailers and shelters, and integrated logistics support services. Our products are deployed on a wide range of high-profile military platforms, such as DDG-51 Aegis destroyers, M1A2 Abrams Main Battle Tanks, M2A3 Bradley Fighting Vehicles, OH-58D Kiowa Warrior helicopters, AH-64 Apache helicopters, F/A-18E/F Super Hornet and F-16 Fighting Falcon jet fighters, F-15 Eagle tactical fighters, C-17 Globemaster II and C-130 Hercules cargo aircraft, Ohio, Los Angeles and Virginia class submarines, and on several other platforms for military and non-military applications. We have contracts that support future military platforms, such as the DDG-1000 Zumwalt destroyer, CVN-78 next-generation aircraft carrier and Future Combat System. We provide sustainment products that support military forces, such as environmental control systems, power generators, water and fuel distribution systems, chemical/biological decontamination systems and heavy equipment transport systems. We also provide support services to the military, including security and asset protection system services, telecommunication and information technology services, training and logistics support services for all branches of the U.S. armed forces and certain foreign militaries, homeland security forces, and selected government and intelligence agencies.

        Finmeccanica.    Finmeccanica—Societá per azioni, which we refer to as "Parent" or "Finmeccanica", the Rome, Italy-based parent entity of a major international group of companies, with main operations in Italy, the United Kingdom and the United States, active in various high technology and defense sectors. Finmeccanica carries out its activities through six main business divisions: Defense Electronics and Security, which includes delivery of complex integrated systems, homeland defense and security systems, avionics and electro optical equipment and systems, unmanned aerial vehicles, radar systems, land, aerial and naval command and control (C2) and command, control and communication (C3) systems, air traffic control systems, integrated communications systems and networks for land, naval, satellite and avionic applications, and private mobile radio communications systems, value-added services and information technology and security activities; Helicopters, which includes commercial and military helicopters; Aeronautics, which includes military combat, transport and special mission aircraft, civil regional aircraft, military training aircraft, cargo aircraft conversions and maintenance; Space, which includes satellite and space system manufacturing and space based services; Defense Systems, which includes land, naval and air weapons systems, underwater weapons and sonar systems and missile systems; and Energy and Transportation, which includes turn-key energy production plants and components, fuel cell technologies, rail-road and rail-based mass-transport rolling stock, rail signaling systems and complete urban transport systems. Finmeccanica's ordinary shares are listed on Mercato Telematico Azionario, the Italian screen based trading system managed by Borsa Italiana S.p.A, and for the financial year ended December 31, 2007, it reported revenues of approximately €13.4 billion. Finmeccanica employs more than 60,000 people worldwide.

        Dragon Merger Sub, Inc.    Dragon Merger Sub, Inc., which we refer to as "Sub", is a Delaware corporation formed for the sole purpose of completing the merger with the Company. Sub is a wholly owned subsidiary of Finmeccanica.

The Merger Agreement (page [    ])

        On May 12, 2008, the Company entered into a merger agreement with Finmeccanica and Sub. Upon the terms and subject to the conditions of the merger agreement, Sub will merge with and into the Company, with the Company as the surviving corporation. We will become a direct or indirect wholly-owned subsidiary of Finmeccanica. You will have no equity interest in the Company or Finmeccanica after the effective time of the merger. At the effective time of the merger:

  •
  each share of our common stock, par value $0.01 per share (the "Common Stock"), other than those held by the Company, Finmeccanica or Sub or by any of their wholly-owned subsidiaries, and other than shares with respect to which appraisal rights have been properly exercised, will be cancelled and converted automatically into the right to receive $81.00 in cash, without interest and less any applicable withholding tax;

  •
  each option to purchase our Common Stock outstanding immediately prior to the effective time of the merger, whether or not vested, will be cancelled in exchange for the right to receive a cash payment equal to the product of the number of shares subject to such option multiplied by the excess, if any, of (a) $81.00 per share over (b) the exercise price per share of such option, without interest and less any applicable withholding tax;

  •
  each share of Common Stock subject to a restricted stock award outstanding immediately prior to the effective time of the merger will become fully vested and be converted into the right to receive $81.00 in cash, without interest and less any applicable withholding tax; and

  •
  each restricted stock unit outstanding immediately prior to the effective time of the merger (whether or not vested) will be converted into the right to receive, for each share of Common Stock that would be issuable upon the vesting of such restricted stock unit, $81.00 in cash, without interest and less any applicable withholding tax.

Certain Effects of the Merger (page [    ])

        If the merger is completed, and you hold shares of Common Stock at the effective time of the merger, you will be entitled to receive $81.00 in cash without interest and less any applicable withholding tax for each share of Common Stock owned by you, unless you have exercised your statutory appraisal rights with respect to the merger. As a result of the merger, the Company will cease to be an independent, publicly traded company. You will not own any shares of the surviving corporation.

The Special Meeting (page [    ])

        The special meeting will be held on [                        ], 2008 starting at [                        ], local time at [                                                                                                           ].

Record Date, Quorum and Voting Power (page [    ])

        Stockholders of record at the close of business on [                        ], 2008 are entitled to notice of, and to vote at, the special meeting. On [                        ], 2008 the outstanding voting securities consisted of [            ] shares of Common Stock. The presence at the special meeting, in person or by proxy, of the holders of a majority of our Common Stock issued and outstanding will constitute a quorum for the purpose of considering the proposals.

        The holders of the Common Stock have one vote per share on all matters on which they are entitled to vote.

Vote Required for Approval (page [    ])

        The adoption of the merger agreement and approval of the merger requires the affirmative vote of holders of at least a majority of the outstanding shares of Common Stock entitled to vote. Approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the Common Stock present in person or by proxy at the special meeting and entitled to vote on the matter, whether or not a quorum is present.

Voting by Directors and Executive Officers (page [    ])

        As of [                        ], 2008, the record date for the special meeting, our current directors and executive officers held, in the aggregate, [            ] shares of Common Stock (excluding options) representing approximately [            ]% of our outstanding Common Stock. Each of our directors and executive officers has informed the Company that he or she intends to vote all of his or her Common Stock "FOR" the adoption of the merger agreement and approval of the merger.

Recommendation of Our Board of Directors (page [    ])

        Our board of directors, by unanimous vote at a meeting duly called and held, (i) determined that the transactions contemplated by the merger agreement are advisable, fair to, and in the best interests of the Company's stockholders, (ii) approved and declared advisable the execution, delivery and performance of the merger agreement and the transactions contemplated thereby, including the merger, (iii) recommends that our stockholders vote "FOR" adoption of the merger agreement and approval of the merger and (iv) recommends that our stockholders vote "FOR" the approval of any proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes in favor of approval of the merger agreement at the time of the special meeting.

        For a discussion of the material factors considered by the board of directors in reaching their conclusions, see "The Merger—Reasons for the Merger; Recommendation of Our Board of Directors" beginning on page [    ].

Opinion of the Company's Financial Advisor, Bear, Stearns & Co. Inc. (page [    ] and Annex B)

        In connection with the merger, Bear, Stearns & Co. Inc. ("Bear Stearns") delivered to our board of directors a written opinion, dated May 12, 2008, as to the fairness, from a financial point of view and as of May 12, 2008, of the $81.00 per share cash merger consideration contemplated to be received by the holders of our Common Stock pursuant to the merger agreement. The full text of Bear Stearns' written opinion, dated May 12, 2008, which sets forth the assumptions made, matters considered and qualifications to and limitations of the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated by reference in its entirety into this proxy statement. You are encouraged to read the opinion in its entirety. Bear Stearns provided its opinion for the benefit and use of our board of directors in connection with its evaluation of the transaction. The Bear Stearns opinion does not constitute a recommendation to any stockholder as to how to vote in connection with the merger or otherwise. The Bear Stearns opinion is limited to the transaction described therein and has no bearing on any other transaction in which we might engage. Bear Stearns is acting as financial advisor to the Company in connection with the merger and the Company has agreed to pay Bear Stearns a cash fee equal to 0.45% of the aggregate merger consideration paid by Finmeccanica pursuant to the merger agreement, payable upon completion of the merger. In addition, a fee of $5,000,000 was payable to Bear Stearns upon the rendering of its fairness opinion, which will be credited against the fee payable upon completion of the merger.

Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (page [    ] and Annex C)

        In connection with the merger, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") delivered to our board of directors a written opinion, dated May 12, 2008, as to the fairness, from a financial point of view and as of May 12, 2008, of the $81.00 per share merger consideration contemplated to be received by the holders of our Common Stock pursuant to the merger agreement. The full text of Merrill Lynch's written opinion, dated May 12, 2008, which sets forth the assumptions made, some of the matters considered and qualifications to and limitations of the review undertaken in connection with the opinion, is attached as Annex C to this proxy statement and is incorporated by reference in its entirety into this proxy statement. You are encouraged to read the opinion in its entirety. Merrill Lynch has provided its opinion for the benefit and use of our board of directors in connection with its evaluation of the transaction. The Merrill Lynch opinion does not constitute a recommendation to any stockholder as to how to vote in connection with the merger or otherwise. The Merrill Lynch opinion is limited to the transaction described therein and has no bearing on any other transaction in which we might engage. Merrill Lynch is acting as financial advisor to the Company in connection with the merger and will receive a fee from the Company for its services in the amount of $5 million, of which $2.5 million was payable upon the execution of the merger agreement and $2.5 million is contingent upon the consummation of the merger.

Reasons for the Merger (page [    ])

        The merger will enable our stockholders to (1) immediately realize the value of their investment in the Company through their receipt of the $81.00 per share merger consideration contemplated to be received by the holders of our Common Stock pursuant to the merger agreement, representing (i) a premium of approximately 43.92% to the $56.28 average closing price of our Common Stock on the New York Stock Exchange ("NYSE") during the four weeks ending on March 18, 2008, the last trading day before Finmeccanica's proposal of March 18, 2008, (ii) a premium of approximately 27.08% to the $63.74 closing price of our Common Stock on the NYSE on May 7, 2008, the trading day prior to public reports regarding a potential sale of the Company and (iii) a premium of approximately 4.94% to the $77.19 closing price of our Common Stock on the NYSE on May 12, 2008, the last trading day before the announcement of the merger; and (2) eliminate the risks and uncertainties associated with our future performance.

        For these reasons, and the reasons discussed under "The Merger—Reasons for the Merger; Recommendation of Our Board of Directors" beginning on page [    ], our board of directors has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to, and in the best interests of the Company's stockholders.

Treatment of Stock Options, Restricted Stock Awards and Restricted Stock Units (page [    ])

        In connection with the merger, each option to purchase our Common Stock outstanding immediately prior to the effective time of the merger whether or not vested will be converted into the right to receive a cash payment equal to the product of the number of shares of Common Stock subject to the option and the excess, if any, of $81.00 over the exercise price per share of such option, without interest and less applicable withholding tax. Each share of Common Stock subject to a restricted stock award outstanding immediately prior to the effective time of the merger shall become fully vested and free of restrictions on transfer and will be converted into the right to receive $81.00 in cash, without interest and less applicable withholding tax. Similarly, each restricted stock unit outstanding immediately prior to the effective time of the merger (whether or not vested) will be converted into the right to receive, for each share of our Common Stock that would be issuable on the vesting of such restricted stock unit, $81.00 in cash, without interest and less applicable withholding tax.

Restrictions on Solicitations (page [    ])

        We have agreed that we will not:

  •
  solicit, initiate, purposely facilitate or encourage the making of any takeover proposal from any person or group;

  •
  participate in any discussions or negotiations regarding any takeover proposal or furnish any information with respect to, or take any other action to purposely facilitate any inquiries or the making of any proposal that constitutes, or that may reasonably be expected to lead to, any takeover proposal; or

  •
  enter into any agreement with respect to a takeover proposal or resolve, agree or propose to take such actions.

        Notwithstanding these restrictions, the merger agreement provides that if we receive an unsolicited takeover proposal from a third party before our stockholder vote, that is, or is reasonably likely to lead to, a superior proposal, the Company may participate in discussions or negotiations regarding the takeover proposal and furnish non-public information to third parties in connection with a takeover proposal provided that we and such third party enter into a confidentiality agreement meeting certain requirements and that we provide advance notice to Finmeccanica in accordance with the merger agreement.

        If we receive a superior proposal, the Company or its subsidiaries may enter into an acquisition agreement with respect to such proposal provided that we give Finmeccanica a five business day opportunity to match the superior proposal, and provided that our board of directors continues to believe, after taking into account a revised offer by Finmeccanica, that the takeover proposal is still a superior proposal and the Company pays Finmeccanica a termination fee of $90 million.

Conditions to the Merger (page [    ])

        Conditions to Each Party's Obligations.    Each party's obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:

  •
  the approval of the merger by holders of a majority of the outstanding shares of our Common Stock;

  •
  the termination or expiration of the Hart-Scott-Rodino Antitrust Improvements Act ("HSR Act") waiting period and any required approvals by any other applicable governmental entity responsible for applying merger control or antitrust legislation;

  •
  the expiration of the period of time for any applicable review process under Section 721 of the Defense Production Act of 1950, as amended, 50 App. U.S.C. § 2170 (referred to as Exon-Florio), and no action taken by the President of the United States to prevent the consummation of the merger;

  •
  the authorization from the United States Department of Defense for the Company's and its subsidiaries' continued access to certain classified or unclassified controlled information, if applicable; and

  •
  the absence of a restraining order, injunction or law preventing the consummation of the merger.

        Conditions to Finmeccanica and Sub's Obligations.    The obligation of Finmeccanica and Sub to complete the merger is subject to the satisfaction or waiver of the following conditions:

  •
  our representations and warranties being true and correct except where the failure to be so true and correct (without giving effect to any "materiality" or "Company Material Adverse Effect" qualifiers contained therein), individually or in the aggregate, has not and would not reasonably be expected to have a Company Material Adverse Effect (as "Company Material Adverse Effect" is defined below under "The Merger Agreement—Representations and Warranties");

  •
  certain of our representations and warranties relating to our compliance with the Foreign Corrupt Practices Act and other applicable international anti-bribery conventions and local anti-corruption and bribery laws and our status and lack of debarment or suspension for 90 days or more in any consecutive twelve-month period with respect to our ability to obtain contracts from the United States government being true and correct as of the effective time of the merger in all respects (if qualified as to materiality or Company Material Adverse Effect), or in all material respects (if not so qualified) and our representations and warranties regarding capitalization being true and correct except for decreases and increases of not more than 0.05%;

  •
  the performance in all material respects by us of all our obligations under the merger agreement; and

  •
  no Company Material Adverse Effect having occurred since the merger agreement was signed.

        Conditions to the Company's Obligations.    Our obligation to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

  •
  the representations and warranties of Finmeccanica and Sub qualified by materiality or Parent Material Adverse Effect being true and correct, and the representations and warranties not so qualified being true and correct except where the failure to be so true and correct would not reasonably be expected to have a Parent Material Adverse Effect (as "Parent Material Adverse Effect" is defined below under "The Merger Agreement—Representations and Warranties"); and

  •
  the performance in all material respects by Finmeccanica and Sub of all their obligations under the merger agreement.

Financing of the Merger

        The obligations of Finmeccanica and Sub under the merger agreement are not subject to any conditions regarding their or any other person's ability to obtain financing for the consummation of the merger and related transactions. Prior to executing the merger agreement, Finmeccanica and Sub provided the Company with a commitment letter pursuant to which Finmeccanica has received a commitment from financial institutions, on terms specified in the commitment letter, to make available funds to Finmeccanica for the purpose of consummating the merger. On June 19, 2008, Finmeccanica entered into a definitive agreement for the financing pursuant to which the financial institutions made available loan facilities with a maximum total amount of up to Euro 3.2 billion. The syndication of these loan facilities has been successfully completed. In addition, Finmeccanica and Sub have represented in the merger agreement that the aggregate proceeds of the financing contemplated by the commitment letters, together with cash on hand, are sufficient to pay all amounts to be paid by Finmeccanica and Sub in connection with the merger.

Termination of the Merger Agreement (page [    ])

        The Company and Finmeccanica may agree in writing to terminate the merger agreement without completing the merger at any time. The merger agreement may also be terminated at any time in certain other circumstances, including:

  •
  by Finmeccanica or the Company if:

  •
  the merger has not been consummated by December 15, 2008 (or, under certain circumstances, January 31, 2009);

  •
  there is a non-appealable governmental order, decree or ruling restraining, enjoining or otherwise prohibiting the merger; or

  •
  our stockholders do not adopt the merger agreement and approve the merger at the special meeting or any adjournment or postponement thereof.

  •
  by Finmeccanica if:

  •
  the Company is in breach of its representations or covenants under the merger agreement, and any such breach would result in the failure of a condition of Finmeccanica's obligation to close and cannot be cured or is not cured within 30 days following written notice to the Company;

  •
  our board of directors changes, withdraws or modifies its recommendation to our stockholders to vote for the transaction; or

  •
  having complied with the requirements set forth in the merger agreement relating to certain regulatory approvals and after a reasonable period of discussion with the U.S. government, Finmeccanica reasonably concludes that in order for the Company and/or its subsidiaries to retain facility security clearances necessary to perform existing classified contracts accounting for 35% or more of the Company's total revenue during the immediately preceding fiscal year, the Company and/or its subsidiaries would be required to implement a proxy agreement pursuant to the National Industrial Security Program Operating Manual.

  •
  by the Company if:

  •
  Finmeccanica is in breach of its representations or covenants under the merger agreement, and any such breach would result in the failure of a condition of our obligation to close and cannot be cured or is not cured within 30 days following written notice to Finmeccanica; or

  •
  having complied with the terms of the merger agreement, the Company desires to enter into an agreement with respect to a superior proposal.

Termination Fee and Expenses (page [    ])

  Company Termination Fee

        We have agreed to pay a termination fee of $90 million to Finmeccanica if:

  •
  we terminate the merger agreement before our stockholders' meeting in order to enter into an agreement with a third party because our board of directors concluded in good faith after consultation with our advisors that the takeover proposal set forth in such agreement is a superior proposal; or

  •
  Finmeccanica terminates the merger agreement because our board of directors withdraws or modifies in a manner adverse to Finmeccanica or Sub, or resolves, agrees or publicly proposes to withdraw or modify, in a manner adverse to Finmeccanica or Sub, its recommendation that our stockholders adopt the merger agreement and approve the merger or fails to recommend that our stockholders adopt the merger agreement and approve the merger or recommends the approval or adoption of any takeover proposal.

        In addition, we have agreed to pay a termination fee of $90 million to Finmeccanica if each of the following occur:

  •
  a takeover proposal has been made to the Company or its stockholders or has otherwise become publicly known; and

  •
  the merger agreement is terminated by either party on December 15, 2008 or thereafter (or in certain circumstances, on January 31, 2009 or thereafter) because the merger has not occurred by such time or the merger agreement is terminated by either party because our stockholder vote was not obtained; and

  •
  within twelve months of termination we enter into an agreement with a third party contemplating the acquisition of 40% or more of the Company's stock or assets.

  Expenses

        All expenses incurred in connection with the merger agreement will be paid by the party incurring such expenses, except as described above.

Regulatory and Other Governmental Approvals (page [    ])

  Hart-Scott-Rodino

        The merger is subject to review by the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division" or "DOJ") and the U.S. Federal Trade Commission ("FTC") under the HSR Act. Parent and the Company each have agreed to file promptly their requisite Premerger Notification and Report Forms under the HSR Act with the Antitrust Division and the FTC, which triggers an initial 30-day waiting period during which Finmeccanica cannot acquire or exercise operational control of the Company. This waiting period will expire on the thirtieth day after both parties file their notifications, unless the FTC and DOJ grant the parties' request for early termination of the waiting period or one of the agencies issues a request for additional information or documentary material ("Second Request"). The Company and Finmeccanica have each submitted their respective notifications pursuant to the HSR Act, triggering the initial 30-day waiting period which will expire on August 29, 2008, unless the antitrust agency conducting the review of the transaction grants the parties' request for early termination of the initial waiting period or issues a request for additional information or documentary material. The issuance of a Second Request extends the HSR Act waiting period until Finmeccanica and the Company each certify that it has substantially complied with its own Second Request. Compliance with a Second Request requires both parties to submit responses to detailed interrogatories and broad document requests, which can take up to several months. Once both parties have complied with their Second Requests, the investigating agency has 30 days to complete its review. This second

30-day waiting period can be and often is extended, but only by agreement with the parties. At the close of its review, the investigating agency has the options of closing its investigation without taking any enforcement action, negotiating a consent decree with the parties to resolve any remaining competitive concerns or, if such concerns are deemed not capable of being resolved, instituting a lawsuit in U.S. federal court to enjoin the merger. The Antitrust Division, the FTC, state Attorneys General or private parties may also challenge the merger on antitrust grounds either before or after the transaction has closed. Accordingly, at any time before or after expiration or termination of the HSR Act waiting period or even after the completion of the merger, any of the Antitrust Division, the FTC, state Attorneys General or private parties could take action under the antitrust laws as deemed necessary or desirable in the public or other interest, including without limitation seeking to enjoin the completion of the merger or permitting completion subject to regulatory concessions or conditions.

  CFIUS

        The merger is also subject to review by the Committee on Foreign Investment in the United States ("CFIUS") under the Exon-Florio Amendment, as amended, which provides for national security reviews of foreign acquisitions of U.S. companies that may have an impact on national security. CFIUS notification is voluntary, but provides a means to assure that the President will not exercise his authority to block the transaction or require divestiture after closing. On July 29, 2008, the Company and Finmeccanica submitted a joint voluntary notice to CFIUS.

        The transaction will be subject to an initial 30-day review period. It is likely that because of the nature of the Company's business and the Italian government's ownership stake in Finmeccanica, the transaction will be subjected to an additional 45-day investigation period. In certain situations, a report may be sent to the President who then has 15 days to decide whether to block the transaction or to take other action. During the course of the CFIUS review, Finmeccanica and the Company will also work with the Defense Security Service ("DSS") to develop an appropriate structure to mitigate any foreign ownership, control or influence over the operations of the Company in order to comply with the National Industrial Security Program Operating Manual. The U.S. Government recognizes that foreign investment can play an important role in maintaining the viability of the U.S. industrial base. Therefore, it is the stated policy of the U.S. government to allow foreign investment consistent with national security interests. In order to safeguard classified information, it is expected that the Company will enter into a special security agreement ("SSA") that will cover the operations of the Company. In addition, the Company may enter into a proxy agreement that will cover certain operations of the Company.

  OTHER GOVERNMENTAL APPROVALS AND CONSENTS

        Finmeccanica and the Company will file for other U.S. governmental approvals, including by the Department of Defense and other agencies that have determined that the Company is eligible for access to classified information or award of a classified contract pursuant to the National Industrial Security Program, and by the Department of State for export-controlled technologies pursuant to the International Trade in Arms Regulations. Completion of the merger is also conditioned upon the making of certain filings with and notices to, and the receipt of consents, orders or approvals from, various non-U.S. governmental entities relating to their consideration of the effect of the merger on competition in such jurisdictions.

        We cannot predict whether we will obtain all required regulatory approvals to complete the merger, or whether any approvals will include conditions that would be detrimental to Finmeccanica or the Company.

Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders (page [    ])

        The merger will be a taxable transaction to you if you are a U.S. holder (as defined below). Your receipt of cash in exchange for your shares of our Common Stock generally will cause you to recognize a gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the cash you receive in the merger and your adjusted tax basis in your shares of Common Stock. If you are a non-U.S. holder, your receipt of cash in exchange for your shares of our Common Stock pursuant to the merger generally will not be taxable for U.S. federal income tax purposes, subject to certain conditions.

        The U.S. federal income tax consequences described above may not apply to some holders of shares of our Common Stock. Please see the section of this proxy statement titled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders" for a summary discussion of the material U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders. You are urged to consult your tax advisor as to the particular tax consequences of the merger to you, including the tax consequences under federal, state, local, foreign and other tax laws.

Interests of Certain Persons in the Merger (page [    ])

        In considering the recommendation of our board of directors with respect to the merger, you should be aware that certain of our directors and executive officers have interests in the merger that may be different from, or in addition to, your interests generally. These interests include:

  •
  the ownership by a number of our directors and executive officers of stock options, and by a number of executive officers of restricted stock of the Company;

  •
  interests of our senior executive officers in cash payments to be made upon the closing of the merger, based on the cash severance that would be payable under their respective employment agreements, and interests of a number of our other executives in severance payments under the Company's executive severance plan in the event of a qualifying termination of employment;

  •
  interests of a number of our executive officers in benefits payable under the Company's supplemental executive retirement plan as a result of the merger;

  •
  the agreement by Finmeccanica to cause the surviving corporation to provide for, in lieu of the regularly scheduled long term incentive plan grants that would have been made by the Company in May of 2008 in the absence of the merger agreement, an employee incentive bonus plan in which our executive officers and other selected employees will be eligible to participate after the merger;

  •
  the agreement by Finmeccanica to cause the surviving corporation to provide new employment agreements to our Chief Executive Officer and four other executive officers; and

  •
  the agreement by Finmeccanica to provide our executive officers and directors with indemnification rights and to maintain directors and officers liability insurance following the completion of the merger.

        These interests may present them with interests that are different or in addition to those of our stockholders generally. Members of our board of directors were aware of these differing or additional interests and considered them, among other matters, in reaching their decision to approve the merger agreement and the merger and to recommend that you vote in favor of adopting the merger agreement.

Procedure for Receiving Merger Consideration (page [    ])

        As soon as practicable after the effective time of the merger, a paying agent designated by Finmeccanica, that is reasonably acceptable to the Company, will mail a letter of transmittal and instructions to all Company stockholders. The letter of transmittal and instructions will tell you how to surrender your Common Stock certificates in exchange for the merger consideration, without interest and less applicable withholding tax. The paying agent will provide stockholders with the consideration due pursuant to the merger agreement as soon as practicable following the receipt of Common Stock certificates in accordance with the instructions set forth in the letter of transmittal. You should not return any share certificates you hold with the enclosed proxy card, and you should not forward your share certificates to the paying agent without a letter of transmittal.

Market Price of Common Stock (page [    ])

        Our Common Stock is listed on the NYSE under the trading symbol "DRS". The closing sale price of Common Stock on May 12, 2008, which was the last trading day before the announcement of the execution of the merger agreement (but after public reports regarding a potential sale of the Company on May 8, 2008), was $77.19 per share. On [                        ], 2008, which was the last trading day before the date of this proxy statement, the Common Stock closed at $[            ] per share.

Dissenters' Rights of Appraisal (page [    ] and Annex D)

        Under Delaware law, if you take or refrain from taking certain specific actions, you are entitled to appraisal rights in connection with the merger. You will have the right, under and in full compliance with Delaware law, to have the fair value of your shares of our Common Stock determined by the Court of Chancery of the State of Delaware. This right to appraisal is subject to a number of restrictions and technical requirements. Generally, in order to exercise your appraisal rights you must:

  •
  send a timely written demand to us at the address set forth on page [    ] of this proxy statement for appraisal in compliance with Delaware law, which demand must be delivered to us before our stockholder vote to approve the merger set forth in this proxy statement;

  •
  not vote in favor of the merger agreement; and

  •
  continuously hold your Common Stock, from the date you make the demand for appraisal through the closing of the merger.

        Merely voting against the merger agreement will not protect your rights to an appraisal, which requires all the steps provided under Delaware law. Requirements under Delaware law for exercising appraisal rights are described in further detail beginning on page [    ]. The relevant section of Delaware law, Section 262 of the Delaware General Corporation Law, regarding appraisal rights is reproduced and attached as Annex D to this proxy statement.

        If you vote for the merger agreement, you will waive your rights to seek appraisal of your shares of Common Stock under Delaware law. If you fail to properly exercise your appraisal rights in accordance with Section 262 of the Delaware General Corporations Law, upon surrendering your certificates in accordance with the instructions set forth in the letter of transmittal, you will receive the merger consideration of $81.00 per share, without interest and less applicable withholding tax. This proxy statement constitutes our notice to our stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 of the Delaware General Corporation Law.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to briefly address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the "Summary" and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully. See "Where You Can Find Additional Information" beginning on page [    ].

Q:
What is the proposed transaction?

A:
The proposed transaction is the acquisition of the Company by Finmeccanica pursuant to the merger agreement. Once the merger agreement has been adopted by our stockholders and other closing conditions under the merger agreement have been satisfied or waived, Sub, a wholly-owned subsidiary of Finmeccanica, will merge with and into the Company. The Company will be the surviving corporation and become a wholly-owned subsidiary of Finmeccanica.

Q:
What will I receive in the merger?

A:
If the merger is completed and you do not exercise dissenters' rights, you will receive $81.00 in cash, without interest and less any required withholding taxes, for each share of our Common Stock that you own. For example, if you own 100 shares of our Common Stock, you will receive $8,100 in cash in exchange for your shares of Common Stock, less any required withholding taxes. You will not be entitled to receive shares in the surviving corporation.

Q:
When and where is the special meeting?

A:
The special meeting of the Company's stockholders will be held at [          ], local time, on [            ], 2008, at [                                    ].

Q:
What matters am I entitled to vote on at the special meeting?

A:
You are entitled to vote:

•
"for" or "against" the adoption of the merger agreement and the approval of the merger;

•
"for" or "against" the adjournment or postponement of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement and approve the merger; and

•
on such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Q:
How does the Company's Board of Directors recommend that I vote on the proposals?

A:
Our board of directors recommends that you vote:

•
"FOR" the proposal to adopt the merger agreement and approve the merger; and

•
"FOR" adjournment or postponement of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement.

  You should read "The Merger—Reasons for the Merger; Recommendation of Our Board of Directors" beginning on page [    ] for a discussion of the factors that our board of directors considered in deciding to recommend the approval of the merger agreement. See also "The Merger—Interests of Certain Persons in the Merger" beginning on page [    ].

Q:
What vote of stockholders is required to approve the merger agreement?

A:
For us to complete the merger, stockholders as of the close of business on the record date for the special meeting holding a majority of the outstanding shares of our Common Stock entitled to vote at the special meeting, must vote "FOR" the adoption of the merger agreement and approve the merger.

Q:
What vote of stockholders is required to adjourn or postpone the meeting, if necessary or appropriate, to solicit additional proxies at the special meeting?

A:
The proposal to adjourn or postpone the meeting, if necessary or appropriate, to solicit additional proxies requires the approval of holders of a majority of the Common Stock present, in person or by proxy at the special meeting and entitled to vote on the matter, whether or not a quorum is present.

Q:
Who is entitled to vote?

A:
Stockholders as of the close of business on [            ], 2008, the record date for this solicitation, are entitled to receive notice of, attend and to vote at the special meeting. On the record date, approximately [                        ] shares of Common Stock, held by approximately [                        ] stockholders of record, were outstanding and entitled to vote. You may vote all shares you owned as of the record date. You are entitled to one vote per share.

Q:
What does it mean if I get more than one proxy card?

A:
If you have shares of our Common Stock that are registered differently and are in more than one account, you will receive more than one proxy card. Please follow the directions for voting on each of the proxy cards you receive to ensure that all of your shares are voted.

Q:
How do I vote without attending the special meeting?

A:
If you are a registered stockholder (that is, if you hold shares of our Common Stock in certificated form), you may submit your proxy and vote your shares by returning the enclosed proxy card, marked, signed and dated, in the postage-paid envelope provided, or by telephone or through the Internet by following the instructions included with the enclosed proxy card.

  If you hold your shares through a broker, bank or other nominee, you should follow the separate voting instructions provided by the broker, bank or other nominee with the proxy statement. Your broker, bank or other nominee may provide proxy submission through the Internet or by telephone. Please contact your broker, bank or other nominee to determine how to vote.

Q:
How do I vote in person at the special meeting?

A:
If you are a registered stockholder, you may attend the special meeting and vote your shares in person at the meeting by giving us a signed proxy card or ballot before voting is closed. If you want to do that, please bring proof of identification with you. Even if you plan to attend the meeting, we recommend that you vote your shares in advance as described above, so your vote will be counted even if you later decide not to attend.

  If you hold your shares through a broker, bank or other nominee, you may vote those shares in person at the meeting only if you obtain and bring with you a signed proxy from the necessary nominees giving you the right to vote the shares. To do this, you should contact your broker, bank or nominee.

Q:
Can I change my vote?

A:
You may revoke or change your proxy at any time before it is voted, except as otherwise described below. If you have not voted through your broker, bank or other nominee because you are the registered stockholder, you may revoke or change your proxy before it is voted by:

•
filing a notice of revocation, which is dated a later date than your proxy, with the Company's Secretary;

•
submitting a duly executed proxy bearing a later date;

•
submitting a new proxy by telephone or through the Internet at a later time, but not later than [        ] p.m. (Eastern Time) on [                        ], 2008, or the day before the meeting date, if the special meeting is adjourned or postponed; or

•
voting in person at the special meeting.

  Simply attending the special meeting will not constitute revocation of a proxy. If your shares are held in "street name," you should follow the instructions of your broker, bank or other nominee regarding revocation or change of proxies. If your broker, bank or other nominee allows you to submit a proxy by telephone or through the Internet, you may be able to change your vote by submitting a new proxy by telephone or through the Internet.

Q:
If my shares are held in "street name" by my broker, bank or other nominee, will my nominee vote my shares for me?

A:
Yes, but only if you provide instructions to your broker, bank or other nominee on how to vote. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted.

Q:
Is it important for me to vote?

A:
Yes, since we cannot complete the merger without a quorum of the holders of a majority of the shares of our Common Stock present at the special meeting in person or by proxy and the affirmative vote of the majority of the holders of the shares of our Common Stock that are entitled to vote at the special meeting. Your failure to vote will have the same effect as a vote against the adoption of the merger agreement and approval of the merger.

Q:
Will I have appraisal rights as a result of the merger?

A:
Yes, but only if you comply with the requirements of Delaware law. In order to exercise your appraisal rights, you must follow the requirements of Delaware law. A copy of the applicable Delaware statutory provision is included as Annex D to this proxy statement and a summary of this provision can be found under "Dissenters' Rights of Appraisal" beginning on page [    ] of this proxy statement. You will only be entitled to appraisal rights if you do not vote in favor of the merger and comply fully with certain other requirements of Delaware law, including submitting a notice of your intention to seek appraisal prior to the special meeting.

Q:
What happens if I sell my shares before the special meeting?

A:
The record date of the special meeting is earlier than the special meeting and the date that the merger is expected to be completed. If you transfer your shares of Common Stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will have transferred the right to receive $81.00 per share in cash to be received by our stockholders in the merger. In order to receive $81.00 per share, you must hold your shares through completion of the merger.

Q:
Will a proxy solicitor be used?

A:
Yes. The Company has engaged Innisfree M&A Incorporated to assist in the solicitation of proxies for the special meeting and the Company estimates that it will pay them a fee of up to $50,000, and will reimburse them for reasonable administrative and out-of-pocket expenses incurred in connection with the solicitation.

Q:
Should I send in my stock certificates now?

A:
No. Assuming the merger is completed, you will receive a letter of transmittal with instructions informing you how to send your share certificates to the paying agent, shortly thereafter, in order to receive the merger consideration, without interest and less any applicable withholding tax. You should use the letter of transmittal to exchange the Company stock certificates for the merger consideration to which you are entitled as a result of the merger. DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY.

Q:
When do you expect the merger to be completed?

A:
We are working to complete the merger as quickly as possible. In addition to obtaining stockholder approval, all of the conditions to the merger must have been satisfied or waived. We currently expect to complete the merger in the 4th calendar quarter of 2008.

Q:
Who can help answer my other questions?

A:
If you have more questions about the merger or the special meeting, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact Innisfree M&A Incorporated, our proxy solicitor, at 1-(877)-687-1866. If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements based on estimates and assumptions. Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the merger and other information relating to the merger. There are forward-looking statements throughout this proxy statement, including, among others, under the headings "Summary," "The Merger," "Projected Financial Information" and in statements containing the words "may," "should," "would," "will," "expect," "could," "anticipate," "believe," "estimate," "plan," "intend," "continue," "contemplate" and similar expressions. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of the Company. These forward-looking statements speak only as of the date on which the statements were made and are based on management's current reasonable expectations and are subject to certain assumptions, risks, uncertainties and changes in circumstances due to future events as well as changes in economic, competitive, regulatory and/or technological factors affecting DRS's business, and we undertake no obligation to publicly update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise. In addition to other factors and matters contained or incorporated in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

  •
  the current market price of our Common Stock may reflect a market assumption that the merger will occur, and a failure to complete the merger could result in a decline in the market price of our Common Stock;

  •
  the occurrence of any event, change or other circumstances that could give rise to a termination of the merger agreement;

  •
  under certain circumstances, we may have to pay a termination fee to Finmeccanica of $90 million;

  •
  the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummation of the merger;

  •
  the inability to complete the merger due to the failure to obtain regulatory approval with respect to the merger, including CFIUS approval and approval of the Defense Security Service;

  •
  the failure of the merger to close for any other reason;

  •
  our remedies against Finmeccanica with respect to certain breaches of the merger agreement may not be adequate to cover our damages;

  •
  the proposed transactions may disrupt current business plans and operations and there may be potential difficulties in attracting and retaining employees as a result of the announced merger;

  •
  due to restrictions imposed in the merger agreement, we may be unable to respond effectively to competitive pressures, industry developments and future opportunities;

  •
  the effect of the announcement of the merger on our business relationships, operating results and business generally; and

  •
  the costs, fees, expenses and charges we have, and may, incur related to the merger, whether or not the merger is completed.

        The foregoing sets forth some, but not all, of the factors that could impact our ability to achieve results described in any forward-looking statements. A more complete description of the risks applicable to us is provided in our filings with the SEC available at the SEC's web site at http://www.sec.gov, including our most recent filings on Forms 10-Q and 10-K. Investors are cautioned not to place undue reliance on these forward-looking statements. Investors also should understand that it is not possible to predict or identify all risk factors and that neither this list nor the factors identified in our SEC filings should be considered a complete statement of all potential risks and uncertainties. We have no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement.

THE PARTIES TO THE MERGER

DRS Technologies, Inc.

        DRS Technologies, Inc. is a leading supplier of defense electronic products, systems and military support services. We provide high-technology products and services to all branches of the U.S. military, major aerospace and defense prime contractors, government intelligence agencies, international military forces and industrial markets. We focus on several key areas of importance to the U.S. Department of Defense (DoD), such as command and control, intelligence, surveillance, reconnaissance, power management, battlefield digitization, advanced communications and networks, military vehicle diagnostics, troop sustainment and technical support. Incorporated in 1968, we have served the defense industry for over 38 years. We are a leading provider of thermal imaging devices, combat display workstations, electronic sensor systems, power systems, rugged computer systems, air combat training systems, mission recorders, deployable flight incident recorders, environmental and telecommunication systems, aircraft loaders, military trailers and shelters, and integrated logistics support services. Our products are deployed on a wide range of high-profile military platforms, such as DDG-51 Aegis destroyers, M1A2 Abrams Main Battle Tanks, M2A3 Bradley Fighting Vehicles, OH-58D Kiowa Warrior helicopters, AH-64 Apache helicopters, F/A-18E/F Super Hornet and F-16 Fighting Falcon jet fighters, F-15 Eagle tactical fighters, C-17 Globemaster II and C-130 Hercules cargo aircraft, Ohio, Los Angeles and Virginia class submarines, and on several other platforms for military and non-military applications. We have contracts that support future military platforms, such as the DDG-1000 Zumwalt destroyer, CVN-78 next-generation aircraft carrier and Future Combat System. We provide sustainment products that support military forces, such as environmental control systems, power generators, water and fuel distribution systems, chemical/biological decontamination systems and heavy equipment transport systems. We also provide support services to the military, including security and asset protection system services, telecommunication and information technology services, training and logistics support services for all branches of the U.S. armed forces and certain foreign militaries, homeland security forces, and selected government and intelligence agencies.

Finmeccanica—Societá per azioni

        Finmeccanica—Societá per azioni, which we refer to as "Parent" or "Finmeccanica", the Rome, Italy-based parent entity of a major international group of companies, with main operations in Italy, the United Kingdom and the United States, active in various high technology and defense sectors. Finmeccanica carries out its activities through six main business divisions: Defense Electronics and Security, which includes delivery of complex integrated systems, homeland defense and security systems, avionics and electro optical equipment and systems, unmanned aerial vehicles, radar systems, land, aerial and naval command and control (C2) and command, control and communication (C3) systems, air traffic control systems, integrated communications systems and networks for land, naval, satellite and avionic applications, and private mobile radio communications systems, value-added services and information technology and security activities; Helicopters, which includes commercial and military helicopters; Aeronautics, which includes military combat, transport and special mission aircraft, civil regional aircraft, military training aircraft, cargo aircraft conversions and maintenance; Space, which includes satellite and space system manufacturing and space based services; Defense Systems, which includes land, naval and air weapons systems, underwater weapons and sonar systems and missile systems; and Energy and Transportation, which includes turn-key energy production plants and components, fuel cell technologies, rail-road and rail-based mass-transport rolling stock, rail signaling systems and complete urban transport systems. Finmeccanica's ordinary shares are listed on Mercato Telematico Azionario, the Italian screen based trading system managed by Borsa Italiana S.p.A, and for the financial year ended December 31, 2007, it reported revenues of approximately €13.4 billion. Finmeccanica employs more than 60,000 people worldwide.

Dragon Merger Sub, Inc.

        Dragon Merger Sub, Inc., which we refer to as "Sub", is a Delaware corporation and a wholly owned subsidiary of Finmeccanica, formed for the sole purpose of completing the merger with the Company and has not conducted any business operations except for activities incidental to its formation and as contemplated by the merger agreement. Sub's principal executive offices are located at c/o 1625 I Street, NW, 12th Floor, Washington, District of Columbia 20006, USA, and its phone number is (202) 292-2642. Upon consummation of the proposed merger, Sub will cease to exist and the Company will continue as the surviving corporation, under the name "DRS Technologies, Inc."

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held on [                ], 2008 starting at [                ], local time, at [                ], or at any postponement or adjournment thereof. The purpose of the special meeting is for our stockholders to consider and vote upon a proposal to adopt the merger agreement and approve the merger, approve the adjournment or postponement of the meeting, if necessary or appropriate, to solicit additional proxies, and to act on such other matters and transact such other business, as may properly come before the meeting. Our stockholders must adopt the merger agreement and approve the merger in order for the merger to occur. If our stockholders fail to adopt the merger agreement and approve the merger, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A. This proxy statement, the notice of the special meeting and the enclosed form of proxy are first being mailed to our stockholders on or about [                ], 2008.

Record Date, Quorum and Voting Power

        Stockholders of record at the close of business on [                ], 2008 are entitled to notice of, and to vote at, the special meeting. On [                ], 2008, the outstanding voting securities consisted of [                        ] shares of Common Stock. Each share of Common Stock entitles its holder to one vote on all matters properly coming before the special meeting.

        A quorum of holders of the Common Stock must be present for the special meeting to be held. Holders of a majority of the Common Stock issued and outstanding and entitled to vote will constitute a quorum for the purpose of considering the proposal regarding adoption of the merger agreement and approval of the merger. If a quorum exists, then holders of a majority of the votes of Common Stock present in person or represented by proxy at the special meeting may adjourn the special meeting. Alternatively, if no quorum exists, then a majority in interest of the stockholders present at the special meeting may adjourn the special meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Vote Required for Approval

        For us to complete the merger, holders of a majority of the outstanding shares of our Common Stock, entitled to vote at the special meeting, must vote "FOR" the adoption of the merger agreement and approval of the merger. The proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies requires the approval of holders of a majority of the Common Stock present, in person or by proxy at the special meeting and entitled to vote on the matter, whether or not a quorum is present.

        In order for your Common Stock to be included in the vote, if you are a registered stockholder (that is, if you hold your Common Stock in certificated form), you must submit your proxy and vote your shares by returning the enclosed proxy, marked, signed and dated, in the postage prepaid envelope provided, or by telephone or through the Internet, as indicated on the proxy card, or you may vote in person at the special meeting.

        Under the rules of the NYSE, brokers who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters such as the adoption of the merger agreement and approval of the merger and, as a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares, referred to generally as "broker non-votes." Abstentions and broker non-votes, if any, will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists. Because adoption of the merger agreement and approval of the merger requires the affirmative vote of the majority of the shares of the Common Stock outstanding on the record date, failures to vote, abstentions and broker non-votes, if any, will have the same effect as votes "AGAINST" adoption of the merger agreement.

Voting by Directors and Executive Officers

        As of [                ], 2008, the record date, our current directors and executive officers held and are entitled to vote, in the aggregate, [            ] shares of Common Stock (excluding options), representing approximately [            ]% of the outstanding Common Stock. Each of our directors and executive officers has informed us that he or she currently intends to vote all of his or her shares "FOR" the adoption of the merger agreement and approval of the merger, and "FOR" the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.

Proxies; Revocation

        If you vote your shares of Common Stock by returning a signed proxy card by mail, or through the Internet or by telephone as indicated on the proxy card, your shares will be voted at the special meeting in accordance with the instructions given. If no instructions are indicated on your signed proxy card, your shares will be voted "FOR" the adoption of the merger agreement and approval of the merger, "FOR" adjournment or postponement of the meeting, if necessary or appropriate to solicit additional proxies, and in accordance with the recommendations of our board of directors on any other matters properly brought before the special meeting for a vote.

        If your shares are held in street name, you should follow the instructions of your broker, bank or other nominee regarding revocation or change of proxies. If your broker, bank or other nominee allows you to submit a proxy by telephone or through the Internet, you may be able to change your vote by submitting a new proxy by telephone or through the Internet.

        You may revoke or change your proxy at any time before the vote is taken at the special meeting, except as otherwise described below. If you have not voted through your broker, bank or other nominee because you are the registered stockholder, you may revoke or change your proxy before it is voted by:

  •
  filing a notice of revocation, which is dated a later date than your proxy, with the Company's Corporate Secretary at 5 Sylvan Way, Parsippany, NJ 07054;

  •
  submitting a duly executed proxy bearing a later date;

  •
  if you voted by telephone or the Internet, by voting a second time by telephone or Internet, but not later than [            ] p.m. (Eastern Time) on [                                    ], 2008 or the day before the meeting date, if the special meeting is adjourned or postponed; or

  •
  by attending the special meeting and voting in person (simply attending the meeting will not constitute revocation of a proxy; you must vote in person at the meeting).

        Simply attending the special meeting will not constitute revocation of a proxy. If your shares are held in street name, you should follow the instructions of your broker, bank or other nominee regarding revocation or change of proxies. If your broker, bank or other nominee allows you to submit a proxy by telephone or through the Internet, you may be able to change your vote by submitting a new proxy by telephone or through the Internet.

        The Company does not expect that any matter other than the proposal to adopt the merger agreement and approve the merger and, if necessary or appropriate, the proposal to adjourn or postpone the special meeting will be brought before the special meeting. If, however, such a matter is properly presented at the special meeting or any adjournment or postponement of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

        Please do NOT send in your share certificates with your proxy card. If the merger is completed, stockholders will be mailed a transmittal form following the completion of the merger with instructions for use in effecting the surrender of certificates in exchange for the merger consideration.

Adjournments and Postponements

        Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than an announcement made at the special meeting. If a quorum exists, then holders of a majority of the votes of Common Stock present in person or represented by proxy at the special meeting and entitled to vote on the matter may adjourn the special meeting. Alternatively, if no quorum exists, then a majority in interest of the stockholders present at the special meeting in person or represented by proxy and entitled to vote on the matter may adjourn the special meeting. Any signed proxies received by the Company will be voted in favor of an adjournment in these circumstances, although a proxy voted "AGAINST" the proposal for the adjournment or postponement of the special meeting will not be voted in favor of an adjournment for the purpose of soliciting additional proxies. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company stockholders who have already sent in their proxies to revoke them prior to their use at the special meeting, reconvened following such adjournment or postponement, in the manner described above. Broker non-votes, if any, will not have any effect on the adjournment or postponement of the special meeting and abstentions, if any, will have the same effect as a vote "AGAINST" the adjournment or postponement of the special meeting.

Expenses of Proxy Solicitation

        The expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. Additional solicitation may be made by telephone, facsimile,

e-mail, in person or other contact by certain of our directors, officers, employees or agents, none of whom will receive additional compensation therefor. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding material to the beneficial owners of shares held of record by others. The Company has also engaged Innisfree M&A Incorporated to assist in the solicitation of proxies for the meeting and we estimate that we will pay them a fee of up to $50,000, and will reimburse them for reasonable administrative and out-of-pocket expenses incurred in connection with such solicitation.

Questions and Additional Information

        If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Banks and Brokers Call: (212) 750-5833
All Others Call Toll Free: 1-(877) 687-1866

THE MERGER

        This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Background of the Merger

        As part of its ongoing evaluation of our business and its strategic planning, our board of directors has periodically discussed and reviewed our strategic goals and alternatives, performance and prospects. In connection with our strategic planning, we have made four acquisitions in recent years. From time to time over the years we have been approached by third parties about our interest in a sale of the Company, including a proposal from L-3 Communication Holdings, Inc. in 2004 to acquire all of our stock at a proposed price of $42.00 in cash per share that the board of directors determined was not in the best interest of our stockholders. Since that time, other than as described herein, no such third party initiative has led to active negotiations.

        The defense electronics industry has a relatively limited number of significant participants and principals of such companies know each other from industry events such as seminars, fairs, shows and other industry-wide events. Mr. Mark S. Newman, Chairman and Chief Executive Officer of the Company, and Mr. Pier Francesco Guarguaglini, Chairman and Chief Executive Officer of Finmeccanica, have met socially at such events and, as is customary among principals, discussed trends and developments in our industry. During June of 2007 at the Paris Air Show, Mr. Newman and Mr. Guarguaglini had general discussions regarding, among other things, the consolidation trend in the industry. Occasional conversations regarding that trend, as well as generic discussion on the vision of each chief executive with respect to the future of their companies, occurred between them later that year at unplanned meetings and events. On July 27, 2007, Mr. Newman received a letter from Mr. Guarguaglini stating his desire to continue discussions on possible joint opportunities involving Finmeccanica and the Company.

        On October 16, 2007, Ms. Nina L. Dunn, Executive Vice President, General Counsel and Secretary of the Company, received a call from the law firm of Arnold & Porter LLP, or A&P, on behalf of its client, Finmeccanica. A&P informed Ms. Dunn that its client expressed an interest in exploring a potential strategic transaction with the Company. Ms. Dunn, who knew A&P from its prior representation of the Company, informed A&P that she would share that information with Mr. Newman. After discussing the matter with Mr. Newman, Ms. Dunn informed A&P that she would be in Washington D.C. later that month and that visit would provide an opportunity to learn more about Finmeccanica's interest in the Company. During the subsequent meeting, Ms. Dunn was informed that Finmeccanica was interested in acquiring our Company in a transaction that would be attractive to our stockholders and that members of Finmeccanica's senior management would be interested in engaging in discussions with representatives of the Company to that effect.

        As further described below, from October 2007 through March 2008 Mr. Newman and Ms. Dunn, separately and together, engaged in a number of discussions and meetings with senior members of the management of Finmeccanica or their representatives. Mr. Newman informed members of the Company's board of directors, both informally and more formally at meetings of the board, about such discussions. For the most part these discussions focused on the business and prospects of the Company, as well as the appropriate process to pursue the Finmeccanica interest.

        On December 7, 2007, Mr. Newman and Ms. Dunn met in D.C. with Mr. Guarguaglini and an individual security technology consultant retained by Finmeccanica to assist in exploring a strategic transaction with the Company. The discussions revolved mostly around the process that Finmeccanica and the Company would undertake to explore whether there would be a mutual interest in a strategic transaction. The same persons met on January 30, 2008 and discussed their preliminary interest in exploring a potential strategic transaction. The Company and Finmeccanica executed a Non Disclosure Agreement, or NDA, on that date. In early February the Company contacted Skadden, Arps, Slate,

Meagher & Flom LLP, or Skadden Arps (the Company's regular corporate outside counsel), to act as legal advisor of the Company in connection with any proposed transaction with Finmeccanica. Mr. Mark N. Kaplan, the lead independent member of our board of directors, serves as of counsel to Skadden Arps.

        On February 7, 2008, at a regular meeting of our board of directors, Mr. Newman recounted his and Ms. Dunn's interactions with Finmeccanica and its representatives during the previous months and informed the members of our board that he anticipated that Finmeccanica would soon deliver a written indication of interest with proposed terms for a potential strategic transaction between the two companies. Our board discussed the merits of exploring the interest expressed by Finmeccanica and supported Mr. Newman's continued discussions to gather more information in connection with the terms of a potential proposal by Finmeccanica.

        Through February and March 2008 the Company anticipated receiving a written indication of Finmeccanica's interest, including details in connection with the proposed structure and price thereof. Prior to receiving the written indication of interest, Mr. Newman and Ms. Dunn discussed with senior representatives of Finmeccanica the Company's expectations in connection with price and other terms, which generally were in line with the price and terms contained in the non-binding indication of interest delivered by Finmeccanica to the Company on March 18, 2008.

        On March 6, 2008, Mr. Newman received a letter from another foreign corporation in the industry, Thales SA ("Thales"), expressing an interest in a business combination with the Company. The letter was general in nature and did not include price or other terms. In light of the progression of the Finmeccanica discussions over the preceding six months, the expectation of receiving a written proposal shortly from Finmeccanica, senior management's belief at that time, based upon the advice of its consultant, The Cohen Group, that the CFIUS regulatory approval process for Finmeccanica could be easier than the process for Thales, and the lack of specificity in the Thales letter, the interest by Thales was not pursued and Thales did not follow up its interest until just before the signing of the merger agreement, as further described below. In addition, senior management believed that if Finmeccanica learned that the Company was pursuing an inquiry from or discussions with another party, this fact could lead to the termination of discussions by Finmeccanica. In addition, senior management believed that if Finmeccanica learned the Company was pursing an inquiry from or discussions with another party, this fact could have led to the termination of discussions by Finmeccanica. Senior management's belief was reinforced by Finmeccanica's previously expressed interest in negotiating exclusively with the Company. When the Company declined to enter into an exclusivity agreement, Finmeccanica responded that it expected the Company would be pursuing discussions only with Finmeccanica in good faith. Based on its experience in other transactions, the Company's management understood this to mean that Finmeccanica would discontinue negotiations if it learned that the Company was pursuing discussions with another party. The Company's management believed that proceeding on that basis was reasonable, as management did not want to lose the Finmeccanica opportunity and the Company would require in any agreement it reached with Finmeccanica that the Company be given the right to terminate its agreement with Finmeccanica on customary terms if the Company were able to obtain a superior deal with a third party, thereby allowing the Company to meet its fiduciary obligations to its shareholders.

        In mid-March, Mr. Newman and Ms. Dunn were invited to and attended meetings with senior management of Finmeccanica in Rome. During the meetings, Finmeccanica gave a presentation detailing its world-wide operations and the strategic plans of Finmeccanica, including the potential merger with the Company.

        On March 18, 2008, the Company received a non-binding indication of interest from Finmeccanica to purchase all of our outstanding shares of Common Stock for approximately $75.00 in cash per share through a merger and expressing its desire to retain management upon consummation of any such transaction. The indication of interest reflected the fact that the transaction would not be subject to any financing condition. The proposed merger consideration included in this indication of interest represented a premium of 34.65% from the $55.70 closing price of the Company's Common Stock on March 17, 2008, the last trading day before the proposal was made. The indication of interest was subject to due diligence. There was concurrent discussion with Ms. Dunn of a proposed break up fee of $150 million in certain events, including a sale of the Company to a third party involving a superior proposal. Mr. Newman was prepared to recommend the $75.00 per share price and related terms to the Company's board of directors, subject to receiving financial advice and a fairness opinion from a financial advisor to be retained by the Company, in order to proceed to a definitive merger agreement.

        Our board of directors held a special meeting on March 24, 2008 to review the written indication of interest received from Finmeccanica. The Board considered, among other things, the fact that the price per share offered by Finmeccanica constituted a significant premium over the recent trading price of the Company's Common Stock. After carefully evaluating potential benefits and risks, including the significant premium being offered by Finmeccanica and the difficulty of finding attractive acquisitions in the future, and therefore maintaining the Company's growth rate, the board of directors authorized management to engage in detailed discussions with Finmeccanica, subject to the review and authorization by the board of directors of any decision to proceed with a sale of the Company and the final terms of the transaction.

        On March 25, 2008, the Company discussed with Denis Bovin and Michael Urfirer of Bear, Stearns & Co. Inc., or Bear Stearns, the potential transaction with Finmeccanica and the Company's interest in retaining Bear Stearns to act as financial advisor to the Company in connection with any such transaction. The Company was familiar with Messrs. Bovin and Urfirer because of their prior representation of the Company and particularly respected Mr. Bovin's experience and views with respect to transactions in the defense sector. In view of the pending acquisition of Bear Stearns, the Company sought to retain Messrs. Bovin and Urfirer, whether they remained at Bear Stearns or left for an affiliation elsewhere. The Company later retained Merrill Lynch, Pierce, Fenner & Smith Incorporated, or Merrill Lynch, to also act as a financial advisor to the Company and to provide a fairness opinion to the board of directors in connection with the proposed transaction; the Company was familiar with Merrill Lynch because of Merrill Lynch's prior representation of the Company. The Company, from time to time, also consulted with The Cohen Group, a Washington D.C. based consulting firm regarding their views of the potential perceptions in the industry and with certain regulators and customers of a transaction with Finmeccanica.

        During late March and early April 2008, the Company assembled non-public information, and made this information available to Finmeccanica through an electronic data site. The Company continued to supplement the available non-public information through May 12, 2008. The Company's senior management held meetings with members of Finmeccanica management to discuss the Company's business, operations, plans, budgets and forecasts, and to answer questions posed by Finmeccanica regarding these matters. During the balance of April 2008, Finmeccanica conducted additional diligence on the Company.

        On April 17, 2008, A&P delivered to the Company an initial draft merger agreement with proposed terms in connection with a merger between a subsidiary of Finmeccanica and the Company. During the next few weeks, the Company and its advisors exchanged drafts of the merger agreement and engaged in discussions with Finmeccanica and its advisors regarding such proposed terms.

        On April 29, 2008, at a special meeting, our board of directors received an update from management and reviewed, with the assistance of the Company's legal counsel, the draft agreement provided by Finmeccanica and the principal areas of concern of various board members, including the process and relative likelihood of approval of the potential transaction by governmental authorities. Legal advisors noted the principal areas of concern with the Finmeccanica proposed merger agreement. The board of directors provided instruction to management and the Company's legal and financial advisors in connection with the negotiation with Finmeccanica and its advisors. Negotiations between the Company and Finmeccanica and their respective advisors in connection with the detailed terms of a potential transaction continued during the following weeks. Our board of directors met in the following days to review the progress of discussions between Finmeccanica and the Company.

        On May 7, 2008, the Company received a letter from a domestic corporation in the industry ("Company Y") expressing its interest in a business combination with the Company. This letter did not include price or other terms. In light of the state of the discussions with Finmeccanica the interest by Company Y was not pursued.

        On May 8, 2008, several publications of wide circulation disseminated stories about a potential transaction between Finmeccanica and the Company. Later that day the Company issued a press release stating that it was engaged in discussions contemplating a potential strategic transaction but no assurance could be given that any agreement would be reached.

        On the evening of May 9, 2008, the Company received a letter with a "preliminary proposal" from Thales reiterating its interest in a business combination with the Company pursuant to which Thales would be prepared to make a cash offer as high as $85 per share, or higher. The Company believed that after the results of confirmatory due diligence by Thales, it is possible that the offer could also be subject to downward adjustment. A special telephonic meeting of the board of directors was already scheduled for 10:00 a.m. the next morning, Saturday May 10, at which the Finmeccanica offer was to be discussed at length, together with financial presentations by each of Bear Stearns and Merrill Lynch.

        During the board meeting of May 10, Mr. Newman updated the directors on the status of the discussions with Finmeccanica and the May 9 letter from Thales. The board members had received the latest draft of the proposed merger agreement with Finmeccanica, together with a written summary of its terms. After discussion of the status and anticipated timing of the Finmeccanica offer, the board of directors discussed the proposal delivered by Thales, including, among other things:

  •
  the price per share referenced by Thales;

  •
  the lack of information in the letter as to financing plans and conditions generally;

  •
  the uncertainties associated with the diligence process, including the risk that Thales could lower the price offered upon completion of due diligence, especially in light of the difference between financial projections available in the market from sources other than the Company and management's most recent projections, which were lower than those available in the market;

  •
  the relative risks associated with obtaining governmental approvals in connection with a transaction with Thales, as compared to a transaction with Finmeccanica, as well as the lack of specific information in the May 9 letter as to how Thales would propose to operate the Company after completion of a merger to address mitigation of Foreign Ownership Control and Influence by Thales; and

  •
  uncertainty of the decision making process within Thales and the fact that Thales itself described its proposal as preliminary.

        The directors reviewed, with the assistance of the Company's legal counsel, their fiduciary duties when considering the status of the transaction with Finmeccanica and their responsibilities in light of the proposal received from Thales and the overture from Company Y. The outside directors also considered the proposed terms of an employment agreement that was being negotiated between Mr. Newman and Finmeccanica.

        Mr. Newman expressed his belief that there was a significant risk of Finmeccanica withdrawing its proposal if the Company pursued an alternative transaction with another strategic party. The Company's legal and financial advisors, including special Delaware counsel and regulatory counsel at Skadden Arps invited to participate at the meeting, answered various questions from the directors. The outside directors met in executive session to further discuss the situation by themselves.

        After the conclusion of the meeting and in accordance with the board's directives, Bear Stearns and Merrill Lynch communicated with the financial advisor to Thales in order to obtain more details and information in connection with the terms and conditions of its proposal and its ability to consummate a transaction, including with respect to the availability of cash and/or financing sources, level of approval within the corporate organization of Thales, and its ability to proceed promptly. The Company's financial advisors learned that the indication of interest had not yet been discussed with the board of directors of Thales, the financing arrangements had not been determined or fully discussed with its banks, there was no proposal for achieving governmental approvals similar to that proposed by Finmeccanica, and it would take Thales a few weeks to finalize its due diligence and be in a position to deliver a definitive proposal or to confirm the price per share suggested in its May 9 letter.

        Following the May 10 board meeting, the Company and its advisors continued to engage in active negotiations to finalize the terms of the merger agreement with Finmeccanica and its advisors. Representatives of Bear Stearns and Merrill Lynch informed Finmeccanica's financial advisors of the earlier receipt by the Company of a competing written proposal and the fact that it included a price per share higher than the proposed transaction with Finmeccanica, subject to due diligence. In the context of that discussion, the Company's representatives sought an increased price per share from Finmeccanica and suggested that certain changes in the terms of the proposed merger agreement would be looked upon favorably by the Company's board of directors, including:

  •
  a reduction of the termination fee payable by the Company in certain circumstances (including a permitted change of recommendation by our board of directors in light of a superior proposal) from $150 million, it being believed by the Company's board of directors that the lower fee was more appropriate in the context of the overtures received by the Company and, based on advice from the Company's financial advisors, would not preclude an interested third party from making a proposal after the signing of a transaction with Finmeccanica;

  •
  an extension of the outside date beyond December 15, 2008 in case all conditions had been satisfied or waived except for the CFIUS approval; and

  •
  an agreement by Finmeccanica that it would be willing to place a higher percentage of the operations of the Company under a proxy agreement if required by the DoD to consummate the transaction or that Finmeccanica would so agree as long as it would not reasonably be expected to have a material adverse effect on Finmeccanica and its subsidiaries taken as a whole.

        On May 11, 2008, Mr. Newman was informed in a telephone call that Finmeccanica was prepared to increase the merger consideration to $81 per share and the Company separately received a letter from Finmeccanica confirming a number of changes to the proposed merger agreement: namely, the reduction of the breakup fee to $90 million, an extension of the outside date to January 31, 2009 in case all conditions had been satisfied or waived except for the CFIUS approval, and its agreement to place operations representing up to 35% of the Company's revenues under a proxy agreement if required by the DoD to consummate the merger.

        In light of, among other things, the significant increase in purchase price, the reduction in the breakup fee, the progress made in the negotiations with Finmeccanica, the expectation that the merger agreement was at a state where it could be finalized after the board meeting and in view of the uncertainties associated with the proposal submitted by Thales, management was prepared to recommend approval of the merger by the Company's board of directors.

        At 10:00 a.m. on May 12, 2008, the board of directors in a regular meeting with the presence by invitation of members of management and representatives of the Company's legal and financial advisors, discussed the latest developments in connection with the May 9 letter from Thales and the negotiations on the merger agreement with Finmeccanica. It was reported to our board of directors that the merger agreement and related agreements were in substantially final form. The board of directors discussed the resolution of the issues with Finmeccanica over the weekend, including receipt of a letter from Finmeccanica confirming the revised price of $81 per share, which the board viewed favorably. Upon confirmation that the issues raised by the board had been satisfactorily resolved, the meeting of the board of directors continued and, among other things:

  •
  Representatives of Bear Stearns provided its financial analyses and rendered to the board of directors its opinion, which was confirmed by delivery of a written opinion dated May 12, 2008, to the effect that, as of that date, and based upon and subject to the assumptions, matters considered, qualifications and limitations set forth in its written opinion, the $81.00 per share cash merger consideration to be received by the holders of the Common Stock pursuant to the merger agreement was fair, from a financial point of view, to such holders, as discussed in "Opinion of the Company's Financial Advisors" beginning on page [    ]. Such opinion is attached hereto as Annex B;

  •
  Representatives of Merrill Lynch provided its financial analyses and rendered to the board of directors its opinion, which was confirmed by delivery of a written opinion dated May 12, 2008, to the effect that, as of that date, and based upon and subject to the assumptions, matters considered, qualifications and limitations set forth in its written opinion, the $81.00 per share cash consideration to be received in the merger by the holders of the Common Stock was fair, from a financial point of view, to such holders, as discussed in "Opinion of the Company's Financial Advisors" beginning on page [    ]. Such opinion is attached hereto as Annex C;

  •
  Our board of directors discussed positive and negative factors and risks to be considered in connection with the transaction, including the "Reasons for the Merger" beginning on page [    ]; and

  •
  Following careful consideration of the proposed merger agreement, our board of directors, by unanimous vote, determined that the transactions contemplated by the merger agreement negotiated with Finmeccanica were fair to and in the best interests of the Company's stockholders, approved and declared advisable the execution, delivery and performance of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and resolved to recommend that the Company's stockholders adopt the merger agreement and approve the merger.

Reasons for the Merger; Recommendation of Our Board of Directors

        Our board of directors by unanimous vote at the meeting, held on May 12, 2008, (i) determined that the transactions contemplated by the merger agreement are fair to, and in the best interests of, the Company's stockholders, (ii) approved and declared advisable the execution, delivery and performance of the merger agreement and the transactions contemplated thereby, including the merger, (iii) resolved to recommend that our stockholders adopt the merger agreement, approve the merger, and vote "FOR" the approval of any proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes in favor of approval of the merger agreement at the time of the special meeting, and (iv) took all necessary steps so that the provisions of Section 203 of the DGCL and any "moratorium", "control share acquisition", "business combination", "fair price" or other form of anti-takeover laws or regulations of any jurisdiction that may purport to be applicable to the merger agreement do not apply to the execution and delivery of the merger agreement and the transactions contemplated thereby.

        In reaching these determinations, our board of directors considered a variety of business, financial and market factors, based upon, among other items, (i) the board of directors' familiarity with the business and operations of the Company and the industry in which it operates, (ii) management reports and presentations regarding the Company and its properties and assets, financial condition, competitive position, business strategy and prospects, (iii) economic and market conditions, both on an historical and on a prospective basis and (iv) a careful review of the terms and conditions of the transaction set forth in the merger agreement, including the positive factors set forth below:

  •
  the fact that the $81.00 per share in cash, to be received by the Company's stockholders in connection with the merger represented a premium to historic trading prices, including (1) a premium of approximately 45.42% over the closing sale price of $55.70 on the New York Stock Exchange on March 17, 2008, the last trading day before the March 18 proposal was made by Finmeccanica, (2) a premium of approximately 27.08% over the closing sale price of $63.74 on the New York Stock Exchange on May 7, 2008, the last trading day before stories about a potential transaction between Finmeccanica and the Company were published, and (3) a premium of approximately 43.92% over the average closing sale price of $56.28 during the four weeks ending on March 18, 2008, the last trading day before the March 18 proposal was made by Finmeccanica;

  •
  the relative certainty of the Finmeccanica transaction in comparison with the perceived risks associated with the preliminary proposal presented by Thales, including risks related to certainty of consummation of a transaction, risks related to timing of consummation of a transaction, risks related to price variation after the completion of due diligence, the absence of committed financing for a transaction, and the relative risks associated with the regulatory approval process based upon the lack of a specific plan addressing such approval process;

  •
  the judgment of the board of directors that entering into negotiations with any other party, including Thales and Company Y, would significantly endanger the offer received from Finmeccanica;

  •
  the opinion of Bear Stearns, dated May 12, 2008, to the effect that, as of its date and based upon and subject to the assumptions, matters considered, qualifications and limitations set forth therein, the $81.00 per share cash merger consideration to be received by the holders of the Common Stock pursuant to the merger agreement is fair, from a financial point of view, to the stockholders of the Company. The full text of the Bear Stearns opinion is attached to this proxy statement as Annex B, which sets forth the assumptions made, matters considered and qualifications to and limitations of the review undertaken in connection with the opinion. The Company and our board of directors encourage you to read the opinion carefully and in its entirety, as well as the section below entitled "The Merger—Opinion of the Company's Financial Advisors";

  •
  the opinion of Merrill Lynch, dated May 12, 2008, to the effect that, as of that date and based upon the assumptions made, matters considered and limits of review set forth in its written opinion, the consideration to be received by holders of our Common Stock pursuant to the merger was fair, from a financial point of view, to those holders. The full text of the Merrill Lynch opinion is attached to this proxy statement as Annex C, which sets forth the assumptions, matters considered, qualifications and limitations on the scope of review undertaken by Merrill Lynch. The Company and our board of directors encourage you to read the opinion carefully and in its entirety, as well as the section below entitled "The Merger—Opinion of the Company's Financial Advisors";

  •
  the risk that value available to the Company's stockholders on their investment based upon Finmeccanica's offer could be significantly reduced in the short term in the absence of a transaction;

  •
  the possible alternatives to the sale of the Company, including continuing to operate the Company on a stand-alone basis, compared to the certainty provided by the merger to our stockholders of realizing a fair value in cash for their investment;

  •
  the risk that achieving the growth sustained by the Company in prior years may become more difficult in light of the Company's greater size and the reduced opportunity for promising acquisitions as a result of the consolidation within the Company's industry;

  •
  the board of directors' concern that defense spending could be reduced after the upcoming national election, which in turn could affect the Company's profitability;

  •
  the fact that the consideration to be received by our stockholders in connection with the merger is all in cash, allowing the Company's stockholders to immediately realize fair value, in cash, for their investment, while also providing stockholders reasonable certainty of the value for their shares;

  •
  the financial and other terms and conditions of the merger agreement and the fact that they were the product of extensive negotiations between the parties, including:

  •
  the fact that the Company is permitted to furnish information to and conduct negotiations with third parties that make an unsolicited competing proposal (as defined in the section entitled "The Merger Agreement—Restrictions on Solicitation") in certain circumstances;

  •
  the fact that the Company is permitted to terminate the merger agreement in order to recommend a competing proposal proposed by a third party that is a superior proposal (as defined in the section entitled "The Merger Agreement—Restrictions on Solicitation"), upon the payment to Finmeccanica of a $90 million termination fee (see "The Merger Agreement—Termination of the Merger Agreement" and "The Merger Agreement—Termination Fee and Expenses");

  •
  the board of director's understanding, after consultation with the Company's legal and financial advisors, that the $90 million termination fee which may become payable (and the circumstances when such fee is payable) in the event that the merger agreement is terminated under certain other circumstances is reasonable in light of the facts and circumstances surrounding the merger, and benefits of the merger, commercial practice and transactions of this size and nature; more particularly, the board noted that the termination fee of $90 million equals approximately $2.00 per share, or approximately 2.5% of the aggregate consideration being paid for the shares by Finmeccanica and approximately 1.8% of the enterprise value of the Company, taking into account the Company's debt being assumed by Finmeccanica.

  •
  the fact that there would be no financing conditions to the consummation of the merger and that Finmeccanica had already received a written financing commitment letter from several banks;

  •
  the likelihood that the merger will be completed, including consideration of Finmeccanica's willingness to operate the business of the Company after consummation of the merger pursuant to a proposed FOCI mitigation plan (see "The Merger—Regulatory and Other Governmental Approvals—CFIUS");

  •
  Finmeccanica's willingness to operate the Company as a stand alone subsidiary under the direction of its current management, without the need for any divestitures or contemplated layoffs, which, among other things, allows for continued servicing of and commitment to the United States military and the Company's other customers, at the same high standard and skill level;

  •
  the fact that Finmeccanica generally committed to provide to employees of the Company and its subsidiaries, through and including December 31, 2009, with compensation and benefits that, in the aggregate, are substantially comparable to the compensation and benefits provided immediately prior to the effective time of the merger; and that Finmeccanica is prepared to make cash payments under existing employment agreements with certain of our senior executives and negotiate new employment agreements with such executives, as described below in more detail in "The Merger—Interests of Certain Persons in the Merger";

  •
  the fact that, other than the acceleration of the vesting of options to acquire Common Stock held by each director (in connection with the acceleration of vesting of all options), and customary terms of the merger agreement providing for indemnification and liability insurance (for six years from and after the effective time of the merger) for directors and officers, the directors will not receive any consideration in connection with the merger that is different from that received by any other stockholder of the Company, except that, in the case of Mr. Newman (and certain other members of management who are not directors), he will also receive certain change of control payments in his non-director capacity as the Company's chief executive officer, as described below in "The Merger—Interests of Certain Persons in the Merger";

  •
  the limited number and nature of the conditions to Finmeccanica's obligations to consummate the merger and the limited risk of non-satisfaction of these conditions;

  •
  the fact that our stockholders will have an opportunity to vote on the merger agreement and the availability of appraisal rights to such stockholders who comply with all requirements under Delaware law (see "Dissenters' Rights of Appraisal" and Annex D); and

  •
  the fact that Finmeccanica is a well known entity with significant financial capacity and the expectation of the board of directors that the transaction would likely not face significant hurdles in Italy.

        The board of directors also considered potentially negative factors concerning the merger agreement and the merger, including the following:

  •
  the risk that the merger might not be completed in a timely manner or at all, and the risks and costs to the Company if the merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential effect on business and customer relationships;

  •
  the fact that an all cash transaction generally would be a taxable transaction to the Company's stockholders for U.S. federal income tax purposes;

  •
  the fact that the Company's stockholders will not have the opportunity to participate in future earnings or growth of the Company and will not benefit from future appreciation in value of the Company, if any;

  •
  the fact that entering into the merger agreement precludes the Company from affirmatively pursuing and negotiating a proposal for a higher value from Thales;

  •
  the risk that entering into the merger agreement may result in the loss of interest by other parties, including Thales and Company Y, to make a definitive proposal for the acquisition of the whole Company at a price that may be higher than the $81.00 to be received by our stockholders upon consummation of the merger;

  •
  the customary restrictions on the conduct of the Company's business prior to the completion of the merger, requiring the Company to conduct its business in all material respects only in the ordinary course, subject to specific limitations, which may delay or prevent the Company from undertaking business opportunities that may arise pending completion of the merger;

  •
  the requirement of the Company to pay Finmeccanica a $90 million termination fee under specified circumstances and the possibility that such termination fee may discourage a competing proposal to acquire the Company;

  •
  the possibility of management and employee disruption associated with the merger and the potential effect on our businesses and customer relationships; and

  •
  the condition to Finmeccanica's obligation to consummate the merger agreement that there shall not have occurred a Company material adverse effect.

        The factors above constitute the material factors considered by our board of directors. Our board of directors considered all of the factors listed above as a whole and decided that in their totality such factors support the decision that our board of directors approve, adopt and authorize the merger agreement, the merger and the other transactions contemplated therein. The discussion of the information and factors considered by our board of directors is not intended to be exhaustive and may not include all of the factors considered by the board of directors. In view of the wide variety of factors considered by our board of directors, and the complexity of these matters, our board of directors did not find it practicable and did not quantify, rank or otherwise assign relative or specific values to any of the above factors or the other factors considered by it. In addition, our board of directors did not reach any specific conclusion on each factor considered, but conducted an overall analysis of these factors. Individual members of our board of directors may have given different weight to different factors.

        Our board of directors considered all of the factors listed above as a whole and decided that in their totality such factors support the decision to approve, adopt and authorize in all respects the merger agreement, the merger and the other transactions contemplated therein and to recommend that our stockholders vote "FOR" the adoption of the merger agreement.

        Our board of directors recommends that you vote "FOR" the adoption of the merger agreement and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Opinion of Bear Stearns and Co. Inc.

  Overview

        Pursuant to an engagement letter dated May 11, 2008, the Company retained Bear Stearns to act as its financial advisor with respect to a possible transaction with Finmeccanica or any other potential acquiror. In selecting Bear Stearns, the Company's board of directors considered, among other things, the fact that Bear Stearns is an internationally recognized investment banking firm with substantial experience advising companies in the aerospace/defense industry as well as substantial experience providing strategic advisory services, and Bear Stearns' familiarity with the Company from its prior representation of the Company in transactions. Bear Stearns, as part of its investment banking business, is continuously engaged in the evaluation of businesses and their debt and equity securities in connection with mergers and acquisitions, underwritings, private placements and other securities offerings, senior credit financings, valuations and general corporate advisory services.

        At the May 12, 2008 meeting of the Company's board of directors, Bear Stearns delivered its oral opinion, which was subsequently confirmed in writing, that, as of May 12, 2008, and based upon and subject to the assumptions, qualifications and limitations set forth in the written opinion, the $81.00 per share consideration to be received in the merger was fair, from a financial point of view, to the holders of our Common Stock.

        The full text of Bear Stearns' written opinion is attached as Annex B to this proxy statement and you should read the opinion carefully and in its entirety. The opinion sets forth the assumptions made, some of the matters considered and qualifications to and limitations of the review undertaken by Bear Stearns. The Bear Stearns opinion, which was authorized for issuance by the Fairness Opinion and Valuation Committee of Bear Stearns, is subject to the assumptions and conditions contained in the opinion and is necessarily based on economic, market and other conditions and the information made available to Bear Stearns as of the date of the Bear Stearns opinion. Bear Stearns has no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of the rendering of the opinion.

        In reading the discussion of the fairness opinion set forth below, you should be aware that Bear Stearns's opinion:

  •
  was provided to the Company's board of directors for its benefit and use in connection with its consideration of the merger;

  •
  did not constitute a recommendation to the board of directors of the Company;

  •
  does not constitute a recommendation to any stockholder of the Company as to how to vote in connection with the merger;

  •
  did not address the Company's underlying business decision to pursue the merger, the relative merits of the merger as compared to any alternative business or financial strategies that might exist for the Company or the effects of any other transaction in which the Company might engage; and

  •
  did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the Company's officers, directors or employees, or any class of these persons, in connection with the merger relative to the consideration to be received by the stockholders of the Company pursuant to the merger.

        The Company did not provide specific instructions to, or place any limitations on, Bear Stearns with respect to the procedures to be followed or factors to be considered by it in performing its analyses or providing its opinion.

        In connection with rendering its opinion, Bear Stearns:

  •
  reviewed a draft of the merger agreement in substantially final form;

  •
  reviewed the Company's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended March 31, 2005, 2006 and 2007, its Quarterly Reports on Form 10-Q for the periods ended June 30, 2007, September 30, 2007 and December 31, 2007, its preliminary results for the quarter ended and year ended March 31, 2008 and its Current Reports on Form 8-K filed since March 31, 2007;

  •
  reviewed certain operating and financial information relating to the Company's business and prospects, including projections for the five years ending March 31, 2013, all as prepared and provided to Bear Stearns by the Company's management;

  •
  met with certain members of the Company's senior management to discuss the Company's business, operations, historical and estimated financial results and future prospects;

  •
  reviewed the historical prices, trading multiples and trading volume of the common shares of the Company;

  •
  reviewed certain publicly available financial data, stock market performance data and trading multiples of companies which Bear Stearns deemed generally comparable to the Company;

  •
  reviewed the terms of certain relevant mergers and acquisitions involving companies that Bear Stearns deemed generally comparable to the Company;

  •
  performed discounted cash flow analyses based on the projections for the Company furnished to Bear Stearns by the Company; and

  •
  conducted those other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

        In connection with rendering its opinion, Bear Stearns further noted that:

  •
  Bear Stearns relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to it by the Company or obtained by Bear Stearns from public sources, including, without limitation, the projections referred to above.

  •
  With respect to the projections, Bear Stearns relied on representations that they had been reasonably prepared on bases reflecting the best then-currently available estimates and judgments of the senior management of the Company as to the expected future performance of the Company.

  •
  Bear Stearns did not assume any responsibility for the independent verification of any information referred to above, including, without limitation, the projections; Bear Stearns expressed no view or opinion as to the projections and the assumptions upon which they were based; and Bear Stearns further relied upon the assurances of the senior management of the Company that they were unaware of any facts that would have made the information and projections incomplete or misleading.

  •
  In arriving at its opinion, Bear Stearns did not perform or obtain any independent appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor was Bear Stearns furnished with any such appraisals.

  •
  During the course of Bear Stearns' engagement, Bear Stearns was not asked by the board of directors of the Company to solicit indications of interest from any third parties regarding a transaction with the Company.

  •
  Bear Stearns assumed that the transactions contemplated by the merger agreement will be consummated in a timely manner and in accordance with the terms of the merger agreement without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on the Company.

  •
  Bear Stearns is not a legal, regulatory, tax or accounting expert and has relied on the assessments made by the Company and its advisors with respect to these issues.

  •
  Bear Stearns did not express any opinion as to the price or range of prices at which the shares of Common Stock of the Company may trade subsequent to the announcement of the merger.

  Summary of Analyses

        The following is a summary of the principal financial and valuation analyses performed by Bear Stearns and presented to the Company's board of directors in connection with rendering Bear Stearns's fairness opinion.

        Some of the financial and valuation analyses summarized below include summary data and information presented in tabular format. In order to understand fully the financial and valuation analyses, the summary data and tables must be read together with the full text of the summary. Considering the summary data and tables alone could create a misleading or incomplete view of Bear Stearns's financial and valuation analyses.

Transaction Valuation Overview

        Based on the transaction price of $81.00 per share, Bear Stearns reviewed the implied (i) transaction enterprise value/forward revenue multiples, (ii) multiples of transaction enterprise value to forward earnings before interest, taxes, depreciation and amortization, or EBITDA, and (iii) transaction equity value/forward net income multiples with respect to the merger. Bear Stearns also calculated the transaction price premiums in relation to various Company stock prices that were based on (i) the unaffected stock price as of May 7, 2008 (the day prior to the Wall Street Journal reporting a potential merger), (ii) the 10-day, 30-day and 90-day average prices and volume-weighted average prices as of May 7, 2008 and (iii) the 52-week high and 52-week low prices as of May 7, 2008.

Transaction Premia and Implied Transaction Multiples

Transaction Price per Share		$81.00

	DRS Stock Price @ 5/7/08
Acquisition Premium/(Discount) Relative to:
Unaffected Stock Price	$63.74	27.1%
10-Day Average Price	62.56	29.5
10-Day Volume-Weighted Average Price	62.92	28.7
30-Day Average Price	60.24	34.5
30-Day Volume-Weighted Average Price	60.78	33.3
90-Day Average Price	56.07	44.5
90-Day Volume-Weighted Average Price	56.43	43.5
52-Week High Price	64.72	25.2
52-Week Low Price	45.85	76.7
Transaction Enterprise Value/CY 2008E Revenue:
DRS Management Estimates		1.52	x
Wall Street Consensus Estimates		1.51
Transaction Enterprise Value/2009E Revenue:
DRS Management Estimates		1.46	x
Wall Street Consensus Estimates		1.40
Transaction Enterprise Value/CY 2008E EBITDA:
DRS Management Estimates		11.7	x
Wall Street Consensus Estimates		11.4
Transaction Enterprise Value/CY 2009E EBITDA:
DRS Management Estimates		11.2	x
Wall Street Consensus Estimates		10.3
Transaction Equity Value/2008E Net income:
DRS Management Estimates		22.7	x
Wall Street Consensus Estimates		22.2
Transaction Equity Value/2009E Net Income:
DRS Management Estimates		20.6	x
Wall Street Consensus Estimates		19.4

Bear Stearns's Valuation Analyses

        Discounted Cash Flow Analyses.    Bear Stearns performed discounted cash flow analyses based on the Company's projected unlevered after-tax free cash flows and an estimate of its terminal value at the end of the projection horizon.

        In performing its discounted cash flow analyses:

  •
  Bear Stearns based its discounted cash flow analyses on the five-year projections provided by the Company's senior management.

  •
  Bear Stearns estimated the Company's weighted average cost of capital to be within a range of 8.0-9.5% based on, among other factors, (i) a review of the Company's Bloomberg five-year historical adjusted beta, its Bloomberg two-year historical adjusted beta and its then-current Barra predicted beta (with a bias toward more recent historical and predicted data to more appropriately reflect the Company's risk profile going forward) as well as similar beta information for the comparable companies, (ii) Bear Stearns's estimate of the US equity risk premium, (iii) the Company's assumed target capital structure on a prospective basis and (iv) Bear Stearns's investment banking and capital markets judgment and experience in valuing companies similar to the Company.

  •
  In calculating the Company's terminal value for purposes of its discounted cash flow analyses Bear Stearns used a reference range of terminal enterprise value/forward EBITDA multiples of 8.0 to 10.0x. The terminal values implied by the aforementioned terminal multiple reference ranges were cross-checked for reasonableness by reference to implied perpetual growth rates in the terminal year free cash flow.

  •
  Bear Stearns's discounted cash flow analyses resulted in an overall reference range of $48.94 to $74.16 per share for purposes of valuing the Company's Common Stock.

  •
  Bear Stearns noted that the transaction price of $81.00 compared favorably with the aforementioned valuation reference range based on the discounted cash flow analyses.

        Comparable Company Analysis.    Bear Stearns compared and analyzed the Company's historical stock price performance, historical and projected financial performance and valuation metrics against other publicly traded companies in the aerospace/defense industry. Bear Stearns divided the selected companies into two groups: (i) defense primes and (ii) defense electronics, because in Bear Stearns's view the Company exhibits characteristics similar to companies in each of these groups.

        The following publicly traded aerospace/defense comparable companies were used in the analysis of the Company and were selected on the basis of their business profile, product/service offerings, customer focus and geographic concentration:

Defense Primes

  •
  General Dynamics Corporation

  •
  L-3 Communications Holdings, Inc.

  •
  Lockheed Martin Corporation

  •
  Northrop Grumman Corporation

  •
  Raytheon Company

Defense Electronics

  •
  Alliant Techsystems Inc.

  •
  Cubic Corporation

  •
  Harris Corporation

  •
  Rockwell Collins, Inc.

        Bear Stearns calculated the following trading multiples for the above comparable companies based on Wall Street consensus estimates and the most recent publicly available filings:

Selected Defense Primes
Peer Group Trading Multiples

	Enterprise Value/				Stock Price as of 5/7/08/
	EBITDA				Earnings Per Share
	CY 2008E		CY 2009E		CY 2008E		CY 2009E
Peer: Mean	8.8	x	8.1	x	15.3	x	13.5	x
Harmonic Mean	8.7		8.1		15.3		13.4
Median	9.1		8.4		15.3		13.8
High	9.9		9.2		16.4		14.7
Low	7.9		7.1		14.2		12.0
DRS:
Trading Basis	9.8	x	9.3	x	17.2	x	15.6	x
Merger Basis	11.7		11.2		22.7		20.6

Selected Defense Electronics
Peer Group Trading Multiples

	Enterprise Value/				Stock Price as of 5/7/08/
	EBITDA				Earnings Per Share
	CY 2008E		CY 2009E		CY 2008E		CY 2009E
Peer: Mean	8.8	x	8.1	x	15.2	x	13.7	x
Harmonic Mean	8.8		8.0		15.2		13.6
Median	8.8		8.1		15.4		13.8
High	9.7		8.6		15.9		14.6
Low	8.0		7.3		14.1		12.4
DRS:
Trading Basis	9.8	x	9.3	x	17.2	x	15.6	x
Merger Basis	11.7		11.2		22.7		20.6

Combined Selected Defense Primes/Defense Electronics
Peer Group Trading Multiples

	Enterprise Value/				Stock Price as of 5/7/08/
	EBITDA				Earnings Per Share
	CY 2008E		CY 2009E		CY 2008E		CY 2009E
Peer: Mean	8.8	x	8.1	x	15.3	x	13.6	x
Harmonic Mean	8.6		7.9		15.2		13.4
Median	9.1		8.4		15.3		13.8
High	9.9		9.2		16.4		14.7
Low	7.9		7.1		14.1		12.0
DRS:
Trading Basis	9.8	x	9.3	x	17.2	x	15.6	x
Merger Basis	11.7		11.2		22.7		20.6

        In performing its comparable company analysis:

  •
  Bear Stearns selected a reference range of trading multiples of 8.0x-10.0x based on the trading enterprise value/CY 2008E forward EBITDA multiple.

  •
  Bear Stearns's analysis of the comparable companies resulted in an overall reference range of $46.69 to $65.46 per share (without having assumed any acquisition premium) for purposes of valuing the Company's Common Stock.

  •
  Bear Stearns noted that the transaction price of $81.00 compared favorably with the aforementioned valuation reference range based on the comparable company analysis.

        Precedent Merger and Acquisition Transactions Analysis.    Bear Stearns reviewed and analyzed certain relevant precedent merger and acquisition transactions during the past several years involving the aerospace/defense industry. Bear Stearns divided the selected transactions into the following two groups: (i) precedent transactions since January 2005 and (ii) precedent transactions between January 2002 and December 2004.

        The following precedent merger and acquisition transactions were considered by Bear Stearns:

January 2005—Present

  •
  Cobham PLC/SPARTA, Inc.

  •
  BAE Systems PLC/MTC Technologies Inc.

  •
  Textron Systems Corporation/United Industrial Corporation

  •
  CACI International Inc./Athena Innovative Solutions, Inc.

  •
  ITT Corporation/EDO Corporation

  •
  Veritas Capital, Golden Gate Capital and Goldman Sachs Capital Partners/Aeroflex, Inc.

  •
  BAE Systems PLC/Armor Holdings, Inc.

  •
  Northrop Grumman Corporation/Essex Corporation

  •
  Textron Systems Corporation/Overwatch Systems

  •
  General Dynamics Corporation/Anteon International Corporation

  •
  DRS Technologies, Inc./Engineered Support Systems, Inc.

  •
  L-3 Communications/Titan Corporation

  •
  BAE Systems PLC/United Defense Industries, Inc.

January 2002—December 2004

  •
  Cobham PLC/Remec Defense & Space Inc.

  •
  Engineered Support Systems, Inc./Spacelink International, LLC

  •
  ITT Industries/Kodak's Remote Sensing Systems division

  •
  Alliant Techsystems Inc./Mission Research Corporation

  •
  DRS Technologies, Inc./Integrated Defense Technologies, Inc.

  •
  General Dynamics Corporation/Digital System Resources, Inc.

  •
  General Dynamics Corporation/Veridian Corporation

  •
  Integrated Defense Technologies, Inc./BAE Systems Advanced Systems Gaithersburg, Maryland Operation

  •
  EDO Corporation/Condor Systems, Inc.

  •
  DRS Technologies, Inc./Eaton Corporation's Navy Control division

  •
  General Dynamics Corporation/Advanced Technical Products Inc.

  •
  L-3 Communications/Raytheon's Aircraft Integration Systems division

        A summary of Bear Stearns's analysis of the precedent merger and acquisition transactions is presented in the table below:

Selected Aerospace/Defense
Precedent M&A Transaction Multiples

	Enterprise Value/Forward EBITDA
	January 2005- Present		January 2002- December 2004		Combined
DRS at Offer	11.7	x	11.7	x	11.7	x
Mean	11.2		10.3		10.8
Harmonic Mean	10.8		9.9		10.4
Median	10.9		9.8		10.4

        In performing its precedent merger and acquisition transactions analysis:

  •
  Bear Stearns selected a reference range of transaction multiples of 9.5x-11.5x based on the transaction enterprise value/ CY 2008E forward EBITDA multiple.

  •
  Bear Stearns's analysis of the selected relevant precedent merger and acquisition transactions resulted in an overall reference range of $60.90 to $78.95 per share for purposes of valuing the Company's Common Stock.

  •
  Bear Stearns noted that the transaction price of $81.00 compared favorably with the aforementioned valuation reference range based on the precedent merger and acquisition transactions analysis.

  Other Considerations

        The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial and valuation analyses and the application of those methods to the particular circumstances involved. A fairness opinion is therefore not readily susceptible to partial analysis or summary description, and taking portions of the analyses set out above, without considering the analysis as a whole, would in the view of Bear Stearns create an incomplete and misleading picture of the processes underlying the analyses considered in rendering the Bear Stearns opinion. In arriving at its opinion, Bear Stearns:

  •
  based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions, capital markets considerations and industry-specific and company-specific factors;

  •
  did not form a view or opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support the Bear Stearns opinion;

  •
  considered the results of all its analyses and did not attribute any particular weight to any one analysis or factor; and

  •
  arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and believes that the totality of the factors considered and analyses performed by Bear Stearns in connection with its opinion operated collectively to support its determination as to the fairness, from a financial point of view, of the consideration to be received by the holders of the Company's Common Stock pursuant to the merger.

        Bear Stearns also noted that:

  •
  The analyses performed by Bear Stearns, particularly those based on estimates and projections, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by these analyses.

  •
  None of the public companies used in the comparable company analysis described above are identical to the Company, and none of the precedent merger and acquisition transactions used in the precedent transactions analysis described above are identical to the merger.

  •
  Accordingly, the analyses of publicly traded comparable companies and precedent merger and acquisition transactions is not formulaic; rather, such analyses involve complex considerations and judgments concerning the differences in financial, operating and capital markets-related characteristics and other factors regarding the companies and precedent merger and acquisition transactions to which the Company and the merger were compared.

  •
  The analyses performed by Bear Stearns do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future.

        The type and amount of consideration payable in the merger were determined through negotiations between the Company and Finmeccanica and were approved by the Company's board of directors. The decision to enter into the merger agreement was solely that of the Company's board of directors. The Bear Stearns opinion was just one of the many factors taken into consideration by the Company's board of directors. Consequently, Bear Stearns's analyses should not be viewed as determinative of the decision of the Company's board of directors with respect to the fairness, from a financial point of view, of the consideration to be received by the holders of the Company's Common Stock pursuant to the merger.

        Pursuant to the terms of Bear Stearns's engagement letter, the Company has agreed to pay Bear Stearns a customary transaction fee, a substantial portion of which is payable upon consummation of the transaction contemplated by the merger agreement. Specifically, pursuant to the engagement letter, the Company has agreed to pay Bear Stearns a cash fee equal to 0.45% of the aggregate merger consideration paid by Finmeccanica pursuant to the merger agreement, payable upon completion of the merger. In addition, a fee of $5,000,000 was payable to Bear Stearns upon the rendering of its fairness opinion, which will be credited against the fee payable upon completion of the merger. The Company has also agreed to reimburse Bear Stearns for certain expenses and to indemnify Bear Stearns against certain liabilities arising out of Bear Stearns's engagement.

        Bear Stearns has previously been engaged by the Company to provide certain investment banking and other services on matters unrelated to the merger, for which Bear Stearns has received (or expects to receive) customary fees. Specifically, the Company has historically viewed Bear Stearns as its primary investment banking firm, as Bear Stearns has represented the Company on numerous acquisitions and public offerings of securities over the years. Most recently, Bear Stearns represented the Company in its acquisition of Engineered Support Systems Inc. which was completed in 2006. Since December 1, 2005, the Company has paid Bear Stearns a total of $32.9 million for investment banking services rendered (not including fees received in conjunction with this transaction). Bear Stearns and its affiliates may seek to provide Finmeccanica and its affiliates with certain investment banking and other services unrelated to the merger in the future.

        Consistent with applicable legal and regulatory requirements, Bear Stearns has adopted certain policies and procedures to establish and maintain the independence of Bear Stearns's research departments and personnel. As a result, the research analysts of Bear Stearns and its affiliates may hold views, make statements or investment recommendations and/or publish research reports with respect to the Company, Finmeccanica, the merger and other participants in the merger that differ from the views of Bear Stearns's investment banking personnel.

        In the ordinary course of business, Bear Stearns and its affiliates may actively trade (for their own accounts and for the accounts of their customers) certain equity and debt securities, bank debt and/or other financial instruments issued by the Company and/or Finmeccanica and their respective affiliates, as well as derivatives thereof, and, accordingly, may at any time hold long or short positions in these securities, bank debt, financial instruments and derivatives.

        On May 31, 2008, Bear Stearns and Co, Inc. was acquired by JPMorgan Chase & Co. ("JPMorgan") as part of JPMorgan's acquisition of The Bear Stearns Companies Inc. The acquisition occurred after the delivery of the Bear Stearns fairness opinion to the Company and the execution of the Merger Agreement by the Company and Finmeccanica. In light of JPMorgan's acquisition of Bear Stearns, the Company's engagement letter with Bear Stearns includes a provision providing that if a second fairness opinion were required to be given by Bear Stearns for any reason, JP Morgan Securities Inc., not Bear Stearns, will deliver such opinion.

Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated

        On May 12, 2008, Merrill Lynch delivered to the Company's board of directors its oral opinion, which opinion was subsequently confirmed in writing, to the effect that, as of that date and based upon the assumptions made, matters considered and limits of review set forth in its written opinion, the consideration to be received by holders of the Company's Common Stock pursuant to the merger was fair, from a financial point of view, to those holders. A copy of Merrill Lynch's written opinion is attached to this proxy statement as Appendix C.

        Merrill Lynch's written opinion sets forth the assumptions made, matters considered and limits on the scope of review undertaken by Merrill Lynch. The Company encourages its stockholders to read Merrill Lynch's opinion carefully and in its entirety. Merrill Lynch's opinion was intended for the use and benefit of the Company's board of directors, does not address the merits of the underlying decision by the Company to engage in the merger, and does not constitute a recommendation to any of the Company's stockholder as to how that stockholder should vote on the proposed merger or any related matter. Merrill Lynch was not asked to address, and its opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of the Company's Common Stock. In rendering its opinion, Merrill Lynch expressed no view or opinion with respect to the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation payable to or to be received by any officers, directors, or employees of any parties to the merger, or any class of such persons, relative to the consideration to be received by the holders of the Company's Common Stock pursuant to the merger agreement. Merrill Lynch's opinion was authorized for issuance by the U.S. fairness opinion (and valuation) committee of Merrill Lynch. This summary of Merrill Lynch's opinion is qualified in its entirety by reference to the full text of the opinion attached to this proxy statement as Appendix C.

        In arriving at its opinion, Merrill Lynch, among other things:

  •
  reviewed certain publicly available business and financial information relating to the Company that it deemed to be relevant;

  •
  reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to it by the Company;

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  conducted discussions with members of senior management and representatives of the Company concerning the matters described in the preceding two bullet points;

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  reviewed the market prices and valuation multiples for the shares of the Company's Common Stock and compared them with those of certain publicly traded companies that it deemed to be relevant;

  •
  reviewed the results of operations of the Company and compared them with those of certain publicly traded companies that it deemed to be relevant;

  •
  compared the proposed financial terms of the merger with the financial terms of certain other transactions that it deemed to be relevant;

  •
  reviewed a draft of the merger agreement dated May 11, 2008; and

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  reviewed such other financial studies and analyses and took into account such other matters as were deemed necessary, including its assessment of general economic, market and monetary conditions.

        In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying such information or undertake an independent evaluation or appraisal of any of the assets or liabilities of the Company and was not furnished with any such evaluation or appraisal, nor did it evaluate the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of the Company. With respect to the financial forecast information furnished to or discussed with Merrill Lynch by the Company, Merrill Lynch assumed that such financial forecast information was reasonably prepared and reflected the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company. Merrill Lynch also assumed that the final form of the merger agreement would be substantially similar to the last draft it reviewed.

        Merrill Lynch's opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to it as of, the date thereof.

        In connection with the preparation of its opinion, Merrill Lynch was not authorized by the Company or its board of directors to solicit, nor did it solicit, third-party indications of interest for the acquisition of all or any part of the Company.

        At the May 12, 2008 meeting of the Company's board of directors and in connection with preparing its opinion, Merrill Lynch made a presentation of certain financial analyses of the merger. The following is a summary of the material analyses contained in the presentation that was delivered to the Company's board of directors. Some of the summaries of financial analyses include information presented in tabular format. In order to understand fully the financial analyses performed by Merrill Lynch, the tables must be read together with the accompanying text of each summary. The tables alone do not constitute a complete description of the financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Merrill Lynch.

        The fact that any specific analysis has been referred to in the summary below is not meant to indicate that such analysis was given more weight than any other analysis; in reaching its conclusion, Merrill Lynch arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and believes the totality of the factors considered and analyses performed by it in connection with its opinion operated collectively to support its determinations as to the fairness from a financial point of view of the consideration offered to the holders of the Company's Common Stock pursuant to the merger agreement. Merrill Lynch did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis.

        In arriving at its opinion, Merrill Lynch made its determination as to the fairness, from a financial point of view, as of the date of the opinion, of the consideration to be received by holders of the Company's Common Stock on the basis of the financial analyses described below. The following summary is not a complete description of all of the analyses performed and factors considered by Merrill Lynch in connection with its opinion, but rather is a summary of the material financial analyses performed and factors considered by Merrill Lynch. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis.

        With respect to the comparable company and comparable transactions analyses summarized below, such analyses reflect selected companies and transactions, and not necessarily all companies or transactions, that may be considered relevant in evaluating the merger. In addition, no company or transaction used as a comparison is either identical or directly comparable to the Company or the merger. These analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

        The estimates of future performance of the Company provided by the Company's management in or underlying Merrill Lynch's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the Company's control. Estimates of the financial value of companies do not purport to be appraisals or reflect the prices at which such companies actually may be sold.

        The consideration payable in the merger was determined through negotiation between the Company and Finmeccanica and the decision to enter into the merger agreement was solely that of the Company and Finmeccanica. The opinion and financial analyses of Merrill Lynch were only one of many factors considered by the Company's board of directors in its evaluation of the merger and should not be viewed by the Company's stockholders as determinative with respect to the merger or the consideration offered.

        The equity value of the Company in the merger is approximately $3.66 billion, based upon the consideration to be received by holders of the Company's Common Stock pursuant to the merger agreement of $81.00 per share and approximately 45.26 million diluted shares of the Company common stock outstanding (treating the Company's outstanding convertible notes on an as-converted basis with net share settlement including change of control make-whole shares as provided by such convertible notes). The firm value of the Company in the merger is approximately $5.13 billion based upon an equity value of the Company in the merger of $3.66 billion, adjusted for approximately $1.54 billion in net debt and option proceeds of approximately $79 million.

        Merrill Lynch compared the merger consideration of $81.00 per share to the closing price of the Company's Common Stock on May 7, 2008, the last trading date prior to press reports regarding the proposed transaction, and to the average daily closing price of the Company's Common Stock for the following periods ending on May 7, 2008, and noted the following premia based upon the consideration pursuant to the merger agreement of $81.00 per share of the Company's Common Stock:

Time Period	DRS Common Stock Price	Implied Premium
May 7, 2008	$63.74	27.1%
30 day average	$60.10	34.8%
90 day average	$56.06	44.5%
360 day average	$54.28	49.2%

  Analysis of DRS

        Historical Trading Performance.    Merrill Lynch reviewed the historical closing prices for the Company's Common Stock for the thirty day, one year, and three year periods ending on May 7, 2008, the last trading date prior to press reports regarding the proposed transaction, as reported by FactSet, to provide background information on the prices at which the Company's Common Stock has historically traded. FactSet is an online investment research and database service used by many financial institutions. This review indicated the following:

Time Period ending May 7, 2008	High	Low	Mean
30 days	$65.00	$58.29	$60.10
One year	$65.00	$44.11	$54.28
Three years	$65.00	$36.09	$51.72

        These trading prices compared to the closing price of the Company's Common Stock on May 7, 2008 of $63.74 and the consideration pursuant to the merger agreement of $81.00 per share of the Company's Common Stock.

        Research Analyst Price Targets.    Merrill Lynch reviewed the most recent Wall Street research equity analyst per share target prices for the Company's Common Stock, which ranged from $60.00 to $69.00, compared to the consideration pursuant to the merger agreement of $81.00 per share of the Company's Common Stock. The table below indicates the price targets and the source of each such price target:

Source	Price Target
Citibank	$64.00
Credit Suisse	$63.00
Jefferies & Company, Inc.	$60.00
Morgan Joseph & Co. Inc.	$64.00
Morgan Stanley	$55.00
Oppenheimer & Co., Inc.	$67.00
Thomas Weisel	$69.00
UBS Equities	$66.00
Wachovia Securities	$64.00

        Comparable Public Companies Analysis.    Merrill Lynch performed a comparable public companies analysis to estimate the implied equity value ranges per share of the Company's Common Stock. Using publicly available information, Merrill Lynch compared certain financial and operating information for the Company with corresponding financial and operating information, as well as ratios and valuation multiples, for the following publicly traded large capitalization defense companies, defense electronics companies and defense services company:

  Large capitalization defense companies

  •
  Alliant Techsystems Inc.

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  General Dynamics Corporation

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  Lockheed Martin Corporation

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  L-3 Communications Holdings, Inc.

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  Northrop Grumman Corporation

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  Raytheon Company

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  Textron Inc.

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  The Boeing Company

  Defense electronics companies

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  Comtech Telecommunications Corp.

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  Esterline Technologies Corporation

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  Harris Corporation

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  Rockwell Collins, Inc.

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  Teledyne Technologies Incorporated

  Defense services company

  •
  DynCorp International Inc.

        Using publicly available information and research estimates, Merrill Lynch calculated for each of these companies:

  •
  the ratio of enterprise value, defined as the market capitalization plus total debt, minority interest and preferred stock, less cash and marketable securities, to estimated earnings before interest, taxes, depreciation and amortization, or "EBITDA," for calendar year 2008, which is referred to below as "Enterprise Value/2008E EBITDA," and

  •
  the ratio of stock price to estimated earnings per share for calendar year 2008, which is referred to below as "2008 P/E."

        To calculate these valuation multiples, Merrill Lynch used EBITDA and earnings per share projections obtained from Wall Street research and estimates as of May 9, 2008 and the closing trading prices of the equity securities of each identified company on May 9, 2008.

        This analysis showed the following:

Multiple	High	Low	Mean	Median
Large capitalization defense companies
Enterprise Value/2008E EBITDA	9.7x	7.5x	8.6x	8.4x
2008 P/E	16.3x	14.1x	15.2x	15.4x
Defense electronics companies
Enterprise Value/2008E EBITDA	9.9x	6.8x	8.8x	9.2x
2008 P/E	18.9x	15.1x	16.2x	15.3x
Defense services company
Enterprise Value/2008E EBITDA	7.2x
2008 P/E	13.0x

        Merrill Lynch estimated implied equity value ranges per share of the Company's Common Stock using estimated 2008 EBITDA and 2008 earnings for the Company provided by the Company's management. Using a reference range of 8.0x to 10.0x the Company's estimated EBITDA for calendar year 2008 and 15.5x to 19.5x the Company's estimated net income for calendar year 2008, after taking into account net debt and option proceeds, as applicable, and dividing by the fully diluted shares of the Company's Common Stock outstanding, this analysis indicated implied values per share of the Company's Common Stock, rounded to the nearest $0.25, of approximately $50.50 to $71.50 and approximately $60.00 to $75.50, respectively, compared to the consideration pursuant to the merger agreement of $81.00 per share of the Company's Common Stock.

        Merrill Lynch also estimated implied equity value ranges per share of the Company's Common Stock using estimated 2008 EBITDA and 2008 earnings for DRS obtained from Wall Street research and estimates, which are referred to as "Wall Street estimates." Using a reference range of 8.0x to 10.0x the Company's estimated EBITDA for calendar year 2008 and 15.5x to 19.5x the Company's estimated net income for calendar year 2008, after taking into account net debt and option proceeds, as applicable, and dividing by the fully diluted shares of the Company's Common Stock outstanding, this analysis indicated implied values per share of the Company's Common Stock, rounded to the nearest $0.25, of approximately $52.25 to $73.50 and approximately $62.75 to $79.00, respectively, compared to the consideration pursuant to the merger agreement of $81.00 per share of the Company's Common Stock.

        No company used in the above analysis is identical to the Company. In evaluating companies identified by Merrill Lynch as comparable to the Company or the Company's businesses or otherwise relevant to its analysis of the Company, Merrill Lynch made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which matters are beyond the Company's control. A complete analysis involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies identified above and other factors that could affect the public trading values of such companies.

        Selected Acquisition Comparables Analysis.    Using publicly available information, Merrill Lynch examined certain multiples paid in the following transactions:

Acquiror	Target	Month and Year of Announcement
Textron Inc.	United Industrial Corporation	October 2007
ITT Corporation	EDO Corporation	September 2007
BAE Systems plc	Armor Holdings Inc.	May 2007
DRS	Engineered Support Systems, Inc.	September 2005
BAE Systems plc	United Defense Industries Inc.	March 2005
DRS	Integrated Defense Technologies, Inc.	August 2003

        In its analysis, Merrill Lynch derived multiples for the Company and the selected transactions, calculated as the ratio of transaction value to current year EBITDA for the period preceding announcement of the transaction, which is referred to below as "Transaction Value/Current Year EBITDA":

        This analysis indicated the following:

Multiple	High	Low	Mean	Median
Transaction Value/Current Year EBITDA	13.5x	9.3x	11.6x	11.9x

        Merrill Lynch estimated implied equity value ranges per share of the Company's Common Stock using estimated 2009 EBITDA for DRS provided by DRS management and Wall Street estimates. Using a reference range of 10.0x to 12.0x, the Company's EBITDA for fiscal year 2009, after taking into account net debt and option proceeds and dividing by the fully diluted shares of the Company's Common Stock, this analysis indicated a range of implied values per share of the Company's Common Stock, rounded to the nearest $0.25, of approximately $67.00 to $86.75 using the Company's management forecasts, and approximately $69.75 to $90.25 using Wall Street estimates, compared to the consideration pursuant to the merger agreement of $81.00 per share of the Company's Common Stock.

        No selected comparable company or transaction is identical to the Company or the merger. Accordingly, an analysis of the resulting multiples of the selected transactions necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and the selected transactions and other factors that may have affected the selected transactions and/or affect the merger.

        Discounted Cash Flow Analysis.    Merrill Lynch performed a discounted cash flow, or DCF, analysis for the Company, using financial forecasts provided by the Company's management and Wall Street estimates. Merrill Lynch estimated the present value of the unlevered, after-tax free cash flows that the Company could produce over the fiscal years 2009 through 2013. The range of terminal values was derived by applying terminal multiples ranging from 9.0x to 11.0x fiscal year 2013 estimated free cash flow for the Company. In order to derive implied equity value per share ranges for the Company, Merrill Lynch discounted the free cash flows and terminal values of the Company to present value using discount rates ranging from 8.5% to 10.5%. After taking into account net debt and option proceeds and dividing by the fully diluted shares of the Company's Common Stock outstanding, this analysis indicated a range of implied equity value per share of the Company's Common Stock, rounded to the nearest $0.25, of approximately $50.50 to $73.25 using the Company's management forecasts, and $56.50 to $80.75 using Wall Street estimates, compared to the consideration pursuant to the merger agreement of $81.00 per share of the Company's Common Stock.

        Miscellaneous.    The Company's board of directors selected Merrill Lynch to act as its financial advisor with respect to the possible sale of the Company because Merrill Lynch is an internationally recognized investment banking firm with substantial experience in transactions similar to the merger and because of Merrill Lynch's familiarity with the Company from its prior representation of the Company. As part of its investment banking business, Merrill Lynch is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

        Merrill Lynch is acting as financial advisor to the Company in connection with the merger and will receive a fee from the Company for its services in the amount of $5 million, of which $2.5 million was payable upon the execution of the merger agreement and $2.5 million is contingent upon the consummation of the merger. In addition, the Company has agreed to indemnify Merrill Lynch for certain liabilities arising out of its engagement. The Company has also agreed to reimburse Merrill Lynch for its reasonable expenses, including attorney's fees and disbursements. Pursuant to the terms of its engagement letter with the Company, Merrill Lynch has given the Company its consent for its opinion to be included in this proxy statement.

        Merrill Lynch has, in the past, provided financial advisory and financing services to the Company and Finmeccanica and/or its affiliates and may continue to do so and has received, and may receive, fees for the rendering of such services. In this regard, Merrill Lynch or one of its affiliates, subject to obtaining the consent of the Company, may provide financing services to Finmeccanica in connection with the merger, for which services Merrill Lynch or such entity would receive compensation. In the ordinary course of its business, Merrill Lynch may actively trade the Company's or Finmeccanica's common stock and other securities of the Company or Finmeccanica for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Certain Effects of the Merger

        If the merger agreement is adopted by our stockholders and certain other conditions to the closing of the merger are satisfied, Sub will be merged with and into the Company, with the Company being the surviving corporation. Following the merger, the entire equity in the Company will be owned by Finmeccanica (through the conversion, at the time of the merger, of each share of Sub into one share of Common Stock). Following the merger, the Company will continue to be named "DRS Technologies, Inc."

        When the merger is completed, each share of our Common Stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by the Company as treasury stock or held by Finmeccanica or Sub any of their respective direct wholly owned subsidiaries, or held by stockholders who are entitled to and who properly exercise appraisal rights in compliance with all of the required procedures under the laws of Delaware) will be converted into the right to receive $81.00 in cash without interest, less any applicable withholding taxes.

Financing of the Merger

        The obligations of Finmeccanica and Sub under the merger agreement are not subject to any conditions regarding their or any other person's ability to obtain financing for the consummation of the merger and related transactions. Prior to executing the merger agreement, Finmeccanica and Sub provided the Company with a commitment letter pursuant to which Finmeccanica has received a commitment from financial institutions, on terms specified in the commitment letter, to make available funds to Finmeccanica for the purpose of consummating the merger. On June 19, 2008, Finmeccanica entered into a definitive agreement for the financing pursuant to which the financial institutions made available loan facilities with a maximum total amount of up to Euro 3.2 billion. The syndication of these loan facilities has been successfully completed. In addition, Finmeccanica and Sub have represented in the merger agreement that the aggregate proceeds of the financing contemplated by the commitment letters, together with cash on hand, are sufficient to pay all amounts to be paid by Finmeccanica and Sub in connection with the merger.

Regulatory and Other Governmental Approvals

  Hart-Scott-Rodino

        The merger is subject to review by the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division" or "DOJ") and the U.S. Federal Trade Commission ("FTC") under the HSR Act. Parent and the Company each have agreed to file promptly their requisite Premerger Notification and Report Forms under the HSR Act with the Antitrust Division and the FTC, which triggers an initial 30-day waiting period during which Finmeccanica cannot acquire or exercise operational control of the Company. This waiting period will expire on the thirtieth day after both parties file their notifications, unless the FTC and DOJ grant the parties' request for early termination of the waiting period or one of the agencies issues a request for additional information or documentary material ("Second Request"). The Company and Finmeccanica have each submitted their respective notifications pursuant to the HSR Act, triggering the initial 30-day waiting period which will expire on August 29, 2008, unless the antitrust agency conducting the review of the transaction grants the parties' request for early termination of the initial waiting period or issues a request for additional information or documentary material. The issuance of a Second Request extends the HSR Act waiting period until Finmeccanica and the Company each certify that it has substantially complied with its own Second Request. Compliance with a Second Request requires both parties to submit responses to detailed interrogatories and broad document requests, which can take up to several months. Once both parties have complied with their Second Requests, the investigating agency has 30 days to complete its review. This second 30-day waiting period can be and often is extended, but only by agreement with the parties. At the close of its review, the investigating agency has the options of closing its investigation without taking any enforcement action, negotiating a consent decree with the parties to resolve any remaining competitive concerns or, if such concerns are deemed not capable of being resolved, instituting a lawsuit in U.S. federal court to enjoin the merger. The Antitrust Division, the FTC, state Attorneys General or private parties may also challenge the merger on antitrust grounds either before or after the transaction has closed. Accordingly, at any time before or after expiration or termination of the HSR Act waiting period or even after the completion of the merger, any of the Antitrust Division, the FTC, state Attorneys General or private parties could take action under the antitrust laws as deemed necessary or desirable in the public or other interest, including without limitation seeking to enjoin the completion of the merger or permitting completion subject to regulatory concessions or conditions.

  CFIUS

        The merger agreement provides for the parties to file a joint voluntary notice under Section 721 of the Defense Production Act of 1950, as amended by Section 5021 of the Omnibus Trade and Competitiveness Act of 1988 and subsequent amendments ("Exon-Florio Amendment"). The Exon-Florio Amendment provides for national security reviews and, where appropriate, investigations by the Committee on Foreign Investment in the United States ("CFIUS") when a foreign company acquires control of a U.S. company. CFIUS consists of representatives of various government agencies including, among others, the Departments of Treasury, State, Defense, Energy, Justice, Commerce and Homeland Security, the United States Trade Representative, and, as a non-voting member, the Director of National Intelligence. CFIUS is chaired by the Treasury Department. CFIUS conducts an initial

30-day review of transactions of which it is notified. For transactions involving entities controlled by a foreign government (within the meaning of "control" under the Exon-Florio regulations) and/or certain sensitive assets, CFIUS may conduct an additional investigation that must be completed within 45 days. In certain situations, a report may be sent to the President who then has 15 days to decide whether to block the transaction or to take other action. On July 29, 2008, the Company and Finmeccanica submitted a joint voluntary filing to CFIUS.

        CFIUS considers many factors in determining whether a proposed transaction threatens to impair national security, including domestic production needed for national defense requirements, the capability of domestic industries to meet national defense requirements, and the potential effects on U.S. international technological leadership in areas affecting national security.

        CFIUS reviews also provide an opportunity for U.S. government agencies to ensure compliance with various regulations relating to national security, such as the requirement to obtain export licenses for exports of controlled technical data. The parties are required to submit information about classified and other defense-related contracts of the acquired company. In addition, the National Industrial Security Program Operating Manual, for which the Department of Defense is the executive agent, prohibits the performance of classified contracts by companies that are subject to foreign ownership, control or influences ("FOCI") unless steps are taken to mitigate FOCI by such means as the establishment of a special security agreement ("SSA") or proxy agreement. It is expected that the DSS will carefully examine the parties' proposed FOCI and other mitigation measures concurrently with the CFIUS review of the transaction.

        As part of the CFIUS review, we expect that the Company will enter into an SSA that will cover the operations of the Company. In addition, the Company may enter into a proxy agreement that will cover certain operations of the Company. We believe that, with the proposed FOCI and other mitigation measures, the merger will not give rise to national security issues that would cause the transaction to be blocked under the Exon-Florio Amendment.

        A company subject to an SSA will be governed by a board of directors that is typically comprised of three outside directors (citizens eligible to hold personnel security clearances), one to two officer directors (also eligible to hold personnel security clearances) and at least one inside director who preserves the foreign shareholder's right to be represented on the board. A proxy agreement, which is a more restrictive structure than an SSA, vests voting power in proxy holders and imposes various restrictions on directors as well as certain officers and personnel. With a proxy agreement, the proxy holders assume full responsibility for overseeing the exercise of all management prerogatives except for the following:

  •
  The disposition of capital assets of the isolated company,

  •
  Pledging or encumbering assets of the isolated company for purposes other than obtaining working capital or funds for capital improvements,

  •
  Any merger, reorganization, or dissolution of the isolated company, and

  •
  The filing of any bankruptcy petition or similar action.

  Other Governmental Approvals and Consents

        The merger may be subject to certain regulatory requirements of other municipal, state, federal and foreign governmental and self-regulatory agencies and authorities, including those relating to the defense industry and novations of governmental contracts. In particular, Parent and the Company will file for other U.S. governmental approvals, including by the Department of Defense and other agencies which have sponsored facilities clearances for the Company's classified work pursuant to the National Industrial Security Program, and by the Department of State for export-controlled technologies pursuant to the International Trade in Arms Regulations. Together with Parent, we are currently working to evaluate and comply in all material respects with these requirements, as appropriate, and do not currently anticipate that they will hinder, delay or restrict completion of the merger.

        On July 4, 2008, the Company and Finmeccanica made a joint filing with the applicable anti-trust regulator in Germany and Finmeccanica made a filing with the applicable anti-trust regulator in Italy. On July 30, 2008, the Company and Finmeccanica were notified by the applicable anti-trust regulator in Germany the transaction does not meet the prohibition conditions under German merger control law and that it may therefore be implemented. In addition, on July 29, 2008, Finmeccanica was notified by the applicable anti-trust regulator in Italy that it will not open an investigation on the transaction.

        On August 6, 2008, Finmeccanica and the Company made a joint filing with the applicable anti-trust regulator in the Ukraine and on August 5, 2008, Finmeccanica made a filing with the applicable anti-trust regulator in Cyprus.

        It is possible that one or more of the regulatory approvals required to complete the merger will not be obtained on a timely basis or at all. In addition, it is possible that any of the governmental entities with which filings are made may seek regulatory concessions as conditions for granting approval of the merger. Under the merger agreement, Parent and we have each agreed to use our respective reasonable best efforts to complete the merger, including to gain clearance from antitrust and CFIUS reviews and obtain other required approvals.

        Although we do not expect regulatory authorities to raise any significant objections to the merger, we cannot be certain that we will obtain all required regulatory approvals or that these approvals will not contain terms, conditions or restrictions that result in a failure to satisfy the conditions to closing. Neither the Company nor we have yet obtained any of the governmental or regulatory approvals required to complete the merger.

Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders

        The following discussion summarizes the material U.S. federal income tax consequences of the merger to holders of shares of our Common Stock. This summary is based on current law as of the date hereof, is for general informational purposes only and does not purport to be a complete description of all of the tax consequences of the merger. The information in this section is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable U.S. Treasury regulations promulgated thereunder, current administrative interpretations of the U.S. Internal Revenue Service ("IRS"), and court decisions, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. We cannot assure you that future legislation, U.S. Treasury regulations, administrative interpretations and court decisions will not significantly change the current law or adversely affect existing interpretations of current law. Any such change could apply retroactively. No ruling from the IRS has been or will be sought with respect to any of the tax consequences of the merger and the statements in this proxy are not binding on the IRS or any court. We can provide no assurance that the tax consequences described below will not be challenged by the IRS or will be sustained by a court if so challenged.

        This summary does not address all aspects of taxation that may be relevant to you in light of your specific circumstances. Except as indicated otherwise, this summary does not address the tax treatment of holders of shares of our Common Stock subject to special treatment under the U.S. federal income tax laws, including, without limitation, banks and other financial institutions, insurance companies, tax-exempt organizations, mutual funds, individual retirement accounts and other tax deferred accounts, dealers in securities or currencies, traders in securities that elect to apply a mark-to-market method of accounting for their securities holdings, persons whose functional currency is not the U.S. dollar, persons holding their shares of our Common Stock as part of a hedging transaction, conversion transaction or constructive sale or as a position in a "straddle", and holders who acquired their shares of our Common Stock pursuant to the exercise of employee stock options or warrants or otherwise as compensation or in connection with the performance of services. Moreover, this summary does not address the federal income tax consequences to holders of shares of our Common Stock entitled to appraisal rights in connection with the merger.

        For purposes of this discussion, a "U.S. holder" means a beneficial owner of shares of our Common Stock that for U.S. federal income tax purposes is:

  •
  an individual citizen or resident of the United States;

  •
  a corporation or other entity subject to tax as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States or any political subdivision thereof;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust (i) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (ii) that has made a valid election to be treated as a U.S. person for such purposes.

        For purposes of this discussion, a "non-U.S. holder" is a beneficial owner (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) of shares of our Common Stock that is not a U.S. holder. If an entity treated as a partnership for U.S. federal tax purposes holds shares of our Common Stock, the tax treatment of its partners or members generally will depend upon the status of the partner or member and the activities of the entity. If you are such an entity, a partner of a partnership or a member of a limited liability company or other entity classified as a partnership for U.S. federal income tax purposes holding shares of our Common Stock, you should consult your own tax advisor.

        This discussion assumes that your shares of our Common Stock are held as capital assets within the meaning of Section 1221 of the Code. This summary does not address U.S. federal alternative minimum tax consequences, consequences under the tax laws of any state, local or foreign jurisdiction, or any estate, gift or other non-income tax considerations.

        WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGER AND RELATED TRANSACTIONS, INCLUDING THE U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF YOUR SHARES.

U.S. Holders

        Exchange of Shares of Common Stock for Cash Pursuant to the Merger.    The receipt of cash by a U.S. holder in exchange for its shares of our Common Stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes (and also may be a taxable transaction under applicable state, local, foreign and other income tax laws). In general, a U.S. holder will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the amount of cash received by such holder in exchange for its shares of our Common Stock and the holder's adjusted tax basis in such shares. Gain or loss will be determined separately for each block of shares of our Common Stock surrendered for cash pursuant to the merger, with a block consisting of shares of our Common Stock acquired at the same cost in a single transaction. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the shares of our Common Stock have been held for more than one year at the effective time of the merger. Such gain or loss will generally be short-term capital gain or loss if at the effective time of the merger the shares of our Common Stock have been held for one year or less. Individual and certain other non-corporate U.S. holders who recognize long-term capital gains are generally eligible for preferential rates of taxation. The deductibility of capital losses is subject to certain limitations.

        Backup Withholding and Information Reporting.    The receipt of cash by a U.S. holder in exchange for its shares of our Common Stock pursuant to the merger may be subject to information reporting and backup withholding tax at the applicable rate (currently 28 percent), unless the U.S. holder (i) timely furnishes an accurate taxpayer identification number and otherwise complies with applicable U.S. information reporting or certification requirements (typically by completing and signing an IRS Form W-9, or a Substitute Form W-9, a copy of which will be included as part of the letter of transmittal to be timely returned to the paying agent) or (ii) is a corporation or other exempt recipient and, when required, properly establishes such fact. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder's U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Non-U.S. Holders

        Exchange of Shares of Common Stock for Cash Pursuant to the Merger.    The receipt of cash by a non-U.S. holder in exchange for shares of our Common Stock pursuant to the merger generally will not be subject to U.S. federal income tax, unless:

  •
  the non-U.S. holder is an individual who was present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met;

  •
  the gain, if any, is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to a permanent establishment or fixed base the non-U.S. holder maintains in the United States); or

  •
  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes at any time within the shorter of the five-year period ending at the effective time of the merger or the period that the non-U.S. holder held our Common Stock. We do not believe that we have been, currently are, or will become, a United States real property holding corporation. If we were or were to become a United States real property holding corporation at any time during the applicable period, however, any gain recognized by a non-U.S. holder upon the receipt of cash in exchange for shares of our Common Stock pursuant to the merger by a non-U.S. holder that did not own (directly, indirectly or constructively) more than 5 percent of our Common Stock during the applicable period would not be subject to U.S. federal income tax, provided that our Common Stock is regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code) in the calendar year of the merger.

        Individual non-U.S. holders who are subject to U.S. federal income tax because the holders were present in the United States for 183 days or more during the year of the merger are taxed on their gains (including gains from the sale of shares of our Common Stock and net of applicable U.S. losses from sales or exchanges of other capital assets recognized during the year) at a flat rate of 30 percent or such lower rate as may be specified by an applicable income tax treaty. Other non-U.S. holders subject to U.S. federal income tax with respect to gain recognized on the receipt of cash in exchange for shares of our Common Stock pursuant to the merger generally will be taxed on any such gain in the same manner as if they were U.S. holders and, in the case of foreign corporations, such gain may be subject to an additional branch profits tax at a 30 percent rate (or such lower rate as may be specified by an applicable income tax treaty).

        Backup Withholding and Information Reporting.    In general, non-U.S. holders will not be subject to backup withholding and information reporting with respect to the receipt of cash in exchange for shares of our Common Stock pursuant to the merger if they provide the paying agent with an IRS Form W-8BEN (or an IRS Form W-8ECI if the gain is effectively connected with the conduct of a U.S. trade or business by such non-U.S. holders) and we or our paying agent do not have actual knowledge (or reason to know) that the holder is a U.S. holder. If shares of our Common Stock are held through a foreign partnership or other entity treated as a partnership for U.S. federal income tax purposes, certain documentation requirements may also apply to such partnership or other entity. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder's U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

        HOLDERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF UNITED STATES FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

Interests of Certain Persons in the Merger

        In considering the recommendation of our board of directors with respect to the merger, you should be aware that certain of our directors and executive officers have interests in the merger that may be different from, or in addition to, your interests generally. To the extent material, such interests are described below. Members of our board of directors were aware of these differing or additional interests and considered them, among other matters, in reaching their decision to approve the merger agreement and the merger and to recommend that you vote in favor of adopting the merger agreement.

  Treatment of Stock Options

        As of May 23, 2008, there were approximately 1,288,318 shares of our Common Stock subject to stock options granted under our 1996 Amended and Restated Omnibus Plan and our 2006 Omnibus Plan (the "Equity Plans") to our executive officers and directors.

        Pursuant to the merger agreement, as of the effective time of the merger, each then outstanding stock option, whether or not vested, will be converted into the right to receive, in full satisfaction of such option, a cash amount, less applicable withholding taxes, equal to the product of:

  •
  the number of shares of our Common Stock subject to the option as of the effective time of the merger, and

  •
  the excess, if any, of $81.00 over the exercise price per share of Common Stock subject to such option.

        The following table summarizes the vested and unvested options held by our directors and executive officers as of May 23, 2008 and the before-tax consideration that each of them will receive pursuant to the merger agreement in connection with the cash-out of their options, calculated in accordance with the formula set forth above.

Name	Number of Shares Subject to Unvested Options	Weighted Average Exercise Price Per Share of Unvested Options ($)	Number of Shares Subject to Vested Options	Weighted Average Exercise Price Per Share of Vested Options ($)	Total Cash Value of All Options ($)
Directors
Ira Albom	2,500	48.03	22,500	28.30	1,268,144
Charles Boyd	2,500	48.03	5,000	46.80	253,425
Donald Fraser	2,500	48.03	17,500	33.58	912,206
William Heitmann	2,500	48.03	17,500	33.58	912,206
Steven Honigman	2,500	48.03	—	—	82,425
C. Shelton James	2,500	48.03	5,000	50.18	236,525
Mark N. Kaplan	2,500	48.03	22,500	28.30	1,268,144
Stuart Platt	2,500	48.03	2,500	53.56	151,025
Dennis Reimer	2,500	48.03	12,500	40.37	590,300
Eric Rosen	2,500	48.03	25,000	26.52	1,444,394
Executives
Mark S. Newman	114,869	49.50	530,889	31.38	29,961,878
Robert F. Mehmel	36,602	50.43	177,998	29.80	10,232,996
Richard A. Schneider	25,597	50.08	101,129	35.55	5,387,530
Nina Laserson Dunn	25,597	50.08	65,329	36.09	3,725,254
Other Executives(1) (2 Individuals)	36,280	50.54	19,028	46.86	1,754,691

(1)
Except as otherwise noted, as used herein, "Other Executives" includes Michael Bowman, the Company's former Executive Vice President, Washington Operations, who is no longer an executive officer but was an executive officer of the Company at the end of the last fiscal year and Phillip Balisle, Executive Vice President, Washington Operations, who is an executive officer of the Company but was not an executive officer at the end of the last fiscal year.

  Treatment of Restricted Stock Awards

        As of May 23, 2008, there were approximately 126,723 shares of Common Stock subject to unvested restricted stock awards granted under our Equity Plans to our executive officers. None of the non-employee directors of the Company hold restricted stock awards.

        Pursuant to the terms of the merger agreement, as of the effective time of the merger, each restricted stock award will be converted into the right to receive, in full satisfaction of such restricted stock award, a cash amount, less applicable withholding taxes, equal to the product of:

  •
  the number of shares of Common Stock subject to the restricted stock award, and

  •
  $81.00.

        The following table summarizes the restricted stock awards held by our executive officers as of May 23, 2008 and the before-tax consideration that each of them will receive pursuant to the merger agreement in connection with the cash-out of their restricted stock awards, calculated in accordance with the formula set forth above.

Name	Number of Restricted Shares	Value of Restricted Shares ($)
Executive Officers
Mr. Newman	57,816	4,683,096
Mr. Mehmel	20,800	1,684,800
Mr. Schneider	12,993	1,052,433
Ms. Dunn	12,993	1,052,433
Other Executives (2 Individuals)	22,121	1,791,801

  Treatment of Deferred Stock

        Pursuant to a 1999 agreement entered into between Mr. Newman and the Company, Mr. Newman deferred receipt of 50,000 shares of Common Stock following the exercise of certain stock options. In connection with the merger, Mr. Newman will receive a cash payment equal to $81.00 per deferred share.

  Employment Agreements and Executive Severance Plan

        In General.    The Company has existing employment agreements with Messrs. Newman, Mehmel and Schneider and Ms. Dunn, four of its most senior executive officers (the "senior executive officers"). These agreements, among other things, provide for certain payments and benefits upon a termination of the senior executive officers' employment by the Company without "cause" (as defined in the individual employment agreements) or by the senior executive officers for "good reason" (as defined in the individual employment agreements) (a "qualifying termination"), including a qualifying termination of employment following a "change in control" (as defined in the individual employment agreements). Mr. Bowman may become entitled to severance payments and benefits under the Company's Executive Severance Plan upon a qualifying termination (as discussed in more detail below).

        Senior Executive Officers.    Under the merger agreement, the parties agreed that the consummation of the merger will constitute a "change in control" and give rise to "good reason" under the employment agreements with the senior executive officers. At the effective time of the merger, the parties have agreed that each senior executive officer will be entitled to the payments set forth in the table below. It is anticipated that all of the senior executive officers will remain employed with the Company following the consummation of the merger. Further, the merger agreement provides that the Company will enter into new employment agreements with Mr. Newman, effective as of the closing of the merger, and with the other senior executive officers following the closing of the merger.

        Mr. Newman.    At the effective time of the merger, Mr. Newman will be entitled to receive a lump sum cash payment equal to three times the sum of (i) his current annual base salary and (ii) the bonus earned by him during the immediately preceding fiscal year.

        If any payments or benefits received by Mr. Newman as a result of the merger would be subject to the "golden parachute" excise tax imposed under section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company will be required to pay Mr. Newman such additional amounts as may be necessary to place him in the same after-tax position as if the payments had not been subject to the excise tax. Anticipated excise tax gross-up payments are reflected in the table below.

        Pursuant to the merger agreement, the parties have agreed that Mr. Newman will continue to be employed by the Company following the effective time of the merger under the following material terms: Mr. Newman will serve as Chairman of the Board and Chief Executive Officer of the Company

from the closing of the merger until December 31, 2011. At the end of this initial term, the term will automatically renew for an additional three year period unless the Company provides six months' written notice of its desire to not renew Mr. Newman's employment agreement. In addition to other benefits, Mr. Newman will also be entitled to (i) an initial annual base salary equal to $1,040,000, subject to annual increase, (ii) a target bonus equal to 100% of Mr. Newman's base salary, (iii) on the effective date of the merger, a grant of restricted shares of Finmeccanica common stock with a value equal to Mr. Newman's base salary (or an equivalent cash-based award), (iv) an opportunity to receive, annually, a number of shares of restricted Finmeccanica common stock with a maximum value equal to Mr. Newman's base salary (or the cash equivalent thereof), (v) life insurance coverage and (vi) lifetime health, vision and dental insurance coverage.

        The parties have further agreed that if Mr. Newman's employment is terminated following the closing by the Company without cause or by Mr. Newman for good reason, Mr. Newman will be entitled to receive, among other benefits, (i) a lump sum cash payment equal to his unpaid base salary and bonus (with such bonus paid at target levels) for the remainder of the term, (ii) a lump sum cash payment equal to one times his current base salary, (iii) continued participation in and payment of premiums by the Company for life insurance and other welfare benefits and perquisites for the remainder of the term (as noted above, health benefits continue beyond the term of his employment), and (iv) accelerated vesting of any equity award (and any cash-based award made in substitution for an annual restricted stock grant). If the Company fails to renew the term of Mr. Newman's employment, Mr. Newman will be entitled to (i) a lump sum cash payment equal to one times his current base salary and (ii) full vesting of any outstanding equity award (and any cash-based award made in substitution for an annual restricted stock grant).

        Finally, the parties have agreed that, if Mr. Newman should be entitled to any payments or benefits as a result of any subsequent change in control and these benefits and payments would be subject to the "golden parachute" excise tax imposed under section 4999 of the Code, the Company will be required to pay Mr. Newman such additional amounts as may be necessary to place him in the same after-tax position as if the payments had not been subject to the excise tax.

        Messrs. Mehmel and Schneider and Ms. Dunn.    At the effective time of the merger, Messrs. Mehmel and Schneider and Ms. Dunn will be entitled to a lump sum cash payment equal to three times the sum of (i) the executive's base salary plus (ii) the bonus earned by the executive during the immediately preceding fiscal year. If any payments or benefits received by any senior executive officer as a result of the merger would be subject to the "golden parachute" excise tax imposed under section 4999 of the Code, the Company will be required to pay the executive such additional amounts as may be necessary to place the executive in the same after-tax position as if the payments had not been subject to the excise tax. Estimated excise tax gross-up payments are reflected in the table below.

        Generally, the new employment agreements with Messrs. Mehmel and Schneider and Ms. Dunn (to be negotiated and executed following the effective time of the merger) will contain provisions for base salary and bonus opportunities that are no less favorable than those in effect under such senior executive officers' current agreements and will contain other terms generally comparable to those currently in effect under the senior executive officers' current employment agreements. The parties will negotiate severance and other customary terms for the new employment agreements. Mr. Phillip Balisle, an executive officer of the Company who is not currently a party to an employment agreement, will be provided with a new employment agreement following the effective time of the merger.

        The table below quantifies the approximate cash payments and estimated excise tax gross-up payments that will be paid to the senior executive officers at the effective time of the merger. The actual amount of gross-up payments to which each executive is entitled may be more or less than the amount specified below.

Executive	Cash Payment	Excise Tax Gross-Up
Mr. Newman	$6,895,000	$0
Mr. Mehmel	$3,408,000	$2,237,000
Mr. Schneider	$2,553,000	$1,416,000
Ms. Dunn	$2,553,000	$0

  Executive Severance Plan

        Thirty-three individuals, including Michael Bowman, participate in the Company's Executive Severance Plan. Under this plan, participants are entitled to severance payments and continuation of certain welfare benefits upon a termination of employment that occurs within two years following a change in control if such termination of employment is initiated (i) by the Company without cause (as defined in the Executive Severance Plan) or (ii) by a participant for good reason (as defined in the Executive Severance Plan). Upon such a qualifying termination of employment, a participant is entitled to (i) a cash lump sum equal to two and a half (in the case of Mr. Bowman and five other individuals) or two times the sum of the participant's base salary and bonus, (ii) a cash lump sum pro-rata bonus equal to the participant's target bonus for the year in which employment terminates and (iii) continuation of disability, accident and health insurance benefits for two and a half (in the case of Mr. Bowman) or two years following termination of employment. The Executive Severance Plan provides that, if any portion of the total payments that a participant would receive in connection with a change in control (such as the merger) would constitute nondeductible excess parachute payments under Section 280G of the Code, the participant's benefits under the Executive Severance Plan will be reduced to the highest amount payable without causing a loss of deduction to the Company.

  Employee Incentive Payments

        The merger agreement provides for the establishment of an incentive plan (the "Employee Incentive Plan"), which was adopted by the Company on June [    ], 2008. Awards under the Employee Incentive Plan are being made in lieu of the regularly scheduled long term incentive plan grants that would have been made by the Company in June of 2008 in the absence of the merger agreement.

        Pursuant to the Employee Incentive Plan, under certain conditions, the Company will pay cash incentive payments (each an "Incentive Payment") to the senior executive officers and approximately 300 other selected employees of the Company following the merger. Incentive Payments are subject to a time-based vesting schedule. Specifically, 50% of each participant's Incentive Payment is payable on the first anniversary of the closing of the merger and 50% on the second anniversary of the closing of the merger, contingent upon continued employment at the time of payment. Participants in the Employee Incentive Plan will be entitled to 100% of their Incentive Payments or any unpaid portion thereof if they are terminated without cause (as defined in the Employee Incentive Plan) or the participant terminates his employment for good reason (as defined in the Employee Incentive Plan) within two years following the closing of the merger. If a participant dies or becomes disabled prior receiving his or her Incentive Payment, the participant will be entitled to a pro-rata portion of any unpaid Incentive Payment. If a participant's employment is terminated for any other reason while an Incentive Payment is outstanding, the participant will forfeit his or her Incentive Payment. If the merger agreement were to be terminated for any reason in accordance with its terms, the Company intends to revise the Employee Incentive Plan in order to provide for the vesting and payment of awards over the two-year period following the applicable award date under the Employee Incentive

Plan. The table below outlines the Incentive Payments that the senior executive officers and other executives may be entitled to following the merger.

Executive	Award Under Employee Incentive Plan
Mr. Newman	$3,100,000
Mr. Mehmel	$1,000,000
Mr. Schneider	$750,000
Ms. Dunn	$750,000
Other Executive (1 Individual)(1)	$750,000

  Supplemental Executive Retirement Plan

        The Company maintains a Supplemental Executive Retirement Plan ("SERP") for the benefit of the senior executive officers and nine highly compensated employees, including Mr. Bowman. The SERP provides retirement benefits to each executive, based on years of service and final average annual compensation (as defined in the SERP), in accordance with the benefit class to which such executive is assigned by the Compensation Committee. Upon a change in control each participant will become fully vested under the SERP and will become entitled to a lump sum cash distribution equal to the present value of his or her benefit payable as an immediate life annuity, without any reduction for early payment. Under the merger agreement, the consummation of the merger will constitute a change in control for the purposes of the SERP. The present value of the benefit that would be paid to each of the senior executive officers and one other executive, assuming the closing occurred on November 15, 2008, is reflected in the table below.

Executive	SERP Present Value
Mr. Newman	$16,392,000
Mr. Mehmel	$1,049,000
Mr. Schneider	$1,592,000
Ms. Dunn	$1,006,000
Other Executive (1 Individual)(2)	$120,000

    (1)
    Includes Mr. Balisle

    (2)
    Includes Mr. Bowman.

  Indemnification and Insurance

        Finmeccanica has agreed to cause the surviving corporation to honor all of the Company's obligations to indemnify (including any obligations to advance funds for expenses) current or former directors or officers of the Company or its subsidiaries for acts or omissions occurring prior to the effective time of the merger agreement, to the extent that such obligations exist on the date of this merger agreement.

        Further, for six years following the effective time of the merger agreement, to the fullest extent permitted by law, Finmeccanica has agreed to cause the surviving corporation to indemnify and hold harmless each of current and former director or officer of the Company and its subsidiaries against and from any costs or expenses (including reasonable attorneys' fees), judgments and pay certain legal fees to the extent such costs pertain to any action or omission taken in the director or officers capacity as director or officer or the merger. For more information, see "The Merger Agreement—Indemnification and Insurance" beginning on page [    ].

Certain Shareholder Litigation

        On May 15, 2008, a plaintiff filed a putative class action lawsuit against the Company and the members of its board of directors in the Superior Court of the State of New Jersey, challenging the transactions contemplated by the merger agreement. The complaint is captioned Scheidt v. DRS Technologies, Inc., et al., D. No. MRS-L 1486-08 (N.J. Super. Ct.) The complaint asserts a claim for breach of fiduciary duties against the director defendants and a claim for aiding and abetting breach of fiduciary duty against the Company. The plaintiff seeks, among other things, an order enjoining the defendants from consummating the transaction and directing the individual defendants to exercise their fiduciary duties to obtain a transaction that is in the best interests of the Company's shareholders. On June 25, 2008, the defendants filed a motion to dismiss the complaint in its entirety. The defendants also filed a motion for a protective order to stay discovery and a motion to transfer the action from the Law Division to the Chancery Division, General Equity.

        On July 11, 2008, the plaintiff filed a motion for leave to file an amended complaint. The Court granted this motion by an order dated July 16, 2008. The amended complaint alleges, among other things, that the proposed transaction arises out of a flawed process, that the individual defendants are engaged in self-dealing in connection with the transaction, and that the Company's shareholders will be divested of a large portion of the Company's assets for inadequate consideration if the transaction is consummated. The plaintiff alleges that the individual defendants deliberately sought out a foreign acquirer that would need to retain U.S. management and would agree to operate the business as a stand alone subsidiary. The plaintiff alleges that the individual defendants failed to maximize shareholder value by not exploring, analyzing and evaluating alternatives to the Finmeccanica deal, including expressions of interest by Companies X and Y. The plaintiff alleges that the individual defendants agreed to no-solicitation and termination fee provisions in the merger agreement in order to prevent any potential suitors from making competing proposals.

        The plaintiff also alleges that the Company's preliminary proxy statement, filed with the SEC on June 13, 2008, contains misleading disclosures and/or omits certain material information, including:

        (i)    the financial condition and prospects of DRS, including the expected future value of DRS and its assets;

        (ii)   a basis for the Board's decision to allegedly not inform itself as to whether a sale to Company Y could provide DRS shareholders with better consideration, taking into consideration the delay and non-consummation risks arising from the regulatory approval process in any Finmeccanica deal;

        (iii)  steps taken by the Board to ensure that DRS management did not oppose a sale of DRS to Company Y, as a U.S. company, because Company Y would not need to retain defendants in their roles as directors and officers post-acquisition;

        (iv)  a basis for defendants' decision not to negotiate, pursue and/or explore Thales's and Company Y's respective interests in buying DRS, or for their decision to approve the deal with Finmeccanica;

        (v)   a basis for the Board's alleged decision not to inform itself as to whether a sale to Company Y could provide DRS shareholders with a better price on better terms;

        (vi)  a basis for the concern that Thales would react differently to the same non-public information given to Finmeccanica, and for the concern that Thales would lower its bid after receiving due diligence information from DRS;

        (vii) a basis on which the Board could have been sufficiently informed to evaluate and compare the relative regulatory approval processes and related delay and non-consummation risks associated with Thales's and Company Y's respective indications of interest;

        (viii)  a basis for why the Board did not explore or pursue interests of any other companies other than Finmeccanica;

        (ix)  a basis for the Board's conclusion that the transaction with Finmeccanica is in the best interests of DRS shareholders; and

        (x)   the nature and extent of the non-public information shared by DRS with Finmeccanica during due diligence, and the impact that not having access to such information had on the ability of other companies to make proposals.

        Additionally, the amended complaint adds Nina L. Dunn, our Executive Vice President, General Counsel and Secretary, as a defendant.

        On July 16, 2008, the case was transferred from the Law Division to the Chancery Division, General Equity. Thereafter, plaintiff's motion for leave to file his amended complaint was granted. The amended complaint is captioned Scheidt v. DRS Technologies, Inc., et al., D. No. MRS-C-114-08 (N.J. Ch.).

        The Company believes that the claims asserted by plaintiff in the amended complaint are wholly without merit. On July 25, 2008, defendants filed a motion to dismiss the amended complaint in its entirety. On August 7, 2008, plaintiff filed his response to the motion to dismiss. Therein, he argues that the preliminary proxy statement contains additional purported misleading disclosures and/or omitted material information, including:

        (i)    a risk-adjustment/net present value analysis taking into consideration the risks of delay and non-consummation with Finmeccanica that were allegedly not present with Company Y, a U.S. company, Thales and other counterparties;

        (ii)   whether a net present value evaluation was ever performed, what assumptions were used, what its results were or whether the Board considered it;

        (iii)  the nature and extent of the Company's ability to compare the consideration offered, discounted to net present value and adjusted to reflect the non-consummation risks of competing proposals, and the impact that not disclosing non-public information to companies other than Finmeccanica had on the Company's ability to do so;

        (iv)  the relative likelihood that the different transactions would obtain regulatory approvals, or the relative differences in time it would take to do so;

        (v)   the relative risks and delays associated with the proposed sale to Finmeccanica as compared with a sale to other suitors;

        (vi)  how a transaction with Thales or Company Y compares to the current value being offered to shareholders, especially when taking into consideration regulatory approval-related delays and non-consummation risks;

        (vii) a basis on which either the defendants or DRS shareholders could estimate the effect delays in merger completion (as a result of having to acquire regulatory and governmental approvals) have on the net present value of the consideration offered in the Finmeccanica transaction;

        (viii)  an estimate or calculation of the comparative risks of non-consummation associated with the various proposals;

        (ix)  discount rates used in the discounted cash flow valuations (using 10.5% when comparable companies were using discount rates as low as 6.6%);

        (x)   the multiples reflected in the precedent transactions (concealing higher multiples of enterprise value to EBITDA in recent deals by including lower-multiple transactions from 2000-2003);

        (xi)  grouping comparable transactions for all of 2005-2008 for purposes of comparing transaction multiples in those earlier deals to the multiple offered here;

        (xii) the relevant multiples separately for 2005, 2006, 2007 and 2008, as blending all four years together allegedly makes it impossible for shareholders to compare, in any meaningful way, the multiple being offered here to the ones offered in recent similar transactions;

        (xiii)  a basis for why the discount rates Merrill Lynch used were much higher than those of the companies included in the Comparable Companies analysis;

        (xiv) what discount rates the Company's management used or the weighted average cost of capital that the Company calculated internally;

        (xv) how management's internal weighted average cost of capital estimates compared to those of comparable companies and the financial advisors;

        (xvi)   that current discounted cash flow analyses in the fairness opinions do not contain comparison discount cash flow analyses relating to the net present value of transactions with Companies X and Y;

        (xvii)  a basis for Merrill Lynch's decision to use the discount rate found in its fairness opinion, rather than one provided by management; and

        (xviii)  partial disclosure of the non-public information that was discussed and shared with Finmeccanica for six months prior to entering into the merger agreement.

        A hearing on defendants' motion to dismiss the amended complaint is scheduled for August 29, 2008.

        The Company intends to defend vigorously against the action. However, because this case is in its early stages, we cannot predict the outcome at this time, and we cannot be assured that it will not prevent or delay the consummation of the transaction and/or result in substantial costs.

Delisting and Deregistration of Common Stock

        If the merger is completed, the Common Stock will be delisted from the NYSE and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of the Common Stock, although we may be required to do so pursuant to the indentures governing our outstanding indebtedness.

THE MERGER AGREEMENT

        The summary of the terms of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety.

        The merger agreement has been included to provide you with information regarding its terms and is not intended to provide any other factual information about the Company, Finmeccanica, Sub, or their subsidiaries. In particular, the merger agreement contains representations and warranties the Company and Parent made to each other. The statements embodied in those representations and warranties are in some cases subject to important exceptions, limitations and supplemental information contained in confidential disclosure schedules that the Company and Finmeccanica have exchanged in connection with signing the merger agreement. Certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from those generally applicable under federal securities laws, or may have been included in the merger agreement for the purpose of allocating risk between the parties rather than to establish matters as facts. Thus, stockholders should be aware that the representations and warranties contained in the merger agreement may serve business purposes other than providing the Company's stockholders with information about the Company, and stockholders should not base their investment decisions regarding the Company, or their decision as whether to vote in favor of the adoption of the merger agreement, thereon.

The Merger

        The merger agreement provides that Sub will merge with and into us, and the separate existence of Sub will cease. We will survive the merger as a wholly owned subsidiary of Finmeccanica, and will continue to be named "DRS Technologies, Inc." (and we sometimes refer to ourselves as of and after such time as the "surviving corporation"). Following completion of the merger, our Common Stock will cease to be listed on the NYSE, will be deregistered under the Exchange Act, and will no longer be publicly traded. The Company will be a privately held corporation and our current stockholders will cease to have any ownership interest in the Company or rights as stockholders of the Company. Therefore, our current stockholders will not participate in any future earnings or growth of the Company and will not benefit from any appreciation in value of the Company.

        Unless otherwise agreed by the parties to the merger agreement, the closing date for the merger will occur on the second business day, after the satisfaction or waiver (to the extent permitted by law) of the conditions to the merger agreement relating to the receipt of stockholder and governmental approvals, or, if on such day, any condition to effect the merger is not satisfied or waived (to the extent permitted by law), then as soon as practicable after all conditions to the merger are satisfied or waived (to the extent permitted by law) as described below in "Conditions to the Merger" beginning on page [    ].

        The effective time of the merger will occur at the time we, together with Finmeccanica, duly file the certificate of merger with the Secretary of State of the State of Delaware or at such time as may be specified in the certificate of merger.

Treatment of Stock and Other Awards

  Company Common Stock

        At the effective time of the merger, each share of Common Stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $81.00 in cash, without interest, less any required withholding taxes, other than the following shares:

  •
  shares held by holders who have properly demanded and perfected their appraisal rights; and

  •
  shares owned by the Company (as treasury stock or otherwise), Finmeccanica or Sub or any of their respective wholly-owned subsidiaries.

        After the merger is effective, each holder of a certificate representing any shares of Common Stock (other than shares for which appraisal rights have been properly demanded and perfected) will no longer have any rights with respect to the shares, except for the right to receive the merger consideration, without interest, less any required withholding taxes.

  Company Options

        At the effective time, each option to acquire shares of our Common Stock whether or not vested will be converted into the right to receive for each share of Common Stock then subject to such option an amount equal to the excess, if any, of $81.00 over the exercise price per share payable in respect of such share of Common Stock issuable under such option, without interest, less any required withholding taxes.

  Restricted Stock Awards

        At the effective time, each share of our Common Stock subject to a restricted stock award outstanding immediately prior to the effective time of the merger will be immediately vested and converted into the right to receive $81.00 in cash, without interest, less any required withholding taxes.

  Restricted Stock Units

        At the effective time, each then outstanding restricted stock unit, whether or not vested, will be converted into the right to receive, for each share of Common Stock that would be issuable upon the vesting of such restricted stock unit, $81.00 in cash, without interest, less any required withholding taxes.

  Appraisal Rights

        If you properly exercise appraisal rights under Delaware law your Common Stock will not be converted into the right to receive $81.00 in cash per share, but instead your shares will be cancelled, will cease to exist and you will cease to have any rights with respect to such shares, except the right to receive the fair value of your shares of Common Stock in accordance with the provisions of Section 262 of the Delaware General Corporation Law (attached to this proxy statement as Annex D). See "Dissenters' Rights of Appraisal" beginning on page [    ].

Exchange and Payment Procedures

        Before the effective time of the merger, Finmeccanica will designate a paying agent to act as agent for the benefit of holders of shares of Common Stock in connection with the merger (such firm the "paying agent"). Finmeccanica will deposit with the paying agent on a timely basis, as and when needed, the cash necessary to pay for the shares of Common Stock converted into the right to receive the merger consideration. As soon as reasonably practicable after the effective time, Finmeccanica will cause the paying agent to mail to each holder of record of Common Stock a letter of transmittal and instructions for use in effecting the surrender of the certificates or book-entry shares representing shares of our Common Stock. The letter of transmittal and instructions will tell you how to surrender your Common Stock certificates or shares you may hold that are represented by book entry in exchange for the merger consideration.

        Instead of depositing the total consideration payable to holders of options, restricted stock awards and restricted stock units with the paying agent, Finmeccanica will cause the surviving corporation to deliver payments for the options, restricted stock awards and restricted stock units to their holders as promptly as practicable following the effective time.

        You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a properly completed letter of transmittal.

        You will not be entitled to receive the merger consideration until you surrender your stock certificate or certificates (or affidavit of loss in lieu thereof) or book-entry share to the paying agent, together with a properly completed and duly executed letter of transmittal and any other documents as may be reasonably requested by the paying agent. If a transfer of ownership of shares is not registered in the transfer records of the Company, cash to be paid upon due surrender of the stock certificate or book-entry share may be paid to the transferee if the stock certificate or book-entry share formerly representing the shares is presented to the paying agent accompanied by all documents required to evidence and effect the transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

        No interest will be paid or accrued on the amount payable upon the surrender of the certificates or book-entry shares.

        After the effective time of the merger, there will be no transfers on our stock transfer books of shares of Common Stock that were outstanding immediately prior to the effective time of the merger. If, after the effective time of the merger, certificates are presented to the surviving corporation for transfer, they will be cancelled and exchanged for the merger consideration.

        Any portion of the merger consideration deposited with the paying agent that remains undistributed to holders of our Common Stock nine months after the closing of the merger will be delivered, upon demand, to Finmeccanica. Former holders of our Common Stock who have not complied with the above-described exchange and payment procedures will thereafter only look to Finmeccanica for payment of the merger consideration.

        Finmeccanica, the surviving corporation and the paying agent will be entitled to deduct and withhold from the merger consideration otherwise payable to any person such amounts as may be required to be deducted and withheld with respect to the making of such payments under the Code, and the rules and regulations promulgated thereunder, or under any provision of state, local or foreign tax law.

        If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to make an affidavit of the certificate's loss, theft or destruction, and if required by Finmeccanica, post a bond in a reasonable amount as Finmeccanica may direct to protect Finmeccanica against any claim that may be made against it with respect to that certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

Certificate of Incorporation, Bylaws, Directors and Officers

        When the merger is completed, the certificate of incorporation of the Company in effect immediately prior to the effective time will be the certificate of incorporation of the surviving corporation and the bylaws of the surviving corporation will be those of Sub in effect immediately prior to the effective time. The directors of Sub at the effective time of the merger (which shall have been selected in consultation with the Company) will be the directors of the surviving corporation immediately following the merger. The officers of the Company at the effective time of the merger will be the officers of the surviving corporation immediately following the merger. As soon as reasonably practicable following the effective time, each such director shall resign and appoint a successor director in accordance with the National Industrial Security Program Operating Manual.

Representations and Warranties

        The merger agreement contains representations and warranties made by us to Finmeccanica and Sub, and by Finmeccanica and Sub to us, and may be subject to important limitations and qualifications agreed to by the parties in connection with negotiating the terms of the merger agreement. The statements embodied in those representations and warranties are in some cases subject to important exceptions, limitations and supplemental information contained in confidential disclosure schedules that the Company and Finmeccanica have exchanged in connection with signing the merger agreement. Certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from those generally applicable under federal securities laws or may have been included in the merger agreement for the purpose of allocating risk between the parties rather than to establish matters as facts. For the foregoing reasons, you should not rely on the representations and warranties contained in the merger agreement as statements of factual information.

        Our representations and warranties relate to, among other things:

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  our and our subsidiaries' due organization, valid existence, good standing and qualification to do business;

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  our subsidiaries and our equity interests in them;

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  our capitalization, including in particular the number of shares of our Common Stock, stock options, restricted stock awards, and restricted stock units;

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  our corporate power and authority to enter into the merger agreement and, subject to the approval of the merger agreement by the required vote of our stockholders, to consummate the transactions contemplated by the merger agreement;

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  the absence of conflicts with, or violations of, our or our subsidiaries' governing documents, applicable law or certain material agreements as a result of entering into the merger agreement and consummating the merger and the other transactions contemplated by the merger agreement;

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  the required consents and approvals of governmental entities in connection with the merger and related transactions;

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  certain permits necessary for the lawful conduct of our and our subsidiaries' business;

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  compliance with laws applicable to the Company, its subsidiaries or their assets (including, but not limited to, the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Regulations, the Foreign Corrupt Practices Act and other international anti-bribery laws);

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  the compliance with applicable legal requirements of our SEC filings, as amended, since April 1, 2006, including with applicable legal requirements of the consolidated financial statements contained therein and GAAP;

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  the adequacy of our internal controls and procedures;

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  the absence of certain changes and certain actions since March 31, 2007;

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  the absence of undisclosed liabilities;

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  litigation, legal proceedings and governmental orders;

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  employee benefit plans;

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  labor matters;

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  intellectual property matters;

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  tax matters;

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  our rights to use owned and leased properties;

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  material contracts, government contracts and government subcontracts and performance of obligations thereunder;

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  receipt of opinions from Bear Stearns and Merrill Lynch;

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  the inapplicability of anti-takeover statutes to the merger;

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  the accuracy of information supplied for inclusion in this proxy statement;

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  the required vote of our stockholders in connection with the approval of the merger;

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  the absence of undisclosed brokers' fees;

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  interested party transactions with related persons;

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  insurance matters;

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  material customers and material suppliers; and

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  environmental matters.

        Many of our representations and warranties are qualified by a "Company Material Adverse Effect" standard. "Company Material Adverse Effect" is defined to mean any change, effect, event or circumstance that is or would reasonably be expected to be, individually or in the aggregate, materially adverse to (i) the business, assets, financial condition, or results of operations of the Company and its subsidiaries, taken as a whole, (ii) the ability of the Company and each of its subsidiaries to perform its obligations under the merger agreement or (iii) the ability of the Company to consummate the merger and the other transactions contemplated by the merger agreement, other than any of the following:

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  changes in general economic conditions or securities or financial markets in general;

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  general changes in the industry in which the Company and its subsidiaries operate, except to the extent such changes or developments would reasonably be expected to have a materially disproportionate impact on the Company and its subsidiaries, taken as a whole, relative to other participants in the business and industry in which the Company and its subsidiaries operate;

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  any changes in laws applicable to the Company or any of its subsidiaries or any of their respective properties or assets or interpretations thereof by any governmental authority, except to the extent such changes or developments would reasonably be expected to have a materially disproportionate impact on the Company and its subsidiaries, taken as a whole, relative to other participants in the business and industry in which the Company and its subsidiaries operate;

  •
  any outbreak or escalation of hostilities or war (whether declared or not declared) or any act of terrorism;

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  the announcement or the existence of, or compliance with, the merger agreement and the transactions contemplated thereby (including without limitation the impact thereof on relationships with customers or employees);

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  changes in GAAP or interpretations of GAAP;

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  certain other matters disclosed by the Company to Parent; or

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  any change in the market price or trading volumes of the Common Stock after the date of the merger agreement.

        The merger agreement also contains various representations and warranties made by Finmeccanica and Sub that are subject, in some cases, to specified exceptions and qualifications. Their representations and warranties relate to:

  •
  their organization, valid existence and good standing;

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  their corporate or other power and authority to enter into the merger agreement and to consummate the transaction contemplated by the merger agreement;

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  the absence of any violation or conflict with their governing documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger;

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  the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

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  litigation, legal proceedings and governmental orders;

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  the existence of financing commitments in favor of Finmeccanica and Sub to consummate the transactions contemplated by the merger agreement and the ability of Finmeccanica and Sub to pay all amounts required to be paid by them in connection with the merger agreement;

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  that no vote of Finmeccanica's stockholders is required;

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  the accuracy of information supplied by Finmeccanica and Sub for inclusion in this proxy statement; and

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  the absence of undisclosed brokers' fees.

        Certain of Finmeccanica's and Sub's representations and warranties are qualified by a "Parent Material Adverse Effect" standard. "Parent Material Adverse Effect" is defined to mean a material adverse effect on (i) the ability of Finmeccanica or Sub to perform their respective obligations under the merger agreement or (ii) the ability of Finmeccanica or Sub to consummate the merger and the other transactions contemplated by the merger agreement.

        The representations and warranties of each of the parties to the merger agreement will expire upon completion of the merger agreement or the termination of the merger agreement.

Conduct of Our Business Prior to Closing

        We have agreed in the merger agreement that, subject to certain exceptions, until the effective time of the merger, unless (i) otherwise required by law, (ii) Finmeccanica otherwise consents (which consent will not be unreasonably withheld, delayed or conditioned), or (iii) otherwise contemplated by the merger agreement, including the confidential disclosure schedules, we will, and will cause our subsidiaries, to:

  •
  conduct the business of the Company and its subsidiaries only in the usual, regular and ordinary course consistent with past practice; and

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  use commercially reasonable efforts to preserve intact our business organization, to keep available the services of our current officers and employees, and keep our relationship with customers, supplier, licensors, licensees, distributors, governmental entities and others to the end that our goodwill and ongoing business shall be unimpaired at the effective time.

        We have also agreed that during the same time period, subject to certain exceptions and unless (i) otherwise required by law, (ii) Finmeccanica gives its prior consent (which consent will not be unreasonably withheld, delayed or conditioned), or (iii) otherwise contemplated by the merger agreement, including the confidential disclosure schedules, we will not:

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  amend our certificate of incorporation or by-laws or those of our subsidiaries;

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  issue, deliver, sell, pledge, dispose, encumber or grant, as applicable, any of our Common Stock, Preferred Stock or shares of our subsidiaries, or any options, warrants, convertible securities or other rights to acquire our Common Stock or shares of our subsidiaries, except that we can:

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  issue shares of Common Stock issuable in connection with options outstanding as of the date of the merger agreement;

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  issue shares of Common Stock issuable in connection with the vesting of restricted stock units outstanding as of the date of the merger agreement; or

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  declare, set aside, make or pay any dividends or other distribution (other than regularly distributed quarterly dividends not to exceed $0.03 per share or dividends or distributions by a subsidiary to its parent) or redeem, purchase or repurchase any Common Stock or shares of our subsidiaries, or any options, warrants, convertible securities or other rights to acquire our Common Stock, or shares of our subsidiaries;

  •
  other than as required by the Company's benefit plans as of the date of the merger agreement or as required by law:

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  materially increase, in the aggregate, the compensation, bonus or fringe or other benefits payable to any current or former director, officer, employee or consultant of the Company or any subsidiary, except for any planned salary increases and payment of bonuses set forth in the disclosure provided by the Company to Finmeccanica;

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  grant or pay any severance or termination pay, which is material in the aggregate, to any current or former director, officer, employee or consultant of the Company or any subsidiary, except as set forth in the disclosure provided by the Company to Finmeccanica;

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  take any action to fund or in any other way secure the payment of compensation or benefits under any Company benefit plan that is not required by law;

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  take any action to accelerate the vesting or payment or any compensation or benefit under a Company benefit plan;

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  materially change any actuarial or other assumption used to calculate funding obligations with respect to any Company benefit plan; or

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  establish, adopt, terminate or amend any Company benefit plan;

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  acquire or agree to acquire the stock or assets, that are material, individually or in the aggregate to the Company and its subsidiaries, of any entity;

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  repurchase, prepay or incur any indebtedness for borrowed money or guarantee any indebtedness any such indebtedness of another person or issue or sell any debt securities or warrants to acquire any debt securities of the Company or its subsidiaries, guarantee any debt securities of another person, or enter into any "keep well" or similar arrangement, other than indebtedness incurred under the Company's existing credit facilities, in each case in the ordinary course of business consistent with past practice in an amount not to exceed $125 million;

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  pay, discharge or satisfy any claims, liabilities or obligations, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company's SEC documents or incurred in the ordinary course of business consistent with past practice;

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  make any material changes in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except as required to by GAAP;

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  make or agree to make capital expenditures that would result in the total capital expenditure in any fiscal quarter to exceed $30 million;

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  cancel any material indebtedness (individually or in the aggregate) or waive, release, assign, settle or pay any claims or rights of substantial value;

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  waive the benefits of, or agree to modify in any material manner, any material confidentiality or any standstill agreement to which the Company or its subsidiaries is a party;

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  enter into any contract or make a bid that would result a contract with a related party or governmental entity (or that would otherwise be material) under which the Company or its subsidiaries would or would be expected to incur a loss or amend, revise, renew or terminate certain contracts with a related party or governmental entity (or that would otherwise be material) under which the Company or its subsidiaries is incurring or expected to incur a loss;

  •
  sell, lease, license or encumber any of our assets, except in the ordinary course of business, consistent with past practice or those with a value not exceeding $10 million; and

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  authorize, commit or agree to take any of the foregoing actions.

Stockholders Meeting

        The merger agreement requires us, as soon as practicable, to duly call, give notice of and hold a special meeting of our stockholders for the purpose of obtaining the vote of our stockholders necessary to approve the merger agreement, even if we change our recommendation that our stockholders vote in favor of adopting the merger agreement, unless the merger agreement is terminated as described below in "The Merger Agreement—Termination of the Merger Agreement".

        Except in certain circumstances described below in "The Merger Agreement—Restrictions on Solicitations," we are required to recommend that our stockholders vote in favor of adopting the merger agreement.

Restrictions on Solicitations

        We have agreed that prior to the consummation of the merger we will not, and we will ensure that our representatives do not, directly or indirectly:

  •
  solicit, purposely facilitate, initiate or encourage the making of any takeover proposal from any third person or group;

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  participate in any discussions or negotiations regarding. or furnish any information with respect to, or take any other action to purposely facilitate any inquiries or the making of any proposal that constitutes, or that may reasonably be expected to lead to, any takeover proposal; or

  •
  enter into any agreement with respect to any takeover proposal or resolve, agree or propose to take such action.

        Notwithstanding these restrictions, the merger agreement provides that if we receive a bona fide unsolicited takeover proposal from a third party before our stockholder vote, that our board of directors determines in good faith, after consultation with our outside counsel and financial advisors, that such takeover proposal constitutes or is reasonably likely to lead to a superior proposal, provided that, so long as the Company has not violated any of the restrictions with respect to solicitations set forth in the merger agreement, we may:

  •
  participate in discussions or negotiations regarding the takeover proposal; and

  •
  furnish information to the third party making the takeover proposal, subject to executing a confidentiality agreement with the third party.

        The Company is required to promptly (but in no case later than 48 hours after receipt) provide Finmeccanica oral and written notice of a takeover proposal, including price and other material terms of any such proposal (including the identity of the person making such takeover proposal), as well as to keep Finmeccanica reasonably informed on a reasonably current basis (but in no case later than 48 hours) of any material developments, discussion and negotiations.

        Our board of directors may, before receipt of the required stockholder approval, (i) withdraw its recommendation that our stockholders adopt the merger agreement, (ii) recommend the approval or adoption of any takeover proposal, (iii) recommend that our stockholders reject the merger agreement, the merger or any of the transactions contemplated thereby or (iv) resolve, agree or publicly propose to take any such actions, only in the following circumstances:

  •
  if our board of directors determines in good faith after consultation with outside counsel and the Company's financial adviser, that the failure to do so would be inconsistent with the directors' exercise of their fiduciary duties to the Company's stockholders under applicable law; or

  •
  if (i) the Company receives an unsolicited takeover proposal, and our board of directors determines in good faith after consultation with outside counsel and the Company's financial advisers, that the takeover proposal is a superior proposal, (ii) the Company gives Finmeccanica notice of such determination, the reasons therefor and the terms and conditions of the superior proposal, (iii) the Company gives Finmeccanica a five business day opportunity to match the superior proposal and engages in good faith discussions with Finmeccanica and Sub during that period, and (iv) following expiration of that period, our board of directors continues to believe, after taking into account a revised offer by Finmeccanica that the takeover proposal is still a superior proposal.

        Notwithstanding the above, our board of directors may, in all cases, take all actions necessary to comply with Rule 14e-2(a) of the Exchange Act regarding an unsolicited tender offer and make disclosure to our stockholders if it determines in good faith (after consulting with outside counsel) that failure to take such action would be reasonably likely to constitute a breach by our board of directors of its fiduciary duties to our stockholders; provided that such actions will violate the Company's restrictions on solicitation unless our board of directors publicly reaffirms its recommendation in favor of the adoption of the merger agreement within two business days after being requested by Finmeccanica to do so.

        Except as described above, our board of directors may not (i) adopt or approve, or resolve, agree or propose to approve, any takeover proposal, or (ii) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or relating to, or which is intended to or is reasonably likely to lead to, any takeover proposal, except as described herein. The merger agreement does not prevent us from complying with applicable laws with regard to making public disclosures of an acquisition proposal.

        A "takeover proposal" is generally defined in the merger agreement to mean any written offer or proposal or indication of interest to acquire at least 20% of the Company's assets or equity securities.

        A "superior proposal" is generally defined in the merger agreement to mean any bona fide written offer to acquire, directly or indirectly, 50% or more of the voting power of the Company or all or substantially all of the assets of the Company and its subsidiaries, which is on terms and conditions that our board of directors reasonably determines in its good faith (after consulting with our financial advisors, and after considering such factors as our board of directors considers to be appropriate, including the legal, financing, timing, regulatory and other aspects of the proposal), if consummated, would result in a transaction that is more favorable to our stockholders (taking into account any changes to the merger agreement proposed by Parent) and which is reasonably capable of being completed taking into account all financial, legal, regulatory and other aspects of the proposal.

        If we receive a superior proposal, the Company or its subsidiaries may enter into an acquisition agreement with respect to such proposal and terminate the merger agreement provided that (i) we give Finmeccanica a five business day opportunity to match the superior proposal, (ii) our board of directors continues to believe, after taking into account a revised offer by Finmeccanica, that the takeover proposal is still a superior proposal and (iii) we pay Finmeccanica a termination fee of $90 million.

Indemnification and Insurance

        Finmeccanica shall cause the surviving corporation to keep in effect all of the Company's obligations to indemnify and advance expenses of any individual who was or is an officer or director of the Company or any subsidiary of the Company (an "indemnitee") to the fullest extent the Company would be permitted to do so by applicable law and to the extent required by our current certificate of incorporation, bylaws and any individual indemnity agreements, until the expiration of the applicable statute of limitations with respect to claims against such directors and officers.

        For six years after the effective time, to the fullest extent the Company would be permitted to do so by applicable law, the surviving corporation will indemnify indemnitees from any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts, whether civil, criminal, administrative or investigative, in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to the merger agreement, the merger or any of the transaction contemplated thereby. In addition, the surviving corporation will also advance expenses (including attorneys' fees) if the indemnitee agrees to repay such amounts if ultimately determined not to be entitled to indemnification.

        The surviving corporation (i) shall not be liable for any settlement effected without its consent or for the fees or expenses of more than one counsel and (ii) will not settle any claim unless the settlement includes an unconditional release of indemnitees covered by the settlement.

        For a period of six years following the effective time, Finmeccanica shall cause the surviving corporation to maintain our current directors' and officers' insurance policies (or obtain substitutes for such policies provided certain requirements are met). The surviving corporation will not be required to pay an annual premium in excess of 200% of the annual premium paid by the Company for such insurance. If the annual premiums exceed 200% of the current annual premiums, the surviving corporation will obtain the maximum amount of such insurance obtainable for a cost not to exceed 200% of the annual premium.

Employee Benefits

        Following the effective time of the merger until December 31, 2009, Finmeccanica has agreed to, or to cause the surviving corporation to, provide to employees of the Company and any of its subsidiaries who remain employed with the surviving corporation (the "Continuing Employees"), employee benefits that, in the aggregate, are substantially comparable to those being provided to such individuals by the Company and its subsidiaries immediately prior to the effective time of the merger.

        Finmeccanica has agreed to cause the surviving corporation to give Continuing Employees credit for their service with the Company and its subsidiaries before the merger for purposes of eligibility, vesting and determination of the level of benefits (but not for benefit accrual purposes) with respect to any benefit plan covering the Continuing Employees following the effective time of the merger, including credit recognized by the Company prior to the effective time, other than certain incentive compensation plans of Finmeccanica. In addition, Finmeccanica has agreed to cause the surviving corporation to take into account eligible expenses incurred by employees or their covered dependents under a Company benefit plan during the year in which the effective time occurs for the purpose of satisfying all deductible, coinsurance and maximum out-of-pocket requirements under any surviving corporation benefit plan established following the effective time. Finmeccanica has further agreed to cause all pre-existing condition exclusions, waiting periods and requirements to show evidence of good health to be waived for the Continuing Employees (except to the extent any such pre-existing condition, waiting period or requirement to show evidence of good health was already in effect and had not been satisfied immediately prior to the effective time of the merger).

        Finmeccanica has agreed to cause the surviving corporation to honor all employment, change in control, severance and other compensation plans or arrangements existing prior to the execution of the merger agreement between the Company and any director, officer or employee. (the "Company Agreements"). The parties to the merger agreement have agreed that the consummation of the merger will constitute a "change in control" for purposes of the Company Agreements and all other Company benefit plans and related trusts. The parties to the merger agreement have further agreed that the consummation of the merger will constitute "good reason" for purposes of certain Company Agreements. In addition, the parties have agreed that, at the effective time of the merger, four senior executive officers of the Company will be entitled to cash payments in the amount that would be payable under the officers' existing employment agreements upon certain terminations of employment following a change in control.

        The Company will pay annual cash bonuses to all employees who are participants in the Company's annual bonus plans in respect to the fiscal year ended March 31, 2008 and the fiscal year beginning April 1, 2008. These payments shall be made by the Company in the ordinary course of business and at the time that the annual bonus would normally be paid. Following the effective time of the merger, the Company will also pay cash incentive payments to certain eligible employees. (For additional information regarding the incentive plan, see "Interests of Certain Persons in the Merger, Employee Incentive Payments" at page [      ].)

        At the effective time of the merger, Finmeccanica shall, or shall cause the Company to, provide an incentive compensation program for management of the surviving corporation. The incentive compensation program is intended to replace and provide economic value that is substantially comparable on an overall basis to that provided by the equity-based incentive compensation plans of the Company.

        Finmeccanica has agreed that the Company shall enter into a new employment agreement with the current Chairman, President and Chief Executive Officer of the Company prior to the closing of the merger, to be effective as of the closing of the merger, in accordance with terms set forth in a term sheet attached to the disclosure schedules to the merger agreement. In addition, following the effective time, Finmeccanica has agreed that the surviving corporation shall enter into new employment agreements with certain of the Company's current executive officers providing for base salary and bonus opportunities no less favorable than the base salary and bonus opportunities under their current employment agreements and such other terms and conditions that are substantially comparable on an overall basis to the other terms and conditions of their current employment agreements. Severance and other customary terms are to be negotiated.

Agreement to Take Appropriate Action

        The parties are required to use their reasonable best efforts to cause the conditions to the closing of the merger to be satisfied, including:

  •
  obtaining all consents, approvals or waivers necessary from governmental authorities and third parties to facilitate the merger and the related transactions (including, but not limited to, (i) making all necessary filings required under applicable antitrust laws, (ii) submitting a voluntary notice of the merger to the Committee on Foreign Investment in the United States pursuant to the Exon-Florio Amendment of the Defense Production Act of 1950, and (iii) preparing and submitting notification of the merger pursuant to the National Industrial

    Security Program Operating Manual to the Defense Security Service of the United States Department of Defense);

  •
  entering into a Special Security Agreement ("SSA") with the United States Department of Defense in accordance with the National Industrial Security Program Operating Manual ("NISPOM") and, where necessary to perform contracts requiring access to Navy Nuclear Propulsion Information or proscribed classified information as defined in the NISPOM, a proxy agreement in accordance with the NISPOM; provided that with the exception of an SSA covering the Company or a proxy agreement that results in the placement of operations representing less than 35% of the Company's revenues under a proxy agreement, neither Finmeccanica nor the Company shall be required to agree to any other structural or conduct remedy which would have a material adverse effect on the business of Finmeccanica and/or the Company's subsidiaries taken as a whole after giving effect to the merger;

  •
  if required to place under a proxy agreement operations of the Company and/or the Company's subsidiaries that account for a percentage equal to 35% or more but less than 40% of the Company's total revenue during the immediately preceding fiscal year, prior to exercising certain of its termination rights as a result of the foregoing, Finmeccanica shall consult with the Chief Executive Officer of the Company for a 30-day period regarding the potential for Finmeccanica to waive such termination rights;

  •
  defending any lawsuits or other legal proceedings, challenging the merger agreement or the consummation of the merger; and

  •
  the execution and delivery of any additional instruments necessary to consummate the merger.

Financing of the Merger Consideration

        Finmeccanica and Sub have represented to us that their obligations under the merger agreement are not subject to any conditions regarding their or any other person's ability to obtain financing for the consummation of the merger and related transactions. Prior to executing the merger agreement, Finmeccanica and Sub provided the Company with a commitment letter pursuant to which Finmeccanica has received a commitment from financial institutions, on the terms and subject to the conditions specified in the commitment letter, to make available funds to Finmeccanica for the purpose of consummating the merger. In addition, Finmeccanica and Sub have represented that the aggregate proceeds of the financing contemplated by the commitment letter, together with cash on hand, are sufficient to pay all amounts to be paid by Finmeccanica and Sub in connection with the merger.

Other Covenants

        The merger agreement contains additional agreements among the Company, Finmeccanica and Sub relating to, among other things:

  •
  the filing of this proxy statement and cooperation in preparing this proxy statement and responding to any comments received from the SEC regarding this proxy statement;

  •
  providing Finmeccanica and its representatives, and certain parties related to the subsequent transaction, access to our employees, properties, books and records;

  •
  notices of certain events;

  •
  providing notices and taking other actions with respect to the Company's outstanding debt instruments;

  •
  agreements with respect to defending any stockholder litigation; and

  •
  coordination of press releases and other public statements by either party related to the merger agreement.

Conditions to the Merger

        Conditions to Each Party's Obligations.    Each party's obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:

  •
  the approval of the merger by holders of a majority of the outstanding shares of our Common Stock;

  •
  the termination or expiration of the Hart-Scott-Rodino Antitrust Improvements Act ("HSR Act") waiting period and any required approvals by any other applicable governmental entity responsible for applying merger control or antitrust legislation;

  •
  the expiration of the period of time for any applicable review process under Section 721 of the Defense Production Act of 1950, as amended, 50 App. U.S.C. § 2170 (referred to as Exon-Florio), and no action taken by the President of the United States to prevent the consummation of the merger;

  •
  the authorization from the United States Department of Defense for the Company's and its subsidiaries' continued access to certain classified or unclassified controlled information, if applicable; and

  •
  the absence of a restraining order, injunction or law preventing the consummation of the merger.

        Conditions to Finmeccanica's and Sub's Obligations.    The obligation of Finmeccanica and Sub to complete the merger is subject to the satisfaction or waiver of the following conditions:

  •
  our representations and warranties being true and correct except where the failure to be so true and correct (without giving effect to any "materiality" or "Company Material Adverse Effect" qualifiers contained therein), individually or in the aggregate, has not and would not reasonably be expected to have a Company Material Adverse Effect (as "Company Material Adverse Effect" is defined above under "The Merger Agreement—Representations and Warranties");

  •
  certain of our representations and warranties relating to our compliance with the Foreign Corrupt Practices Act and other applicable international anti-bribery conventions and local anti-corruption and bribery laws and our status and lack of debarment or suspension for 90 days or more in any consecutive twelve-month period with respect to our ability to obtain contracts from the United States government being true and correct as of the effective time of the merger in all respects (if qualified as to materiality or Company Material Adverse Effect), or in all material respects (if not so qualified) and our representations and warranties regarding capitalization being true and correct except for decreases and increases of not more than 0.05%;

  •
  the performance in all material respects by us of all our obligations under the merger agreement; and

  •
  no Company Material Adverse Effect having occurred since the merger agreement was signed.

        Conditions to the Company's Obligations.    Our obligation to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

  •
  the representations and warranties of Finmeccanica and Sub qualified by materiality or Parent Material Adverse Effect being true and correct, and the representations and warranties not so qualified being true and correct except where the failure to be so true and correct would not reasonably be expected to have a Parent Material Adverse Effect (as "Parent Material Adverse Effect" is defined above under "The Merger Agreement—Representations and Warranties"); and

  •
  the performance in all material respects by Parent and Sub of all their obligations under the merger agreement.

Termination of the Merger Agreement

        The Company and Finmeccanica may agree in writing to terminate the merger agreement without completing the merger at any time. The merger agreement may also be terminated at any time in certain other circumstances, including:

  •
  by Finmeccanica or the Company if:

  •
  the merger has not been consummated by December 15, 2008 (or, under certain circumstances, January 31, 2009);

  •
  there is a non-appealable governmental order, decree or ruling restraining, enjoining or otherwise prohibiting the merger; or

  •
  our stockholders do not adopt the merger agreement and approve the merger at the special meeting or any adjournment or postponement thereof.

  •
  by Finmeccanica if:

  •
  the Company is in breach of its representations or covenants under the merger agreement, and any such breach would result in the failure of a condition of Finmeccanica's obligation to close and cannot be cured or is not cured within 30 days following written notice to the Company;

  •
  our board of directors changes, withdraws or modifies its recommendation to the stockholders to vote for the transaction; or

  •
  having complied with the requirements set forth in the merger agreement relating to certain regulatory approvals and after a reasonable period of discussion with the U.S. Government, Finmeccanica reasonably concludes that in order for the Company and/or its subsidiaries to retain facility security clearances necessary to perform existing classified contracts accounting for 35% or more of the Company's total revenue during the immediately preceding fiscal year, the Company and/or its subsidiaries would be required to implement a proxy agreement pursuant to the National Industrial Security Program Operating Manual.

  •
  By the Company if:

  •
  Finmeccanica is in breach of its representations or covenants under the merger agreement, and any such breach would result in the failure of a condition of our obligation to close and cannot be cured or is not cured within 30 days following written notice to Finmeccanica; or

  •
  having complied with the restrictions set forth in the merger agreement, the Company desires to enter into an agreement with respect to a superior proposal.

        If the merger agreement is terminated as specified above, the merger agreement will have no further effect, except for certain circumstances requiring the payment of a termination fee. See "The Merger Agreement—Termination Fee and Expenses" below. If the merger agreement is terminated, certain covenants will survive the termination.

Termination Fee and Expenses

  Company Termination Fee

        We have agreed to pay a termination fee of $90.0 million to Finmeccanica if:

  •
  We terminate the merger agreement before our stockholders' meeting in order to enter into an agreement with a third party because our board of directors concluded in good faith after consultation with our advisors that the takeover proposal set forth in such agreement is a superior proposal; or

  •
  Finmeccanica terminates the merger agreement because our board of directors withdraws or modifies in a manner adverse to Finmeccanica or Sub, or resolves, agrees or publicly proposes to withdraw or modify, in a manner adverse to Finmeccanica or Sub, its recommendation that our stockholders adopt the merger agreement and approve the merger or fails to recommend that our stockholders adopt the merger agreement and approve the merger or recommends the approval or adoption of any takeover proposal.

        In addition, we have agreed to pay a termination fee of $90 million to Finmeccanica if:

  •
  a takeover proposal has been made to the Company or its stockholders or has otherwise become publicly known;

  •
  the merger agreement is terminated by either party on December 15, 2008 or thereafter (or in certain circumstances, on January 31, 2009 or thereafter) because the merger has not occurred by such time or the merger agreement is terminated by either party because our stockholder vote was not obtained; and

  •
  within 12 months of termination we enter into an agreement with a third party to acquire 40% or more of the Company's stock or assets.

  Expenses

        All expenses incurred in connection with the merger agreement will be paid by the party incurring such expenses, except as set out above.

Amendment and Waiver

        The merger agreement may be amended by a written agreement by Finmeccanica, Sub and us at any time prior to the effective time of the merger, except that no amendment that requires the further approval of our stockholders may be made without the further approval of such stockholders.

        At any time prior to the effective time of the merger, to the extent allowed by law, Finmeccanica, Sub or the Company may

  •
  extend the time of performance of obligations or acts of the other parties;

  •
  waive any inaccuracies in the representations or warranties of the other parties; or

  •
  waive compliance by the other parties with any of the agreements or conditions contained in the merger agreement.

Specific Enforcement

        Each party to the merger agreement has consented to the issuance of injunctive relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of this agreement exclusively in a federal or state court located in Delaware or New York.

PROJECTED FINANCIAL INFORMATION

        The Company's senior management does not as a matter of course make public projections as to future performance or earnings beyond the current year and is especially wary of making projections for extended periods due to the unpredictability of the underlying assumptions and estimates. However, certain financial forecasts prepared by senior management were made available to our board of directors, our financial advisors, Finmeccanica and their financial advisors in connection with their consideration of the merger. We have included the material projections in this proxy statement to provide our stockholders access to certain nonpublic information considered by Finmeccanica or our board of directors for purposes of considering and evaluating the merger. The inclusion of this information should not be regarded as an indication to any stockholder that our board of directors, Finmeccanica or any other recipient of this information considered, or now considers, it to be predictive of actual future results. The projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions, as well as other factors described above under the caption "Cautionary Statement Concerning Forward-Looking Information" and matters specific to the Company's business, many of which are beyond the Company's control. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. Since the projections cover multiple years, such information by its nature becomes less predictive with each successive year. The financial projections were prepared solely for internal use, for the use of our board of directors, Finmeccanica, and our and Finmeccania's respective advisors in connection with the potential transaction and not with a view toward public disclosure or toward complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The projections included in this proxy statement were prepared by, and are the responsibility of the Company's management. Neither the Company's independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The KPMG LLP reports incorporated by reference in this proxy statement relate to the Company's historical financial information. They do not extend to the projected financial information and should not be read to do so. Furthermore, the financial projections do not take into account any circumstances or events occurring after the projections were prepared, that were unforeseen by the Company's management at the time of preparation. The Company has made publicly available its actual results of operations for the year ended March 31, 2008. You should review the Company's Annual Report on Form 10-K for the year ended March 31, 2008 to obtain this information. Readers of this proxy statement are cautioned not to place undue reliance on the projections set forth below. No one has made or makes any representation to any stockholder regarding the information included in these projections. The inclusion of projections in this proxy statement should not be regarded as an indication that such projections will be an accurate prediction of future events, and they should not be relied on as such. Except as required by applicable securities laws, the Company undertakes no obligation to update, or otherwise revise the material projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error.

        The forecasts have been prepared using accounting policies consistent with our annual and interim financial statements. Projected revenues are based on expected backlog, projected bookings and customer or prospective customer delivery requirements. The projections do not take into account any potential future DoD supplemental defense budget authorizations. Margins are projected by program/contract based on past experience, as well as future expectations, and are based on numerous assumptions including, without limitation, general inflation, labor learning curves, energy prices and labor escalation.

        Capital expenditures are based upon normal replacement rates adjusted for specific initiatives that are planned such as major enterprise resource planning implementations, facility upgrades or major equipment purchases.

Projected Fiscal Year ending March 31
(in thousands)

	2009	2010	2011	2012	2013
Revenues	$3,400,000	$3,540,000	$3,640,000	$3,860,000	$4,100,000
Operating Income	$360,000	$375,000	$390,000	$417,000	$450,000
Capital Expenditures	$104,000	$90,000	$75,000	$75,000	$75,000

MARKET PRICES OF COMMON STOCK

        Our Common Stock is traded on the NYSE under the symbol "DRS" The following table sets forth the high and low sales prices per share of our Common Stock on the NYSE for the periods indicated.

Market Information

	Common Stock
	High	Low
Fiscal Year Ending March 31, 2007
1st Quarter	$57.56	$45.56
2nd Quarter	$48.08	$36.09
3rd Quarter	$52.68	$43.29
4th Quarter	$55.94	$51.95
Fiscal Year Ending March 31, 2008
1st Quarter	$57.27	$48.51
2nd Quarter	$58.14	$45.92
3rd Quarter	$61.24	$53.92
4th Quarter	$58.49	$49.80
Fiscal Year Ending March 31, 2009
1st Quarter	$79.83	$58.29

        The closing sale price of our Common Stock on the NYSE on May 12, 2008, which was the last trading day before we announced the merger (but after public reports made on May 8, 2008 regarding a potential sale of the Company), was $77.19. On [            ], 2008, the last trading day before this proxy statement was printed, the closing price for our Common Stock on the NYSE was $[            ]. You are encouraged to obtain current market quotations for the Common Stock in connection with voting your shares.

        On May 12, 2008, the Board of Directors declared a quarterly cash dividend of $0.03 per share on our Common Stock, and announced it on May 14, 2008. The dividend is payable on June 30, 2008 to stockholders of record as of the close of business on June 13, 2008. Our credit facility and the terms of the merger agreement allow the payment of dividends or other distributions on our common stock, subject to certain restrictions. Any future declaration of dividends will be subject to the discretion of our Board of Directors. The timing, amount and form of any future dividends will depend, among other things, on our results of operations, financial condition, cash requirements, plans for expansion, limitations imposed by our amended and restated credit agreement and indentures governing our notes, limitations imposed by the merger agreement and other factors deemed relevant by our Board of Directors.

DISSENTERS' RIGHTS OF APPRAISAL

        Under Delaware law, you have the right to dissent from the merger and to receive payment in cash for the fair value of your Common Stock, as determined by the Court of Chancery of the State of Delaware (the "Chancery Court"). Any of our stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the Delaware General Corporation Law in order to perfect their rights. We will require strict compliance with the statutory procedures. A copy of Section 262 is attached to this proxy statement as Annex D.

        The following is a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect the stockholder's appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law. The following summary does not constitute any legal or other advice that you exercise your right to appraisal under Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex D because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law. Section 262 requires that stockholders be notified not less than 20 days before the special meeting to vote on the merger that dissenters' appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to our stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262.

        If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

  •
  You must deliver to us, as set forth below, a written demand for appraisal of your shares before our stockholder vote is taken on the merger agreement at the special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the merger. Voting against or failing to vote for the merger itself does not constitute a demand for appraisal under Section 262.

  •
  You must not vote in favor of the merger. A vote in favor of the merger, by proxy, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

  •
  You must hold of record the shares of our Common Stock on the date the written demand for appraisal is made and continue to hold the shares of record through the completion of the merger.

        If you fail to comply with any of these conditions, and the merger is completed, you will be entitled to receive the cash payment for your shares of our Common Stock as provided for in the merger agreement, but will have no appraisal rights with respect to your shares of our Common Stock.

        All demands for appraisal should be addressed to the Company, Corporate Secretary, 5 Sylvan Way, Parsippany, New Jersey, 07054, should be delivered before the vote on the merger is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of our Common Stock. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

        To be effective, a demand for appraisal by a holder of our Common Stock must be made by, or in the name of, such record stockholder, fully and correctly, as the stockholder's name appears on his or her stock certificate(s) and cannot be made by the beneficial owner if he or she does not also hold the shares of record. The beneficial holder must, in such cases, have the record owner submit the required demand in respect of such shares.

        If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his, her or its right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In such case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of such record owner.

        If you hold your shares of our Common Stock in a brokerage or bank account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or bank or such other nominee to determine the appropriate procedures for the making of a demand for appraisal by such nominee. Within 10 days after the effective date of the merger, the surviving entity must give written notice of the date the merger became effective to each the Company stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger. Within 120 days after the effective date of the merger, either the surviving entity or any stockholder who has complied with the requirements of Section 262 may file a petition in the Chancery Court demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving entity has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify such stockholder's previous written demand for appraisal.

        At any time within 60 days after the effective date of the merger, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of our Common Stock. Any attempt to withdraw an appraisal demand more than 60 days after the effective date of the merger will require the written approval of the surviving entity. Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 will be entitled, upon written request, to receive a statement setting forth the aggregate number of shares of our Common Stock not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed within ten days after a written request has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated within 20 days after receiving service of a copy of the petition to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares. After notice to dissenting stockholders who demanded appraisal of their shares, the Chancery Court is empowered to conduct a hearing upon the petition, to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Chancery Court may dismiss the proceedings as to such stockholder.

        After determination of the stockholders entitled to appraisal of their shares of our Common Stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid. When the value is determined the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing such shares.

        In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of your shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive pursuant to the merger agreement. You should be aware that investment banking opinions as to the fairness, from a financial point of view, of the consideration payable in a merger are not opinions as to fair value under Section 262. Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective date of the merger, be entitled to vote shares subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares (other than with respect to payment as of a record date prior to the effective date); however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if such stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the merger within 60 days after the effective date of the merger, then the right of such stockholder to appraisal will cease and such stockholder will be entitled to receive the cash payment for shares of his or her the Company Common Stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation and must, to be effective, be made within 120 days after the effective date.

In view of the complexity of Section 262, any of our stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors. Failure to take any required step in connection with exercising appraisal rights may result in the termination or waiver of such rights.

ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING

        We are asking our stockholders to vote on a proposal to adjourn or postpone the special meeting, if necessary or appropriate, in order to allow for the solicitation of additional proxies if there are insufficient votes at the time of the meeting to approve the merger agreement.

        Our board of directors recommends that our stockholders vote "FOR" the approval of any proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of approval of the merger agreement at the time of the special meeting.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Beneficial Ownership Table

        The following table sets forth certain information regarding beneficial ownership of our Common Stock as of May 23, 2008, except as otherwise indicated in the footnotes, for: (1) each person who we know beneficially owns 5% or more of the outstanding shares of our Common Stock, (2) each director and named executive officer, and (3) all directors and executive officers as a group. Except as indicated in the footnotes to the table, each person named in the table has sole voting and investment power with respect to all shares of securities shown as beneficially owned by them, subject to community property laws where applicable.

        Please see the footnotes below for the disclosure required by the Securities Exchange Act of 1934, for each of the parties listed below.

Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class(1)	Number of Exercisable Stock Options Included in Number of Shares Beneficially Owned
Marsico Capital Management, LLC	2,635,439	(2)	6.36	*
FMR LLC.	2,862,766	(3)	6.91	*
Directors and Named Executive Officers
Mark S. Newman	758,570	(4)(5)(6)	1.8	1.3
Ira Albom	27,300	(4)	*	*
Charles G. Boyd	6,500	(4)	*	*
Donald C. Fraser	17,500	(4)	*	*
William F. Heitmann	19,500	(4)	*	*
Steven S. Honigman	0		*	*
C. Shelton James	5,866	(4)	*	*
Mark N. Kaplan	31,000	(4)	*	*
Stuart F. Platt	13,150	(4)	*	*
Dennis J. Reimer	13,000	(4)	*	*
Eric J. Rosen	25,000	(4)	*	*
Robert F. Mehmel	210,696	(4)(6)	*	*
Phillip M. Balisle(8)	15,278	(4)(6)	*	*
Michael L. Bowman(9)	34,274	(4)(6)	*	*
Nina Laserson Dunn	87,192	(4)(6)	*	*
Richard A. Schneider	131,542	(4)(6)	*	*
All directors, director nominees and executive officers as a group (16 persons)	1,396,368	(4)(6)	3.2	2.6

*
Less than 1%

(1)
Based on shares outstanding on May 23, 2008. As of May 23, 2008 there were 41,428,176 shares of common stock outstanding.

(2)
As reported in Schedule 13F filed by Marsico Capital Management, LLC with the SEC on May 15, 2008.

(3)
As reported in Schedule 13F filed by FMR LLC with the SEC on May 15, 2008. The following information is based upon Amendment No. 2 of FMR LLC's Schedule 13G filed by FMR LLC with the SEC on February 14, 2008:

Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of the common stock of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

Edward C. Johnson 3d and FMR LLC, through their control of Fidelity and the investment companies, each has sole power to dispose of the shares owned by the investment companies.

Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees.

(4)
Includes shares of common stock that might be purchased upon exercise of options that were exercisable on May 23, 2008 or within 60 days thereafter, as follows: Mr. Newman, 556,329 shares; Mr. Albom, 22,500 shares; General Boyd, 5,000; Dr. Fraser, 17,500 shares; Mr. Heitmann, 17,500 shares; Mr. James, 5,000 shares; Mr. Kaplan, 22,500 shares; Admiral Platt, 2,500 shares; General Reimer, 12,500 shares; Mr. Rosen, 25,000 shares; Mr. Mehmel, 186,972 shares; Mr. Balisle, 6,050 shares; Mr. Bowman, 21,281 shares; Ms. Dunn, 71,285 shares; Mr. Schneider, 107,085 shares; and all directors, nominees and executive officers as a group, 1,079,002 shares.

(5)
Does not include 1,785 shares of common stock held by the trustee of our Retirement/Savings Plan. Mr. Newman and Mr. Schneider share the power to direct the voting of such shares with members of the administrative committee of such plan. Mr. Newman and Mr. Schneider disclaim beneficial ownership as to and of such shares.

(6)
Includes shares of restricted stock with a vesting date of June 15, 2010, as follows: Mr. Newman, 25,782 shares; Mr. Mehmel, 8,287 shares; Mr. Balisle, 2,025 shares; Mr. Bowman, 5,985 shares; Ms. Dunn, 5,985 shares; Mr. Schneider, 5,985 shares; and all directors, nominees and executive officers as a group, 54,049 shares. Restricted stock is granted in the name of the employee, who has all of the rights of a stockholder, including the right to receive cash dividends on restricted stock and the right to vote the restricted stock, subject to certain restrictions. The restricted stock shares vest three years from the date of grant.

Includes shares of restricted stock with a vesting date of June 16, 2009, as follows: Mr. Newman, 19,034 shares; Mr. Mehmel, 7,513 shares; Mr. Balisle, 2,103 shares; Mr. Bowman, 4,508 shares; Ms. Dunn, 4,508 shares; Mr. Schneider, 4,508 shares; and all directors, nominees and executive officers as a group, 42,174 shares.

Includes 5,000 shares of restricted stock with a vesting date of September 26, 2008 for Mr. Balisle.

Includes shares of restricted stock with a vesting date of July 6, 2008, as follows: Mr. Newman, 13,000 shares; Mr. Mehmel 5,000 shares; Mr. Bowman 2,500 shares; Ms. Dunn 2,500 shares; Mr. Schneider 2,500 shares; and all directors, nominees and executive officers as a group, 25,500 shares.

(7)
Excludes 4,800 shares of common stock previously registered in the name of Mr. Newman as custodian for one of his daughters. These shares were reissued in the name of his daughter and Mr. Newman no longer acts as custodian. Includes 50,000 shares of common stock, the receipt of which has been deferred by Mr. Newman.

(8)
Vice Admiral Phillip M. Balisle, USN (Ret.) has been named Executive Vice President, Washington Operations as of April 1, 2008.

(9)
Mr. Bowman stepped down from his position as Executive Vice President, Washington Operations, as of March 31, 2008.

STOCKHOLDER PROPOSALS

        If the merger is completed, we do not expect to hold an annual meeting of stockholders in 2008. If the merger is not completed, you will continue to be entitled to attend and participate in our annual meetings of stockholders, in which case stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2008 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act.

        Pursuant to Exchange Act Rule 14a-8, because we anticipate that any 2008 annual meeting will be held more than 30 days after the anniversary of the 2007 annual meeting of stockholders, stockholder proposals for the 2008 Annual Meeting must be received in writing at our principal executive offices not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever occurs first, to be considered for inclusion in our proxy materials relating to such meeting.

        In addition, if the merger is not consummated, and you wish to nominate directors for election at the 2008 annual meeting of stockholders or to submit a proposal that is not intended to be included in our proxy materials relating to such meeting, our bylaws require that:

  •
  your notice to the Corporate Secretary contains the specific information set forth in our bylaws;

  •
  you be a stockholder of record at the time you deliver your notice to the Secretary and be entitled to vote at the meeting of stockholders to which such notice relates; and

  •
  you notify the Corporate Secretary in writing where such notification is so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

        In addition, notice of stockholder proposals must be received a reasonable time before we mail our proxy materials in order to be considered "timely" under Exchange Act Rule 14a-4(c). A nomination or other proposal will be disregarded if it does not comply with the above procedure and any additional requirements set forth in our bylaws. Please note that these requirements are separate from the SEC's requirements to have your proposal included in our proxy materials. All proposals and nominations should be sent to DRS Technologies, Inc., 5 Sylvan Way, Parsippany, New Jersey 07054, Attention: Corporate Secretary.

OTHER MATTERS

Other Business at Special Meeting

        Our board of directors does not know of any other business that may be presented for consideration at the special meeting. If any business not described herein should come before the special meeting, the persons named in the enclosed proxy care will vote on those matters in accordance with their best judgment.

Delivery of this Proxy Statement

        The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, known as "householding," potentially means extra convenience for stockholders and cost savings for companies. This year, a number of brokers with customers who are our stockholders will be "householding" our proxy materials unless contrary instructions have been received from the customers. We will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any stockholder sharing an address to which only one copy was mailed. Requests for additional copies should be directed to our proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, or by telephone at 1-(877) 687-1866, or to DRS Technologies, Inc., 5 Sylvan Way, Parsippany, New Jersey 07054, Attention: Investor Relations, or by telephone at (973) 898-1500.

        Once a stockholder has received notice from his or her broker that the broker will be "householding" communications to the stockholder's address, "householding" will continue until the stockholder is notified otherwise or until the stockholder revokes his or her consent. If, at any time, a stockholder no longer wishes to participate in "householding" and would prefer to receive separate copies of the proxy statement, the stockholder should so notify his or her broker. Any stockholder who currently receives multiple copies of the proxy statement at his or her address and would like to request "householding" of communications should contact his or her broker or, if shares are registered in the stockholder's name, our Investor Relations, at the address or telephone number provided above.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

      Public Reference Room
      100 F Street, N.E.
      Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. The Company's public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

        Reports, proxy statements or other information concerning us may also be inspected at the offices of the New York Stock Exchange at:

      20 Broad Street
      New York, NY 10005

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at DRS Technologies, Inc., 5 Sylvan Way, Parsippany, New Jersey 07054, Attention: Investor Relations, or by telephone at (973) 898-1500. If you would like to request documents, please do so by [            ], 2008, in order to receive them before the special meeting. Our public filings are also available to you on our website at www.DRS.com.

        The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to

Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting:

DRS Technologies, Inc. Filings:	Periods:
Annual Report on Form 10-K	Year ended March 31, 2008
Current Reports on Form 8-K	May 9, 2008
May 13, 2008
May 15, 2008
May 30, 2008

        No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [            ], 2008. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF MERGER

Dated as of May 12, 2008

Among

FINMECCANICA—SOCIETÁ PER AZIONI,

DRAGON MERGER SUB, INC.

And

DRS TECHNOLOGIES, INC.

i

GLOSSARY OF DEFINED TERMS

Term	Section
Acquisition Agreement	5.02(b)
Adverse Recommendation Change	5.02(b)
affiliate	9.03
Alternative Financing Commitments	Section 6.03(a)
Anti-Bribery Laws	3.13(c)
Appraisal Shares	2.01(d)
Bid	3.15(b)
business day	9.03
CEO	Section 6.07(a)
CEO Agreement	Section 6.07(a)
Certificate of Merger	1.03
Certificates	2.02(b)
CFIUS	Section 6.04(b)(i)
Closing	1.02
Closing Date	1.02
Code	2.02(h)
Company	Preamble
Company Agreement	Section 6.07(a)
Company Benefit Plan	3.11(a)
Company Board	3.04(b)
Company By-laws	3.01
Company Capital Stock	3.03(a)
Company Charter	3.01
Company Common Stock	Recitals
Company Disclosure Letter	Article III
Company Government Contract	3.15(b)
Company Government Subcontract	3.15(b)
Company Intellectual Property Rights	Section 3.17(k)(i)
Company License Agreements	Section 3.17(d)
Company Material Adverse Effect	9.03
Company Preferred Stock	3.03(a)
Company Recommendation	3.04(b)
Company Restricted Stock	3.03(a)
Company SEC Documents	3.06(a)
Company Stock Options	3.03(a)
Company Stock Plans	3.03(a)
Company Stock-Based Award	9.03
Company Stockholder Approval	3.04(c)
Company Subsidiaries	3.01
Company Superior Proposal	5.02(e)
Company Takeover Proposal	5.02(e)
Company Welfare Plans	Section 6.07(a)
Competition Authorities	6.04(b)(ii)
Confidentiality Agreement	Section 6.03(a)
Consent	3.05(b)
Continuing Employees	Section 6.07(a)
Contract	3.05(a)
Convertible Notes	6.06(a)

Copyrights	Section 3.17(k)(i)
DGCL	1.01
DoD	Section 6.04(b)(i)
DSS	Section 6.04(b)(i)
Effective Time	1.03
Environmental Claim	3.14(d)
Environmental Laws	3.14(d)
Environmental Permits	3.14(b)
ERISA	3.11(c)
ERISA Affiliate	3.11(a)
Exchange Act	3.05(b)
Exchange Fund	2.02(a)
Executive Agreements	Section 6.07(a)
Exon-Florio	3.05(b)
Export Control Laws	3.13(b)
FAR	Section 3.05(b)
Filed Company SEC Documents	Article III
Financial Statements	3.06(a)
Financing	Section 6.03(a)
Financing Agreement	Section 6.03(a)
Financing Commitments	Section 6.03(a)
FOCI	3.05(b)
GAAP	3.06(a)
Governmental Entity	3.05(b)
Hazardous Materials	3.14(d)
HSR Act	3.05(b)
Indentures	6.06(a)
Intellectual Property Rights	Section 3.17(k)(i)
IRS	3.11(b)
Judgment	3.05(a)
Knowledge	9.03
Law	3.05(a)
Lease	3.16(b)
Liens	3.02(a)
Management Incentive Program	Section 6.07(a)
Material Company Contracts	3.15(a)
Maximum Premium	6.08(b)
Merger	Recitals
Merger Consideration	2.01(c)
NISPOM	3.05(b)
Notes	6.06(a)
Outside Date	8.01(b)(i)
Parent	Preamble
Parent Material Adverse Effect	9.03
Patents	Section 3.17(k)(i)
Paying Agent	2.02(a)
Permits	3.13(a)
Permitted Liens	9.03
person	9.03
Post-Closing Plans	Section 6.07(a)

v

Post-Closing Welfare Plans	Section 6.07(a)
Proxy Statement	3.05(b)
Proxy Threshold Event	9.03
Related Persons	3.18
Release	3.14(d)
Representatives	5.02(a)
RSUs	3.03(a)
SEC	Article III
Section 262	2.01(d)
Securities Act	3.06(a)
SOX	3.06(a)
Special Meeting	6.02
Specified Agreement	Section 6.07(a)
SSA	Section 6.04(b)(i)
Sub	Preamble
subsidiary	9.03
Surviving Corporation	1.01
tax	3.09(j)(i)
tax return	3.09(j)(ii)
taxes	3.09(j)(i)
Termination Fee	6.09(b)
Trademarks	Section 3.17(k)(i)
Transfer Taxes	6.11

        AGREEMENT AND PLAN OF MERGER dated as of May 12, 2008 among Finmeccanica—Societá per azioni, a societá per azioni organized under the laws of Italy ("Parent"), Dragon Merger Sub, Inc., a Delaware corporation ("Sub") and a wholly owned subsidiary of Parent, and DRS Technologies, Inc., a Delaware corporation (the "Company").

        WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved Parent's acquisition of the Company on the terms and subject to the conditions set forth in this Agreement;

        WHEREAS the respective boards of directors of Parent, Sub and the Company have approved and declared advisable this Agreement and the transactions contemplated hereby, including the merger of Sub with and into the Company (the "Merger") whereby each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") not owned by Parent, Sub or the Company or their respective subsidiaries shall be converted into the right to receive $81.00 in cash; and

        WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

The Merger

        SECTION 1.01    The Merger.    On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). At the election of Parent, any direct or indirect U.S. wholly owned subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger or another wholly-owned Subsidiary of Parent may acquire all of the shares of capital stock of Sub currently held by Parent. In such event, the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing.

        SECTION 1.02    Closing.    The closing of the Merger (the "Closing") shall take place at the offices of Arnold & Porter LLP, 555 12th Street, NW, Washington, DC 20004 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by Law, waiver by all parties) of the conditions set forth in Section 7.01, or, if on such day any condition set forth in Section 7.02 or 7.03 has not been satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof), as soon as practicable after all the conditions set forth in Article VII have been satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

        SECTION 1.03    Effective Time.    Prior to the Closing, the parties shall prepare, and on the Closing Date shall file with the Secretary of State of the State of Delaware, a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

        SECTION 1.04    Effects.    The Merger shall have the effects set forth in Section 259 of the DGCL.

        SECTION 1.05    Certificate of Incorporation and By-laws.    (a) The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

        (b)   The By-laws of Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

        SECTION 1.06    Directors.    The directors of Sub immediately prior to the Effective Time (which shall have been selected in consultation with the Company) shall be the directors of the Surviving Corporation from and after the Effective Time. Subject to Section 6.13, such directors shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

        SECTION 1.07    Officers.    The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

ARTICLE II

Effect on the Capital Stock of the
Constituent Corporations; Exchange of Certificates

        SECTION 2.01    Effect on Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

        (a)   Capital Stock of Sub.    Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

        (b)   Cancellation of Treasury Stock and Parent-Owned Stock.    Each share of Company Common Stock that is owned by the Company, Parent, Sub or by any of their respective wholly-owned subsidiaries shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

        (c)   Conversion of Company Common Stock.    (1) Subject to Sections 2.01(b) and 2.01(d), each issued and outstanding share of Company Common Stock shall be converted into the right to receive $81.00 in cash, without interest (the "Merger Consideration").

        (2)   As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of book-entry shares or a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and certain dividends or other distributions in accordance with Section 2.02(c) upon surrender of such certificate (or affidavit or loss in lieu thereof) or book-entry shares in accordance with Section 2.02.

        (d)   Appraisal Rights.    Notwithstanding anything in this Agreement to the contrary, shares ("Appraisal Shares") of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands appraisal of such Appraisal Shares pursuant to, and who complies in all respects with, Section 262 of the DGCL ("Section 262") shall not be converted into Merger Consideration as provided in Section 2.01(c), but rather the holders of Appraisal Shares shall be entitled to payment of the fair value of such Appraisal Shares in accordance with Section 262; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, Merger Consideration as provided in Section 2.01(c). The Company shall serve prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, any withdrawals of such demands, and any other instruments served pursuant to the DGCL received by the Company, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

        SECTION 2.02    Exchange of Certificates.    (a) Paying Agent. As of the Effective Time, Parent shall select a bank or trust company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration upon surrender of certificates (or affidavit of loss in lieu thereof) or book-entry shares representing Company Common Stock. Parent shall provide, or cause to be provided to the Paying Agent on a timely basis, as and when needed after the Effective Time, cash necessary to pay for the shares of Company Common Stock converted into the right to receive Merger Consideration pursuant to Section 2.01(c) (such cash being hereinafter referred to as the "Exchange Fund").

        (b)   Exchange Procedure.    As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates (the "Certificates") or book-entry shares that immediately prior to the Effective Time represented outstanding shares of Company Common Stock that were converted into the right to receive Merger Consideration pursuant to Section 2.01(c) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or book-entry shares shall pass, only upon delivery of the Certificates (or affidavit of loss in lieu thereof) or book-entry shares to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates (or affidavit of loss in lieu thereof) or book-entry shares in exchange for Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu thereof) or book-entry shares for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate (or affidavit of loss in lieu thereof) or book-entry shares shall be entitled to receive in exchange therefore the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate (or affidavit of loss in lieu thereof) or book-entry shares shall have been converted pursuant to Section 2.01 and certain dividends and other distributions in respect of Company Common Stock in accordance with Section 2.02(c), and the Certificate (or affidavit of loss in lieu thereof) or book-entry shares so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate or book-entry shares so surrendered is registered, if such Certificate or book-entry shares shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or book-entry shares or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate or book-entry shares shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, and certain dividends or other distributions in accordance with Section 2.02(c). No interest shall be paid or accrue on the cash payable upon surrender of any Certificate or book-entry shares.

        (c)   No Further Ownership Rights in Company Common Stock.    The Merger Consideration paid in accordance with the terms of this Article II upon surrender of any Certificate or book-entry shares shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay, without interest thereon, any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

        (d)   Termination of Exchange Fund.    Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for nine months after the Effective Time shall be delivered to Parent, upon demand, and any holder of Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to Parent for payment of its claim for Merger Consideration.

        (e)   No Liability.    None of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or book-entry shares has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration in respect of such Certificate or book-entry shares would otherwise escheat to or become the property of any Governmental Entity), any such cash, dividends or distributions in respect of such Certificate or book-entry shares shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

        (f)    Investment of Exchange Fund.    The Parent may cause the Paying Agent to invest the cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent and any losses resulting from such investments shall be borne by Parent. No such investment shall relieve Parent or the Paying Agent from making the payments required by this Article II, and following any losses that result in the amount of cash included in the Exchange Fund to be insufficient to make the remaining payments contemplated to be paid by the Paying Agent from the Exchange Fund pursuant to this Article II, Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of Company Common Stock, Company Options, Restricted Stock Awards and RSUs, as applicable.

        (g)   Lost Certificates.    If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration with respect thereto, without interest.

        (h)   Withholding Rights.    Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or under any provision of any supranational, national, federal, state, local or municipal (whether domestic or foreign) tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent, as applicable.

ARTICLE III

Representations and Warranties of the Company

        Except as expressly set forth (i) in the reports, schedules, forms, statements and other documents filed by the Company with the United States Securities and Exchange Commission (the "SEC") after March 31, 2005 and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents") (excluding any risk factor disclosure and disclosure of risks included in any "forward-looking statements" disclaimer or other statements included in such Filed SEC Documents to the extent that they are predictive or forward-looking in nature), or (ii) in the attached disclosure letter, dated the date of this Agreement, from the Company to Parent (the "Company Disclosure Letter"); provided that, (x) any facts, items or exceptions disclosed in any section of the Company Disclosure Letter shall be deemed to be disclosed on another section of the Company Disclosure Letter if the applicability of such fact, item or exception to such other section would be reasonably apparent and (y) any listing of any fact, item or exception in any section of the Company Disclosure Letter shall not be construed as an admission of liability under any applicable Law or for any other purpose and shall not be construed as an admission that such fact, item or exception is in fact material or create a measure of materiality for purposes of this Agreement or otherwise, the Company represents and warrants to Parent and Sub as follows:

        SECTION 3.01    Organization, Standing and Power.    Each of the Company and each of its subsidiaries (the "Company Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite power and authority to conduct its businesses as presently conducted. The Company and each Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary, except failures to be so qualified that, individually or in the aggregate, has not had or would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of the restated certificate of incorporation of the Company, as amended to the date of this Agreement (as so amended, the "Company Charter"), and the amended and restated by-laws of the Company, as amended to the date of this Agreement (as so amended, the "Company By-laws"), and the comparable charter and organizational documents of each Company Subsidiary, in each case as amended through the date of this Agreement. The Company is not in material violation of any provision of the Company Charter or the Company By-laws. The Company has made available to Parent true and complete copies of the minutes of all meetings of the stockholders of the Company, the board of directors of the Company and the committees of the board of directors of the Company, in each case held since April 1, 2005.

        SECTION 3.02    Company Subsidiaries; Equity Interests.    (a) The Company Disclosure Letter lists each Company Subsidiary and its jurisdiction of organization. All the outstanding shares of capital stock of each Company Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by a wholly owned Company Subsidiary or by the Company and a wholly owned Company Subsidiary, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), except for Permitted Liens.

        (b)   As of the date of this Agreement, except for its interests in the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest with a fair market value as of the date of this Agreement in excess of $500,000 in any person.

        SECTION 3.03    Capital Structure.    (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, par value $10.00 per share (the "Company Preferred Stock", and together with the Company Common Stock, the "Company Capital Stock"). At the close of business on May 9, 2008, (i) 41,419,131 shares of Company Common Stock were issued and outstanding, of which 576,333 shares were subject to vesting and restrictions on transfer (collectively "Company Restricted Stock"), (ii) no shares of Company Common Stock were held by the Company in its treasury, (iii) an aggregate of 5,832,169 shares of Company Common Stock were reserved and available for issuance pursuant to the Company's 2006 Omnibus Plan and Amended and Restated 1996 Omnibus Plan (the "Company Stock Plans"), of which 2,101,800 shares were subject to outstanding Company Stock Options and 22,921 shares of Company Common Stock were issuable upon the vesting of outstanding Restricted Stock Units ("RSUs"), and (iv) no shares of Company Preferred Stock were issued or outstanding or reserved for issuance or were held by the Company in its treasury. Section 3.03 of the Company Disclosure Letter sets forth a true and complete list, as of the close of business on May 9, 2008, of all outstanding options to purchase shares of Company Common Stock (collectively, "Company Stock Options") and all outstanding Company Stock-Based Awards granted under the Company Stock Plans or otherwise and all other rights (other than pursuant to the Convertible Notes), if any, to purchase or receive Company Common Stock issued or granted by the Company or any Company Subsidiary, the number of shares of Company Common Stock subject thereto, the grant dates, expiration dates, exercise or base prices (if applicable) and vesting schedules thereof and the names of the holders thereof. Except for the Company Restricted Stock and RSUs or as otherwise disclosed in Section 3.03 of the Company Disclosure Letter, there are no outstanding Company Stock-Based Awards. The Company has delivered to Parent true and complete copies of all Contracts in connection with all rights (other than the Company Stock Options) issued or granted by the Company or any Company Subsidiary to purchase any capital stock of, or other equity or voting interests in, the Company. The exercise price of each Company Stock Option is no less than the fair market value of a share of Company Common Stock as determined on the date of grant of such Company Stock Option. All outstanding shares of Company Capital Stock are, and all shares which may be issued pursuant to the Company Stock Options and RSUs will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter, the Company By-laws or any Contract to which the Company is a party or otherwise bound. There are no bonds, debentures, notes or other indebtedness of the Company or any Company Subsidiary and, except for the Company Common Stock, no securities or other instruments or other obligations of the Company or any Company Subsidiary (1) having the right to vote on any matters on which stockholders of the Company may vote or (2) except for the Company Stock Options, RSUs and Convertible Notes, convertible into, or exchangeable for, securities having the right to vote on any matters on which stockholders of the Company may vote. Except as set forth above in this Section 3.03, (x) as of the close of business on May 9, 2008, there are not issued, reserved for issuance or outstanding (A) any shares of Company Capital Stock or other voting securities or equity interests of the Company or any Company Subsidiary, (B) any warrants, calls or options or other securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for, or other rights to acquire, shares of Company Capital Stock or other voting securities or equity interests of the Company or any Company Subsidiary or (C) any other rights the value of which is in any way based upon or derived from, or that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of, Company Capital Stock, and (y) as of the date of this Agreement, there exists no obligation of the Company or any Company Subsidiary to issue, any Company Capital Stock, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock, voting securities or equity interests of the Company or any Company Subsidiary and there are not any outstanding Contracts or obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities or obligating the Company or any Company Subsidiary to enter into any such security or interests. Neither the Company nor any Company Subsidiary is a party to any voting agreement with respect to the voting of any such securities.

        (b)   As of the date of this Agreement, (i) the only outstanding indebtedness for borrowed money of the Company and the Company Subsidiaries is (A) $1.495 billion in aggregate principal amount of Notes, including $345 million in Convertible Notes, (B) $179.5 million in aggregate principal amount of loans under the Third Amended and Restated Credit Agreement dated as of January 31, 2006 by and among the Company, the lenders referred to therein and Wachovia Bank, N.A., as Administrative Agent, and (C) CAN$6.9 million in aggregate principal amount of loans under the Credit Agreement, dated March 29, 2006, by and between DRS Technologies Canada Company and Bank of America, National Association, and (ii) there are no guarantees by the Company or any of the Company Subsidiaries of indebtedness of third parties for borrowed money, other than (y) guarantees by the Company of the Company Subsidiaries' indebtedness for borrowed money and guarantees by any Company Subsidiary of the Company's indebtedness for borrowed money, or (z) other indebtedness between and among the Company and the Company Subsidiaries.

        SECTION 3.04    Authority; Execution and Delivery; Enforceability.    (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are or will be necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The Company has duly executed and delivered this Agreement, and, assuming the legal, valid and binding obligations of Parent and Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor's rights, and to general equitable principles).

        (b)   The board of directors of the Company (the "Company Board"), at a meeting duly called and held, duly and unanimously adopted resolutions (i) approving this Agreement, the Merger and the other transactions contemplated hereby and thereby, (ii) determining that the terms of the Merger and the other transactions contemplated hereby are fair to and in the best interests of the Company's stockholders, (iii) declaring the Agreement advisable, (iv) directing that the adoption of this Agreement be submitted to a vote at a meeting of the Company's stockholders, and (v) resolving to recommend to the Company's stockholders that they adopt this Agreement (such recommendation, the "Company Recommendation"), which resolutions have not been subsequently rescinded, modified or withdrawn in any way. The provisions of Section 203 of the DGCL are inapplicable to this Agreement, the Merger and the other transactions contemplated hereby. To the Company's Knowledge, no state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement, the Merger or any of the other transactions contemplated hereby.

        (c)   The only vote or consent of holders of any class or series of Company Capital Stock necessary to approve and adopt this Agreement and the Merger is the adoption of this Agreement by the holders of a majority of the outstanding Company Common Stock in accordance with the DGCL and the regulations of the New York Stock Exchange (the "Company Stockholder Approval").

        SECTION 3.05    No Conflicts; Consents.    (a) Subject to the receipt of the Company Stockholder Approval, the execution and delivery by the Company of this Agreement does not, and the consummation of the Merger and the other transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the material assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By-laws or the comparable charter or organizational documents of any Company Subsidiary, (ii) any contract, subcontract, lease, sublease, conditional sales contract, purchase order, sales order, license, indenture, note, bond, loan, instrument, understanding, permit, concession, franchise, commitment or other agreement (a "Contract"), to which the Company or any Company Subsidiary is a party or by which any of their respective assets is bound or (iii) subject to the filings and other matters referred to in Section 3.05(b), any judgment, order, ruling, award, assessment, writ, injunction, decree, stipulation or determination, in each case whether preliminary or final ("Judgment") or statute, law (including common law), ordinance, rule, regulation or order ("Law") applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

        (b)   No consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, or notice to, or permit from, any supranational, national, federal, state, local or municipal (whether domestic or foreign) government or any court of competent jurisdiction, tribunal, arbitrator, judicial body, administrative or regulatory agency, authority, commission or board or other governmental department, bureau, branch, authority or instrumentality or any non-governmental self regulatory agency or authority (a "Governmental Entity") is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) compliance with and filings under (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and other applicable U.S. and non-U.S. competition Laws, (B) the Exon-Florio Provision of the Defense Production Act of 1950, 50 U.S.C. app. § 2170, as amended ("Exon-Florio"), and (C) the National Industrial Security Program Operating Manual ("NISPOM"), (ii) approval of the Defense Security Service of a plan to enter into an agreement to mitigate foreign ownership, control or influence ("FOCI"), (iii) the filing with the SEC of (A) a proxy statement relating to the adoption of this Agreement by the stockholders of the Company (the "Proxy Statement") and (B) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Merger and the other transactions contemplated hereby, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company or any Company Subsidiary is qualified to do business, (v) such filings as may be required in connection with the taxes described in Section 6.11, (vi) such other items required solely by reason of the participation of Parent (as opposed to any United States domiciled entity or any other third party) in the transactions contemplated hereby, (vii) such Consents, registrations, declarations, filings, notices or permits set forth on Section 3.06(b) of the Company Disclosure Letter, (viii) such filings as may be required in connection with the U.S. Federal Acquisition Regulation ("FAR"), the Defense Federal Acquisition Regulation Supplement, and U.S. Export Laws and Regulations, and (ix) such other Consents, registrations, declarations, filings, notices or permits the failure of which to be obtained or made, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

        SECTION 3.06    SEC Documents; Undisclosed Liabilities.    (a) The Company has filed with or furnished to the SEC, true and complete copies of all forms, reports, schedules, statements, certificates and other documents required to be filed or furnished by it since April 1, 2006, under the Exchange

Act or the Securities Act of 1933, as amended (the "Securities Act") (collectively, the "Company SEC Documents"). As of its respective date, and, if amended, as of the date of the last such amendment, each Company SEC Document, including any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Document, or necessary in order to make the statements in such Company SEC Document, in light of the circumstances under which they were made, not misleading. As of their respective dates, and if amended or restated, as of the date of such respective amendments or restatements, the Company SEC Documents complied in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002 ("SOX"), as the case may be, and the applicable rules and regulations of the SEC under the Exchange Act, the Securities Act and SOX, as the case may be. None of the Company Subsidiaries is, or at any time since April 1, 2006, has been, required to file any forms, reports or other documents with the SEC. Each of the consolidated financial statements included in the Company SEC Documents (the "Financial Statements") (w) has been prepared from, and is in accordance with, the books and records of the Company and its consolidated Subsidiaries, (x) complies in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect to such requirements, (y) has been prepared in accordance with the United States generally accepted accounting principles ("GAAP"), in all material respects, applied on a consistent basis during the periods involved (except as may be indicated in the Financial Statements or in the notes to the Financial Statements and subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnote disclosure), and (z) fairly presents, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated Company Subsidiaries as of the date and for the periods referred to in the Financial Statements.

        (b)   Neither the Company nor any of the Company Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any contract relating to any transaction or relationship between or among the Company and any Company Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any Company Subsidiaries in the Company's or such Company Subsidiary's audited financial statements or other Company SEC Documents.

        (c)   As of the date of this Agreement, since March 31, 2007, neither the chief executive officer nor the chief financial officer of the Company has become aware of, and neither the Company Board nor, to the Knowledge of the Company, the Company's auditors has been advised of (i) any fact, circumstance or change that is reasonably likely to result in a "significant deficiency" or a "material weakness" (each as defined in Public Company Accounting Oversight Board Auditing Standard 2) in the Company's internal controls over its consolidated financial reporting or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over its consolidated financial reporting.

        SECTION 3.07    Information Supplied.    None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub for inclusion or incorporation by reference therein.

        SECTION 3.08    Absence of Certain Changes or Events.    From March 31, 2007 to the date of this Agreement, the Company has conducted its business in the ordinary course of business consistent with past practice, and during such period there has not been:

        (a)   any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect, except for the execution of this Agreement and the consummation of the transactions contemplated hereby;

        (b)   other than the quarterly dividend paid by the Company to its shareholders consistent with past practice any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Capital Stock or any repurchase or redemption for value by the Company of any Company Capital Stock;

        (c)   any purchase, redemption or other acquisition of (i) any shares of Company Capital Stock or other voting securities or equity interests of the Company, (ii) any warrants, calls or options or other securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for, or other rights to acquire, shares of Company Capital Stock or other voting securities or equity interests of the Company or any Company Subsidiary or (iii) any other rights the value of which is in any way based upon or derived from, or that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of, Company Capital Stock;

        (d)   any split, combination or reclassification of any Company Capital Stock or any issuance, or the authorization of any issuance, of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock;

        (e)   except in the ordinary course of business, consistent with past practice, (i) any granting by the Company or any Company Subsidiary to any current or former director, officer or employee of the Company or any Company Subsidiary of (A) any acceleration of the vesting or time of payment of, or material increase in, compensation, bonus, fringe or other benefits or any granting of any type of compensation or benefits, except (x) as required pursuant to applicable contracts in effect as of December 31, 2007 and disclosed or incorporated by reference in the Company SEC Documents, (y) for normal increases in compensation in the ordinary course of business consistent with past practice, or (z) as was required under any Company Benefit Plan in effect as of December 31, 2007 in accordance with its terms in effect on such date, (B) any severance or termination pay or material increase therein, or (ii) any entry by the Company or any Company Subsidiary into, or any material amendments of, any employment, deferred compensation, consulting, severance, retention, bonus, change of control, termination or indemnification agreement or any other agreement the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of a nature contemplated by this Agreement with or providing benefits to any current or former director, officer employee or consultant of the Company or any Company Subsidiary or (iii) any adoption of, material amendment to or termination of any Company Benefit Plan, or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Company Benefit Plan (to the extent applicable), or any change in the manner in which contributions to any Company Benefit Plan are made or the basis on which such contributions are determined, in each case except as required to comply with applicable Law or any Company Benefit Plan in effect as of December 31, 2007 in accordance with its terms in effect on such date;

        (f)    any material change in accounting methods, principles or practices by the Company or any Company Subsidiary affecting the consolidated assets, liabilities or results of operations of the

Company, except insofar as may have been required by a change in GAAP and/or as may have been disclosed in the Filed Company SEC Documents;

        (g)   any material revaluation by the Company or any Company Subsidiary of any assets that are material to the Company and the Company Subsidiaries, taken as a whole; or

        (h)   any sale, lease (as lessor), license or other disposition of, or subjecting to any Lien (other than Permitted Liens), any assets of the Company or any Company Subsidiary (excluding Intellectual Property Rights) which are material to the Company and the Company Subsidiaries, taken as a whole, except in the ordinary course of business consistent with past practice.

        SECTION 3.09    Taxes.    (a) Each of the Company and each Company Subsidiary has timely filed, or has caused to be timely filed on its behalf, all material tax returns required to be filed by it (in each case taking due account of lawful extensions validly obtained), and all such tax returns are true, complete and accurate in all material respects. All taxes shown to be due on such tax returns, or otherwise owed, have been timely paid or have been adequately reserved against on the Financial Statements except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. All taxes that the Company and each Company Subsidiary were required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been properly paid to the appropriate governmental authority. Neither the Company nor any Company Subsidiary has been informed in writing by any governmental authority that such authority believes that the Company or such Company Subsidiary was required to file any material tax return that was not filed.

        (b)   The most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve, based on GAAP principles, for all material taxes payable by the Company or the Company Subsidiaries (in addition to any reserve for deferred taxes to reflect timing differences between book and tax items) for all taxable periods and portions thereof through the date of such financial statements. No deficiency, audit examination, refund litigation, proposed adjustment or matter in controversy with respect to any taxes has been proposed, asserted or assessed against the Company or any Company Subsidiary in writing, except in each case as have been adequately reserved against on the Financial Statements. The U.S. federal income tax returns of the Company and of each Company Subsidiary have been audited by the U.S. Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 3.09(b) of the Company Disclosure Letter. There is no agreement or other document waiving or extending, or having the effect of waiving or extending, the period of assessment or collection of any taxes and no power of attorney with respect to any taxes has been executed or filed with any taxing authority by or on behalf of the Company or any Company Subsidiary.

        (c)   There are no material Liens for taxes (other than for current taxes not yet due and payable) on the assets of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is bound by any agreement with respect to taxes, other than customary tax indemnification or other arrangements contained in any credit or other commercial agreements the primary purpose of which does not relate to taxes.

        (d)   None of the Company or any of the Company Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (in each case within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

        (e)   Neither the Company nor any of the Company Subsidiaries has been, at any time during the period specified in Section 897(c)(1)(A) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

        (f)    Neither the Company nor any Company Subsidiary has ever participated in an international boycott described in Section 999 of the Code.

        (g)   No Company Subsidiary is or has been a "passive foreign investment company" within the meaning of Section 1297 of the Code.

        (h)   Neither the Company nor any Company Subsidiary is a party to a gain recognition agreement under Section 367 of the Code.

        (i)    Neither the Company nor any Company Subsidiary has engaged in any "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2) (or any corresponding or similar provision of state, local or foreign tax law) for any open tax year.

        (j)    For purposes of this Agreement:

            (i)  "tax" or "taxes" means all supranational, national, federal, state, local or municipal (whether domestic or foreign) taxes, assessments, duties, fees, levies or similar charges of any kind, including all sales, payroll, employment and other withholding taxes imposed by a Governmental Entity, and including all interest, penalties and additions imposed with respect to such amounts; and

           (ii)  "tax return" means all supranational, national, federal, state, local or municipal (whether domestic or foreign) tax returns, declarations, statements, reports, schedules, forms and information returns and any amended tax return relating to taxes.

        SECTION 3.10    Labor Relations.    There are no collective bargaining or other labor union agreements to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound. As of the date of this Agreement, none of the employees of the Company or any Company Subsidiary are represented by any union with respect to their employment by the Company or such Company Subsidiary. As of the date of this Agreement, since January 1, 2008, neither the Company nor any of its Subsidiaries has experienced any material labor disputes, union organization attempts or work stoppages, slowdowns or lockouts due to labor disagreements.

        SECTION 3.11    Employee Matters.    (a) Section 3.11(a) of the Company Disclosure Letter contains a true and complete list of each material Company Benefit Plan. "Company Benefit Plan" means each bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock ownership, employment or consulting, severance pay or benefit, retention, change in control, savings, medical, life or other insurance, vacation, welfare benefit, fringe benefit, cafeteria, profit-sharing or pension benefit plan, program, agreement or arrangement, and each other employee benefit or compensation plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or any Company Subsidiary or by any trade or business, whether or not incorporated, that together with the Company or any Company Subsidiary would be deemed a "single employer" under Section 414 of the Code (an "ERISA Affiliate") or as to which the Company, any Company Subsidiary or any ERISA Affiliate has, or may have, any liability or obligation. Except as contemplated by this Agreement, neither the Company, any Company Subsidiary nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional plan or modify or change any existing Company Benefit Plan that would affect any current or former employee, director or other service provider of or to the Company, any Company Subsidiary or any ERISA Affiliate.

        (b)   With respect to each of the Company Benefit Plans, the Company has made available to Parent true and complete copies of each of the following documents: (i) the Company Benefit Plan, the related trust agreement (if any) and any other related documents (including all amendments to such Company Benefit Plan and related documents); (ii) the most recent annual reports, actuarial reports, and financial statements, if any; (iii) the most recent summary plan description, together with each summary of material modifications, required under ERISA with respect to such Company Benefit Plan; (iv) the most recent determination letter or opinion letter received from the Internal Revenue Service ("IRS") with respect to each Company Benefit Plan that is intended to be qualified under the Code; and (v) any material communications to or from the IRS or any other governmental or regulatory authority relating to each Company Benefit Plan.

        (c)   Except as would not be material, no liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), has been incurred by the Company, any Company Subsidiary or any ERISA Affiliate that has not been satisfied in full, and, to the Knowledge of the Company, no condition exists that presents a material risk to the Company, any Company Subsidiary or any ERISA Affiliate of incurring a liability under such Title (other than liability for the payment of Pension Benefit Guaranty Corporation premiums, which have been or will be paid when due). No Company Benefit Plan subject to Sections 412, 430, 431 or 432 of the Code or Sections 302, 303, 304, or 305 of ERISA has incurred an accumulated funding deficiency, whether or not waived. Except as set forth in Section 3.11(c) of the Company Disclosure Letter, no Company Benefit Plan is subject to Sections 412, 430, 431 or 432 of the Code or Title IV or Sections 302, 303, 304, or 305 of ERISA). None of the assets of the Company or any Company Subsidiary are subject to any lien arising under ERISA or Subchapter D of Chapter 1 of the Code, and no condition exists that presents a material risk of any such lien arising.

        (d)   Neither the Company nor any Company Subsidiary, nor any ERISA Affiliate, nor any of the Company Benefit Plans, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company, any Company Subsidiary, any ERISA Affiliate, any of the Company Benefit Plans or any such trust could, directly or indirectly, be subject to any material civil liability or penalty pursuant to Title I of ERISA, a tax imposed pursuant to Chapter 43 of the Code, or any other liability in an amount that would be material.

        (e)   All contributions required to have been made under the terms of any Company Benefit Plan or pursuant to ERISA and the Code have been timely made and all obligations in respect of each Company Benefit Plan have been properly accrued and reflected in the Filed Company SEC Documents.

        (f)    With respect to each Company Benefit Plan subject to Title IV of ERISA, the aggregate fair market value of the assets of such Company Benefit Plan was, as of the most recently computed actuarial valuation of such plan prepared by such plan's actuary, equal to or greater than the aggregate value of its liabilities assessed on an ongoing basis and calculated in accordance with the actuarial methods and assumptions disclosed in the actuarial valuation report relating to such valuation. No reportable event under Section 4043 of ERISA with respect to which the reporting requirement has not been waived has occurred or is reasonably expected to occur with respect to any Company Benefit Plan on or before the Closing Date other than any reportable event occurring by reason of the transactions contemplated by this Agreement.

        (g)   None of the Company Benefit Plans is, and neither the Company, nor any Company Subsidiary, nor any ERISA Affiliate has ever contributed to or had an obligation to contribute to or incurred any liability in respect of, any "multiemployer plan" (as defined in Section 3(37) of ERISA), a "multiple employer welfare arrangement" (as defined in Section 3(40) of ERISA), or a single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063(a) of ERISA.

        (h)   Each of the Company Benefit Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and a favorable determination or opinion letter to that effect has been issued by the IRS with respect to each such Company Benefit Plan, and nothing has occurred that could reasonably be expected to adversely affect the qualified status of any Company Benefit Plan under Section 401(a) of the Code or require the filing of a submission under the IRS's employee plans compliance resolution system or the taking of other corrective action pursuant to such system in order to maintain the qualified status of such Company Benefit Plan. Each of the Company Benefit Plans that is intended to satisfy the requirements of Section 125, 423 or 501(c)(9) of the Code satisfies such requirements in all material respects. Each of the Company Benefit Plans has been operated and administered in all material respects in accordance with its terms and applicable Laws, including but not limited to ERISA and the Code.

        (i)    Except as set forth in Section 3.11(i) of the Company Disclosure Letter, no payment or benefit paid or provided, or to be paid or provided, to current or former employees, directors or other service providers of or to the Company or any Company Subsidiary (including pursuant to this Agreement) will fail to be deductible for federal income tax purposes under Section 280G of the Code.

        (j)    There are no material claims pending, or, to the Knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against or involving any Company Benefit Plan, the assets of any Company Benefit Plans or against the Company, any Company Subsidiary or any ERISA Affiliate with respect to any Company Benefit Plan. There is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against or in favor of any Company Benefit Plan or any fiduciary thereof (other than rules of general applicability). There are no pending or, to the Knowledge of the Company, threatened audits or investigations by any Governmental Entity involving any Company Benefit Plan.

        (k)   No Company Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees, directors or other service providers after retirement or other termination of service (other than (i) coverage mandated by applicable Law, (ii) death benefits or retirement benefits under any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), or (iii) deferred compensation benefits accrued as liabilities in the Filed Company SEC Documents. No Company Benefit Plan is funded through a "welfare benefit fund" as defined in Section 419 of the Code.

        (l)    Except as set forth in Section 3.11(l) of the Company Disclosure Letter, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or together with any other event) result in or is a precondition to (i) any current or former employee, director or other service provider of or to the Company or any Company Subsidiary becoming entitled to severance pay or any similar payment, (ii) the acceleration of the time of payment or vesting of, or an increase in the amount of, any compensation due to any current or former employee, director or other service provider of or to the Company or any Company Subsidiary, or (iii) the renewal or extension of the term of any agreement regarding the compensation of any current or former employee, director or other service provider of or to the Company or any Company Subsidiary.

        (m)  Each Company Benefit Plan that is a "nonqualified deferred compensation plan" (as defined under Section 409A(d)(1) of the Code) has been operated and administered in good faith compliance with Section 409A from the period beginning January 1, 2005 through the date hereof.

        (n)   Except as set forth in Section 3.11(n) of the Company Disclosure Letter, no Company Benefit Plan subject to Title I of ERISA holds any "employer security" or "employer real property" (each as defined in Section 407(d) of ERISA).

        (o)   All Company Benefit Plans required to have been approved by any non-U.S. Governmental Entity have been so approved, no such approval has been revoked (or, to the Knowledge of the Company, has revocation been threatened) and no event has occurred since the date of the most recent approval or application therefor relating to any such Company Benefit Plan that could reasonably be expected to materially affect any such approval relating thereto or materially increase the costs relating thereto. Each Company Benefit Plan subject to any Law other than U.S. federal, state or local Law ("Foreign Plan") that is intended to comply with the requirements of any tax or pension Laws in order for contributions thereto or benefits thereunder to receive intended tax benefits or favorable tax treatment complies in all material respects with such Laws. Except as set forth in Section 3.11(o) of the Company Disclosure Letter, other than such amounts that would not be material, each Foreign Plan is fully funded or fully insured on both an ongoing and termination or solvency basis (determined using reasonable actuarial assumptions), and the fair market value of the assets held under each Foreign Plan that is a pension plan or that is funded on an actuarial basis is sufficient so as to permit a termination of each such Foreign Plan, in full compliance with applicable Law, immediately after the Closing Date without Parent, the Surviving Corporation or any of their Affiliates being required to make additional contributions to such Foreign Plan (or related trust) or to incur any liability with respect to the funding or payment of benefits under such Foreign Plan.

        SECTION 3.12    Litigation.    There is no (i) suit, claim, action or proceeding pending or, to the Knowledge of the Company, threatened, or to the Knowledge of the Company any investigation, against or affecting the Company or any Company Subsidiary or any of their respective assets, or (ii) Judgment of a Governmental Entity or arbitrator outstanding against, or notice of violation, order of forfeiture or complaint by any Governmental Entity involving, the Company or any Company Subsidiary, except in each case, that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. Section 3.12 of the Company Disclosure Letter sets forth the amount of accruals recorded by the Company at December 31, 2007 for those matters that the Company considers to be probable and that can be reasonably estimated.

        SECTION 3.13    Compliance with Applicable Laws.    (a) The Company and the Company Subsidiaries are in compliance with all applicable Laws and Judgments, except such non-compliance that, individually or in the aggregate, has not had or would reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any communication during the past two years from a Governmental Entity that alleges that the Company or a Company Subsidiary is not, or may not be, in compliance in any material respect with, or has, or may have, liability under, any applicable Law or Judgment or is subject to any investigation, inquiry or claim by such Governmental Entity, except those that, individually or in the aggregate, has not had or would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries has in effect all approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of or with all Governmental Entities (collectively, "Permits"), necessary for it to own, lease or operate its assets and to carry on its business as presently conducted, except those that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. There has occurred no default under, or violation of, any such Permit, and the Merger and the other transactions contemplated hereby will not cause the revocation or cancellation of any such Permit, except those that, individually or in the aggregate, has not had or would not reasonably be expected to have a Company Material Adverse Effect. This Section 3.13(a) does not relate to matters with respect to taxes, which are the subject of Section 3.09, environmental matters, which are the subject of Section 3.14, export control laws, which are the subject of Section 3.13(b) or anti-bribery laws, which are the subject of Section 3.13(c).

        (b)   Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries are in compliance with all statutory and regulatory requirements under the Arms Export Control Act (22 U.S.C. 2778), the International Traffic in Arms Regulations (22 C.F.R. § 120 et seq.), the Export Administration Regulations (15 C.F.R. § 730 et seq.) and associated executive orders, and the Laws implemented by the Office of Foreign Assets Controls, United States Department of the Treasury (collectively the "Export Control Laws"). Except as set forth on Schedule 3.13(b), since April 1, 2003, neither the Company nor any Company Subsidiary has received any written communication that alleges that the Company or a Company Subsidiary is not in compliance with, or has liability under, the Export Control Laws.

        (c)   The Company and the Company Subsidiaries are in compliance in all material respects with all material statutory and regulatory requirements under the Foreign Corrupt Practices Act (15 U.S.C. §§ 78dd-1, et seq.) and international anti-bribery conventions and local anti corruption and bribery Laws in jurisdictions in which the Company and the Company Subsidiaries are operating (the "Anti-Bribery Laws"). Since April 1, 2003, neither the Company nor any of the Company Subsidiaries has received any written communication from any Governmental Entity that alleges that the Company, a Company Subsidiary or any agent thereof is in material violation of, or has a material liability under, the Anti-Bribery Laws.

        SECTION 3.14    Compliance with Environmental Laws.    (a) The Company and the Company Subsidiaries are in compliance with all Environmental Laws, except such non-compliance that, individually or in the aggregate, would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, and, since April 1, 2007, neither the Company nor any of the Company Subsidiaries has received any written communication that alleges that the Company or any of its Subsidiaries is, or may be, in material violation of, or has any material liability under, any Environmental Law.

        (b)   The Company and the Company Subsidiaries have obtained, maintained and complied with all Permits necessary under any Environmental Law for them to own, lease or operate their respective assets and to carry on their respective businesses as presently conducted ("Environmental Permits"), except for such Permits the failure to obtain, maintain or comply with, that individually or in the aggregate, would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

        (c)   There are no Environmental Claims pending or, to the Knowledge of the Company, threatened, against the Company or any Company Subsidiary, that, individually or in the aggregate, would reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

        (d)   To the Knowledge of the Company, there have been no Releases of any Hazardous Material that could reasonably be expected to form the basis of any Environmental Claim against the Company or any Company Subsidiary, that, individually or in the aggregate, would reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

        (e)   As used in this Agreement:

        "Environmental Claim" means any and all administrative, regulatory or judicial suits, claims, actions, proceedings, investigations, Judgments, demands, Liens or written notices of noncompliance or violation, in any such case, by or from any person alleging any liability (i) related to the failure to comply with any Environmental Law, or (ii) for the costs of investigations, remediation or governmental response, natural resources damages, property damages, personal injuries, penalties, contribution, indemnification and injunctive relief, arising out of, based on or resulting from the Release of, or exposure to, any Hazardous Materials;

        "Environmental Laws" means all applicable supranational, national, federal, state, local and municipal (whether domestic or foreign) Laws, Judgments, or Permits issued, promulgated or entered into by or with any Governmental Entity, relating to pollution, natural resources or protection of endangered or threatened species, human health, safety to the extent relating to the handling of or exposure to Hazardous Materials, or the environment;

        "Hazardous Materials" means any petroleum or petroleum products, radioactive materials or wastes, friable asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls, and any other chemical, material, substance or waste regulated under any applicable Environmental Law as toxic or hazardous; and

        "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata).

        SECTION 3.15    Contracts.    (a) Except for Contracts filed as exhibits to the Filed Company SEC Documents and purchase orders entered into in the ordinary course of business consistent with past practice, Section 3.15(a) of the Company Disclosure Letter sets forth a true and complete list as of the date of this Agreement of each of the following Contracts (collectively, with the Contracts set forth on Section 3.16(b) of the Company Disclosure Letter, the "Material Company Contracts"):

            (i)  all Contracts of the Company or any Company Subsidiary made in the ordinary course of business consistent with past practice having an aggregate value, or involving payments by or to the Company or any Company Subsidiary, of more than $25.0 million, and for which there has been no final close out and final payment under such Contract has not been made;

           (ii)  all Contracts currently in effect to which the Company or any Company Subsidiary is a party that contain a covenant that would materially restrict the ability of the Company or any Company Subsidiary to compete or engage in any line of business, or to develop, market or distribute any products or services, in each case, in any geographic territory;

          (iii)  all standstill or similar agreements to which the Company is a party;

          (iv)  all joint venture, partnership, material teaming or other similar agreements to which the Company or any Company Subsidiary is a party (including all amendments thereto);

           (v)  all Contracts to which the Company or any Company Subsidiary is a party providing for indemnity (including any obligations to advance funds for expenses) to the current or former directors or officers of the Company or any Company Subsidiary;

          (vi)  all Contracts which are material to the Company or any operating segment providing for termination, acceleration of payment or other special rights upon the occurrence of a change of control of the Company; and

         (vii)  all other Contracts that constitute a "material contract" (as such term is defined in item 601(b)(10) of Regulation S-K).

        (b)   Neither the Company nor any Company Subsidiary is in breach, default or violation of (and, to the Knowledge of the Company, no event has occurred which with notice or the lapse of time or both would constitute a default or violation by the Company or any Company Subsidiary of) any term, condition or provision of any indebtedness, guarantee or any Material Company Contract, including any specification, schedule, quality assurance provision, inspection or test requirement, or performance or payment milestone, to which the Company or any Company Subsidiary is a party or by which any of their respective assets is bound, which breach, default or violation would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        (c)   Except where the following matters have not had or would not be reasonably expected to have a Company Material Adverse Effect, with respect to each Material Company Contract between the Company or any Company Subsidiary and any Governmental Entity and each outstanding bid, quotation or proposal by the Company or any Company Subsidiary (each, a "Bid") that if accepted or awarded would lead to a Material Company Contract between the Company or any Company Subsidiary and any Governmental Entity (each, a "Company Government Contract") and each Material Company Contract between the Company or any Company Subsidiary and any prime contractor or upper-tier subcontractor relating to a Contract between such person and any Governmental Entity and each outstanding Bid that if accepted or awarded would lead to a Material Company Contract between the Company or a Company Subsidiary and a prime contractor or upper-tier subcontractor relating to a

Contract between such person and any Governmental Entity (each, a "Company Government Subcontract"):

            (i)  to the Knowledge of the Company (A) each such Company Government Contract or Company Government Subcontract was legally awarded, is binding on the Company or the applicable Company Subsidiary thereto, and is in full force and effect and (B) each such Company Government Contract (or, if applicable, each prime Contract under which such Company Government Subcontract was awarded) is not currently the subject of bid or award protest proceedings,

           (ii)  the Company and each Company Subsidiary have complied in all material respects with all terms and conditions of such Company Government Contract or Company Government Subcontract, including all clauses, provisions and requirements incorporated expressly by reference therein,

          (iii)  the Company and each Company Subsidiary have complied in all material respects with all requirements of all Laws, including the Armed Services Procurement Act, the Federal Property and Administrative Services Act, the FAR, the Defense Federal Acquisition Regulation Supplement, the Truth in Negotiations Act, the government contracts cost principles (FAR Part 31), the Cost Accounting Standards, the Buy American Act, the Trade Agreements Act and the Procurement Integrity Act, whether incorporated explicitly, by reference or by operation of law,

          (iv)  neither the United States government nor any prime contractor, subcontractor or other person or entity has notified the Company or any Company Subsidiary, in writing, that the Company or any Company Subsidiary has breached or violated any Law or material certification, representation, clause, provision or requirement pertaining to such Company Government Contract or Company Government Subcontract, and all facts set forth or acknowledged by any disclosures, representations or certifications submitted by or on behalf of the Company or any Company Subsidiary in connection with such Company Government Contract or Company Government Subcontract were current, accurate and complete in all material respects on the date of submission,

           (v)  neither the Company nor any Company Subsidiary has received any notice of termination for convenience, notice of termination for default, cure notice or show cause notice pertaining to such Company Government Contract or Company Government Subcontract,

          (vi)  except as would not reasonably be expected to be material to the Company, other than in the ordinary course of business consistent with past practice, to the Knowledge of the Company, no cost incurred by the Company or any Company Subsidiary pertaining to a Company Government Contract or Company Government Subcontract has been questioned or challenged is the subject of any audit or investigation or has been disallowed by any Governmental Entity, and

         (vii)  no material payment due to the Company or any Company Subsidiary pertaining to such Company Government Contract or Company Government Subcontract has been withheld based upon negative performance related allegations or claims and no claim has been made in writing to withhold payment based upon negative performance related allegations or claims.

        (d)   Neither the Company nor any Company Subsidiary, nor, to the Knowledge of the Company, any of their respective directors, officers or employees, is or since March 31, 2005 has been under administrative, civil or criminal investigation, indictment or information by any Governmental Entity, or any audit or investigation by the Company or any Company Subsidiary, with respect to any alleged act or omission arising under or relating to any Company Government Contract or Company Government Subcontract.

        (e)   There exist (i) no outstanding material claims against the Company or any Company Subsidiary, either by any Governmental Entity or by any prime contractor, subcontractor, vendor or other person, arising under or relating to any Company Government Contract or Company Government Subcontract, and (ii) no outstanding material claims or requests for equitable adjustment or disputes between the Company or any Company Subsidiary and the United States government under the Contract Disputes Act, as amended, or any other Law, or between the Company or any Company Subsidiary and any prime contractor, subcontractor, vendor or other person arising under or relating to any Company Government Contract or Company Government Subcontract. To the Knowledge of the Company, neither the Company nor any Company Subsidiary received any material adverse or negative past performance evaluations or ratings in connection with any Company Government Contract, Company Government Subcontract or other Contract with a Governmental Entity within the past three years. Neither the Company nor any Company Subsidiary has (i) any pending claim against any Governmental Entity or (ii) any pending claim against any prime contractor, subcontractor, vendor or other person arising under or relating to any Company Government Contract or Company Government Subcontract.

        (f)    Except as described in Section 3.15(f) of the Company Disclosure Letter, there are no claims or disputes relating to the Company Government Contracts which, if resolved unfavorably to the Company, would, individually or in the aggregate, have a Company Material Adverse Effect. In addition, to the Knowledge of the Company, there are no known or reasonably foreseeable expenditures which would materially increase the estimated cost to complete performance of the Company Government Contracts above the amounts set forth in the estimates to complete, or that would otherwise cause any Company Government Contract, including but not limited to fixed price Company Government Contracts.

        (g)   To the Knowledge of the Company, since March 31, 2004, neither the Company nor any operating segment has been debarred or suspended for 90 days or more in any consecutive twelve-month period, or proposed for debarment or suspension, or received notice of actual or proposed debarment or suspension, from participation in the award of Contracts with the United States government (excluding for this purpose ineligibility to bid on certain contracts due to generally applicable bidding requirements). To the Knowledge of the Company, since March 31, 2004, there exist no facts or circumstances that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of the Company or any operating segment.

        (h)   The Company and each Company Subsidiary have complied in all material respects with all applicable requirements under each of the Company Government Contracts and Company Government Subcontracts relating to the safeguarding of, and access to, classified information.

        SECTION 3.16    Title to Properties.    (a) The Company and the Company Subsidiaries have good and marketable title to, or valid leasehold interests in, all their respective material real property assets except for those that are no longer used or useful in the conduct of their respective businesses or as have been disposed of in the ordinary course of business consistent with past practice and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, individually or in the aggregate, would not be expected to have a Company Material Adverse Effect. All such assets, other than assets in which the Company or any of the Company Subsidiaries has leasehold interests, are free and clear of all Liens except for Permitted Liens.

        (b)   Each of the Company and each of the Company Subsidiaries has complied in all material respects with the terms of each material lease, sublease, license and other Contract relating to real property (each, a "Lease") to which it is a party. Section 3.16(b) of the Company Disclosure Letter sets forth a true and complete list of all material leases and real property owned by the Company or any Company Subsidiary as of the date of this Agreement, and the Company has made available to Parent true and correct copies of each Lease.

        SECTION 3.17    Intellectual Property.    (a) The Company and the Company Subsidiaries own, or are validly licensed or, to their Knowledge, otherwise have the right to use, all Intellectual Property

Rights which are used in or necessary for the conduct of the business of the Company and the Company Subsidiaries free and clear of all Liens, except Permitted Liens, except where the failure to so own or license would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

        (b)   Section 3.17(b) of the Company Disclosure Letter sets forth a description of all registered and pending applications for Patents, Trademarks, and Copyrights included in the Company Intellectual Property and that are material to the conduct of the business of the Company and the Company Subsidiaries, taken as a whole.

        (c)   Except as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, either individually or in the aggregate, no suits, claims, actions or proceedings are pending or, to the Knowledge of the Company, threatened (i) with regard to the Company's or any Company Subsidiary's use or ownership of any of the Company Intellectual Property Rights or (ii) alleging that the Company or any Company Subsidiary is infringing on, misappropriating or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. Except as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, either individually or in the aggregate, to the Knowledge of the Company, no person is infringing on the rights of the Company or any Company Subsidiary with respect to any Company Intellectual Property Right.

        (d)   Section 3.17(d) of the Company Disclosure Letter sets forth a true and complete list as of the date of this Agreement of all material Contracts pursuant to which (i) material Intellectual Property Rights are licensed to the Company or any Company Subsidiary by third parties, other than software licenses for generally available software ("Company License Agreements") and (ii) material Company Intellectual Property Rights are licensed by the Company or any Company Subsidiary to any third party on an exclusive basis.

        (e)   There are no outstanding material royalties, fees or other payments payable under any Contract by the Company or any Company Subsidiary to any third party by reason of the ownership, use, license, sale or disposition of any of the Company Intellectual Property Rights.

        (f)    The Company and the Company Subsidiaries have taken reasonable steps to protect the material Company Intellectual Property Rights. All registrations which are owned by the Company or any Company Subsidiary for material Company Intellectual Property Rights are in force and, to the Knowledge of the Company, valid (with all related filing fees due as of the date of this Agreement having been duly paid). There are no known ongoing interferences, oppositions, reissues, reexaminations, cancellations, challenges or other proceedings involving any of the Company Intellectual Property Rights, including ex parte and post-grant proceedings, in the United States Patent and Trademark Office or in any foreign patent office or similar Governmental Entity. To the Knowledge of the Company, there are no published patents, patent applications, articles, prior art references or other facts or circumstances that could reasonably be expected to render invalid or enforceable of any of the Company Intellectual Property Rights. With respect to each patent application set forth on Section 3.17(b) of the Company Disclosure Letter (i) neither the Company nor any Company Subsidiary has made any intentional misrepresentation or misstatement or intentionally failed to disclose material information during the prosecution of such patent application, and (ii) such patent application was filed in accordance with applicable Law.

        (g)   To the Knowledge of the Company, each person who has or has had any rights in or to the Company Intellectual Property Rights, including, each inventor named on the patents and patent applications listed in Section 3.17(b) of the Company Disclosure Letter, has either (i) executed an agreement assigning such person's entire right, title and interest in and to such Company Intellectual Property Rights, and the inventions embodied, described or claimed therein, to the Company or a Company Subsidiary or (ii) executed an agreement with the Company or a Company Subsidiary obligating such person to assign the entire right, title and interest in and to such Company Intellectual Property Rights, and inventions embodied, described or claimed therein, to the Company or such Company Subsidiary, and, to the Knowledge of the Company, no such person has any contractual or other obligation that would preclude or conflict with any such assignment or otherwise conflict with the obligations of such person to the Company or such Company Subsidiary under such agreement with the Company or such Company Subsidiary.

        (h)   Except as would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, to the Knowledge of the Company, all Company Intellectual Property Rights delivered by the Company or any Company Subsidiary in performance of a Company Government Contract or Company Government Subcontract, other than third party software, have included the proper restrictive legends, such as "Restricted Rights," "Government Purpose Rights," "Limited Rights" or "Special Purpose Rights," within the meaning of the United States Federal Acquisition Regulations.

        (i)    There has been no disclosure of any material proprietary confidential information of the Company or any Company Subsidiary except in the ordinary course of business consistent with past practice and pursuant to Contracts requiring such third party to keep such proprietary confidential information confidential for a reasonable period of time.

        (j)    To the Knowledge of the Company, immediately following the Closing, all material software systems and applications used by the Company or any Company Subsidiary in the operation of their businesses that are Company Intellectual Property Rights or are licensed pursuant to Company License Agreements will be available for use by the Company or such Company Subsidiary on substantially the same terms and conditions under which the Company or such Company Subsidiary used such software systems and applications immediately prior to the Closing.

        (k)   As used in this Agreement:

            (i)  "Intellectual Property Rights" means all of the following: (i) patents, patent rights, patent applications and patent disclosures (collectively, "Patents"), (ii) trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, logos, corporate names and Internet domain names, together with all goodwill associated with each of the foregoing (collectively, "Trademarks"), (iii) copyrights and copyrightable works (collectively, "Copyrights"), (iv) computer software (including source code, object code, data, databases and documentations), (v) inventions, trade secrets, mask works, confidential information, know-how (whether or not patentable and whether or not reduced to practice) and (vi) other proprietary information and intellectual property.

           (ii)  "Company Intellectual Property Rights" means all Intellectual Property Rights owned by the Company or a Company Subsidiary.

        SECTION 3.18    Transactions with Related Persons.    Section 3.18 of the Company Disclosure Letter sets forth a true and complete list of all material Contracts entered into since April 1, 2007 and in effect as of the date of this Agreement with Related Persons, true and complete copies of which have been made available to Parent prior to the date of this Agreement. "Related Persons" shall mean any officer, director or affiliate of the Company or any Company Subsidiary or any person who has a family relationship (as defined in Item 401(d) of Regulation S-K) with any officer, director or affiliate of the Company or any Company Subsidiary.

        SECTION 3.19    Insurance.    The Company and each Company Subsidiary has obtained and maintained in full force and effect insurance with insurance companies or associations in such amounts, with such deductibles, on such terms and covering such risks and losses, as is customarily carried by reasonably prudent persons conducting businesses or owning or leasing assets similar to those conducted, owned or leased by the Company and each Company Subsidiary, as the case may be.

        SECTION 3.20    Brokers; Schedule of Fees and Expenses.    No broker, investment banker, financial advisor or other person, other than as set forth in Section 3.20 of the Company Disclosure Letter, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent a true and complete copy of all agreements between the Company and the parties identified in Section 3.20 of the Company Disclosure Letter relating to the Merger and the other transactions contemplated hereby.

        SECTION 3.21    Opinion of Financial Advisors.    The Company has received the opinions of the financial advisors identified in Section 3.21 of the Company Disclosure Letter, in customary form, to the effect that, as of such date, the consideration to be received in the Merger by the holders of Company Common Stock is fair from a financial point of view, signed copies of which will be delivered for informational purposes to Parent promptly after the execution of this Agreement.

        SECTION 3.22    Customers or Suppliers.    Since March 31, 2007, (a) no material customer or supplier of the Company or any operating segment has canceled or otherwise terminated its relationship with the Company or any Company Subsidiary, (b) to the Knowledge of the Company, no material customer or supplier of the Company or any operating segment has provided written notice to the Company or any Company Subsidiary of its intent to terminate its relationship with the Company or any Company Subsidiary or to cancel any material Company Contract, and (c) the Company has no reason to believe that any material customer or supplier of the Company or any operating segment will otherwise seek to preclude the Company or any Company Subsidiary from participation in awards for new Contracts.

        SECTION 3.23    No Other Representations or Warranties.    Except for the representations and warranties contained in this Article III, neither the Company nor any other person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Sub in connection with the transactions contemplated hereby.

ARTICLE IV

Representations and Warranties of Parent and Sub

        Parent and Sub, jointly and severally, represent and warrant to the Company that:

        SECTION 4.01    Organization, Standing and Power.    Each of Parent and Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite power and authority to conduct its businesses as presently conducted.

        SECTION 4.02    Sub.    (a) Since the date of its incorporation, Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

        (b)   The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien.

        SECTION 4.03    Authority; Execution and Delivery; Enforceability.    Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by each of Parent and Sub of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, except that Parent, as sole stockholder of Sub, has not adopted this Agreement, but will act promptly to do so immediately following the execution of this Agreement. Each of Parent and Sub has duly executed and delivered this Agreement, and, assuming the legal, valid and binding obligations of the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms

(except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor's rights, and to general equitable principles).

        SECTION 4.04    No Conflicts; Consents.    (a) The execution and delivery by each of Parent and Sub of this Agreement do not, and the consummation of the Merger and the other transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the assets of Parent or any of its subsidiaries under, any provision of (i) the charter or organizational documents of Parent or any of its subsidiaries, (ii) any Contract to which Parent or any of its subsidiaries is a party or by which any of their respective assets is bound or (iii) subject to the filings and other matters referred to in Section 4.04(b), any Judgment or Law applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect.

        (b)   No Consent of, or registration, declaration or filing with, or notice to, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Parent or Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) compliance with and filings or notifications under (A) the HSR Act and other applicable U.S. and non-U.S. competition Laws, (B) Exon-Florio, and (C) the NISPOM, (ii) approval of the Defense Security Service of a plan to enter into an agreement to mitigate FOCI, (iii) the filing with the SEC of such reports under the Exchange Act, as may be required in connection with this Agreement, the Merger and the other transactions contemplated hereby, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (v) such filings as may be required in connection with the taxes described in Section 6.11, (vi) such other items that may be required solely by reason of the participation of the Company (as opposed to any other third party) in the transactions contemplated hereby and (vii) such other Consents, registrations, declarations, filings, notices or permits the failure of which to be obtained or made, individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect.

        SECTION 4.05    Information Supplied.    None of the information supplied or to be supplied by Parent or Sub regarding Parent or Sub for (i) inclusion or incorporation by reference in the Proxy Statement or (ii) for purposes of Section 6.04 hereof, will, at the date the Proxy Statement is first mailed to the Company's stockholders or such other information submitted to the relevant Governmental Entity, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        SECTION 4.06    Brokers.    No broker, investment banker, financial advisor or other person, other than those identified on Schedule 4.06 hereto, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of Parent.

        SECTION 4.07    Litigation.    There is no claim, action, proceeding, or investigation pending or, to the knowledge of Parent, threatened against any of Parent or Sub or any of their respective properties or assets at law or in equity, and there are no Judgments before any arbitrator or Governmental Entity, in each case, as have had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        SECTION 4.08    Availability of Funds.    Parent's and Sub's obligations hereunder are not subject to any conditions regarding Parent's, Sub's or any other person's ability to obtain financing for the consummation of the Merger and the other transactions contemplated by this Agreement. Sub has received and furnished to the Company a true and correct copy of a commitment letter pursuant to which Parent has received a commitment from financial institutions recognized in the European market to make available funds to Parent for the purpose of consummating the Merger (the "Commitment Letter"). As of the date hereof, the Commitment Letter has not been withdrawn and is in full force and effect and there is no breach or default existing (or which with notice or lapse of time or otherwise may exist) thereunder. There are no other agreements, side letters or arrangements relating to the Commitment Letter that would reasonably be expected to adversely affect the availability of funds covered thereby, and, subject to the conditions contained in Sections 7.01 and 7.02, neither Parent nor Sub has reason to believe that it will be unable to satisfy on a timely basis any term or condition of closing to be satisfied by it contained in the Commitment Letter. The aggregate proceeds of the financing contemplated by the Commitment Letter or any alternative financing arrangement contemplated by Parent, together with cash on hand, are sufficient to pay all costs and expenses incurred by Parent and Sub in connection with this Agreement and the transactions contemplated by this Agreement, including (x) any obligations in connection with the Appraisal Shares and any other payments or obligations of Parent and Sub pursuant to this Agreement, (y) the aggregate sum of all Option Cash Payments, RSU Payments and Restricted Stock Payments and (z) the aggregate amount necessary to pay the Merger Consideration to the stockholders of the Company.

        SECTION 4.09    No Vote Required.    No vote of, or consent by, the holders of any class or series of capital stock of Parent is necessary to authorize the execution, delivery and performance by Parent of this Agreement and the consummation of the transactions contemplated hereby or otherwise required by the certificate of incorporation or by-laws of Parent, the DGCL, or any Governmental Entity.

        SECTION 4.10    No Other Representations or Warranties.    Except for the representations and warranties contained in this Article IV, neither Parent nor Sub nor any other person on behalf of Parent or Sub makes any express or implied representation or warranty with respect to Parent of Sub or with respect to any other information provided to the Company in connection with the transactions contemplated hereby.

ARTICLE V

Covenants Relating to Conduct of Business

        SECTION 5.01    Conduct of Business.    (a) Conduct of Business by the Company. Except (i) as required by Law, (ii) as consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) contemplated by this Agreement or (iv) as set forth in Section 5.01 of the Company Disclosure Letter, from the date of this Agreement to the Effective Time the Company shall, and shall cause each Company Subsidiary to, conduct its business in the usual, regular and ordinary course consistent with past practice and use all commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors, Governmental Entities and others having business dealings with them to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. In addition, and without limiting the generality of the foregoing, except (i) as required by Law, (ii) as consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) expressly permitted pursuant to this Agreement or (iv) as set forth in Section 5.01 of the Company Disclosure Letter, from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following:

            (i)  (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than regular quarterly cash dividends not to exceed $0.03 per share with declaration, record and payment dates no earlier than such dates for the comparable quarterly period in the fiscal year ended March 31, 2008 and dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (B) effect any reorganization or recapitalizations or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire (1) any shares of Company Capital Stock or other voting securities or equity interests of the Company or any Company Subsidiary, (2) any Company Stock Options and any warrants, calls or options or other securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for, or other rights to acquire, shares of Company Capital Stock or other voting securities or equity interests of the Company or any Company Subsidiary or (3) any Company Stock-Based Awards or other rights the value of which is in any way based upon or derived from, or that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of, Company Capital Stock;

           (ii)  issue, deliver, sell or grant, pledge or otherwise encumber or subject to any Lien, (A) any shares of Company Capital Stock or other voting securities or equity interests of the Company or any Company Subsidiary, (B) any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for shares of Company Capital Stock or other voting securities or equity interests of the Company or any Company Subsidiary or (C) any Company Stock Based Awards, warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary or that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Company Capital Stock, other than (1) the issuance of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement and in accordance with their terms as in effect on the date of this Agreement and (2) the issuance of Company Common Stock pursuant to the vesting of RSUs outstanding on the date of this Agreement in accordance with their terms as in effect on the date of this Agreement;

          (iii)  amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

          (iv)  acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or (B) any assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole;

           (v)  except as otherwise contemplated by this Agreement or as required to ensure that any Company Benefit Plan is not then out of compliance with applicable Law (including Section 409A of the Code) or to comply with any Contract or Company Benefit Plan entered into prior to the date hereof (complete and accurate copies of which have been heretofore delivered to Parent) and in accordance with their respective terms in effect as of the date of this Agreement, (A) adopt, enter into, terminate or amend (1) any Company Benefit Plan (or any grants or awards thereunder) or (2) any other agreement, plan or policy involving the Company or any Company Subsidiary and one or more of their respective current or former directors, officers, employees or consultants, (B) materially increase, in the aggregate, in any manner the compensation, bonus or fringe or other benefits of, or pay any bonus of any kind or amount whatsoever (including making discretionary grants or awards under any Company Benefit Plan) that is material in the aggregate, to current or former directors, officers, employees or consultants, except for any planned salary increases and payment of bonuses as described in Section 5.01(a)(v) of the Company Disclosure Letter, (C) grant or pay any severance or termination pay, which is material in the aggregate, to current or former directors, officers, employees or consultants of the Company or any Company Subsidiary, except as described in Section 5.01(a)(v) of the Company Disclosure Letter, (D) take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Plan that is not required to be funded by applicable Law, (E) take any action to accelerate the vesting or payment of any compensation or benefit under any Company Benefit Plan or (F) materially change any actuarial or other assumption used to calculate funding obligations with respect to any Company Benefit Plan (to the extent applicable), or change the manner in which contributions to any Company Benefit Plan are made or the basis on which such contributions are determined;

          (vi)  make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

         (vii)  sell, lease (except as Sub lessor), license or otherwise dispose of, or subject to any Lien (other than Permitted Liens), any assets, except (i) in the ordinary course of business, consistent with past practice and (ii) those with a value not exceeding $10 million;

        (viii)  (A) repurchase, prepay or incur any indebtedness for borrowed money or guarantee any such indebtedness of another person (other than any wholly-owned Subsidiary of the Company), issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person (other than any wholly-owned Subsidiary of the Company), enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings under the Company's revolving credit facility, in each case incurred in the ordinary course of business consistent with past practice in an amount not to exceed $125 million, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any direct or indirect wholly owned subsidiary of the Company;

          (ix)  make or agree to make any capital expenditure or expenditures that would result in the total capital expenditures in any fiscal quarter exceeding $30 million;

           (x)  (A) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or incurred in the ordinary course of business consistent with past practice or (B) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value;

          (xi)  waive the benefits of, or agree to modify in any material manner, any material confidentiality agreement or any standstill or similar agreement to which the Company or any Company Subsidiary is a party;

         (xii)  enter into a Contract or make a Bid that if accepted would lead to a Contract, which if entered into, would be a Material Company Contract, a Contract with a Related Party, a Company Government Contract or Company Government Subcontract under which the Company or a Company Subsidiary would or would be expected to incur a loss or amend, revise, renew or terminate any Material Company Contract, any Contract with a Related Party, any Company Government Contract or Company Government Subcontract under which the Company or a Company Subsidiary is incurring or is expected to incur a loss or that are related to facts, claims or disputes of the type described in Section 3.15(f); or

        (xiii)  authorize any of, or commit or agree to take any of, the foregoing actions.

        (b)    Other Actions.    The Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that is qualified as to materiality or Company Material Adverse Effect becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or (iii) any condition to the Merger set forth in Article VII, not being satisfied.

        (c)    Advice of Changes.    The Company shall promptly advise Parent orally and in writing of any change or event that has had or would reasonably be expected to have a Company Material Adverse Effect.

        SECTION 5.02    No Solicitation.    (a) From and after the date hereof until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.01, the Company shall not, nor shall it authorize or permit any Company Subsidiary to, nor shall it authorize any officer, director or employee of, or any investment banker, attorney, accountant or other advisor or representative (collectively, "Representatives") of, the Company or any Company Subsidiary to, and shall direct all Representatives of the Company or any Company Subsidiary not to, directly or indirectly (i) solicit, purposefully facilitate, initiate or encourage the submission of, any Company Takeover Proposal, (ii) enter into any agreement with respect to any Company Takeover Proposal (other than a confidentiality agreement in accordance with this Section 5.02) or resolve, agree or propose to take any such actions, or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to purposely facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal. The Company shall, shall cause each Company Subsidiary to, and shall direct each Representative of the Company or any Company Subsidiary to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any Company Takeover Proposal and request the prompt return or destruction of all confidential information previously furnished to such person or its Representatives and terminate access by each such person to any online or other data rooms containing any information in respect of the Company or any Company Subsidiary. Notwithstanding the foregoing, at any time prior to the receipt of the Company Stockholder Approval, the Company and the Representatives of the Company may, in response to a bona fide written Company Takeover Proposal that the Company Board determines in good faith (after consultation with outside counsel and the Company's financial advisor) constitutes or is reasonably likely to lead to a Superior Proposal, and which Company Takeover Proposal was not solicited by the Company, any Company Subsidiary or any of their respective Representatives and did not otherwise result from a breach of this Section 5.02, and subject to compliance with Section 5.02, (x) furnish information with respect to the Company and any Company Subsidiary to the person making such Company Takeover Proposal (and its Representatives) pursuant to a customary confidentiality agreement not less restrictive as a whole of such person than the Confidentiality Agreement (provided that such confidentiality agreement and any related agreement shall not contain any provision calling for a right to negotiate exclusively with the person making such Company Takeover Proposal or having the effect of prohibiting the Company from satisfying any of its obligations under this Agreement), provided, that all information provided to a third party under this Section 5.02 is provided or made available on a substantially concurrent basis to Parent and Sub if such information has not previously been provided to Parent or Sub, and (y) participate in discussions or negotiations with the person making such Company Takeover Proposal (and its Representatives) regarding such Company Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.02 by any Representative of the Company or any Company Subsidiary or any Representative of the Company or any Company Subsidiary shall be deemed to be a breach of this Section 5.02(a) by the Company. Neither the Company nor the Company Board shall approve, or take any action to render Section 203 of the DGCL or any similar takeover statute inapplicable to, any Company Takeover Proposal other than in connection with entering into a definitive agreement with respect to a Company Superior Proposal to the extent permitted under Section 5.02(b).

        (b)   Neither the Company Board nor any committee thereof shall (i) (A) recommend the approval or adoption of any Company Takeover Proposal, (B) withdraw (or modify in a manner adverse to Parent or Sub) the Company Recommendation, the approval of this Agreement, the Merger or any of the other transactions contemplated hereby, (C) recommend that the stockholders of the Company reject this Agreement, the Merger or any of the other transactions contemplated hereby or (D) resolve, agree or publicly propose to take any such actions (each such action set forth in this Section 5.02(b) (i) being referred to herein as an "Adverse Recommendation Change"), (ii) adopt or approve any Company Takeover Proposal or resolve, agree or propose to adopt or approve any Company Takeover Proposal, or (iii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (each, an "Acquisition Agreement") constituting or related to, or which is intended to or is reasonably likely to lead to, any Company Takeover Proposal (other than a confidentiality agreement referred to in Section 5.02(a)), or resolve, agree or propose to take any such actions. Notwithstanding anything herein to the contrary, at any time prior to the receipt of the Stockholder Approval, the Company Board may (i) if the Company Board determines in good faith (after consultation with outside counsel and the Company's financial advisor) that the failure to do so would be inconsistent with the directors' exercise of their fiduciary duties to the stockholders of the Company under applicable Law, make an Adverse Recommendation Change or (ii) solely in response to a Superior Proposal which was not solicited by the Company, any Company Subsidiary or Affiliate, or any of their respective Representatives and did not otherwise result from a breach of this Section 5.02, make an Adverse Recommendation Change and/or cause the Company to terminate this Agreement pursuant to Section 8.01(f) in order to cause the Company to enter into a binding Acquisition Agreement containing the terms of a Superior Proposal; provided, however, that (A) no such termination of this Agreement by the Company may be made, in each case until after the fifth business day following Parent's receipt of written notice from the Company advising Parent that the Company Board intends to terminate this Agreement pursuant to Section 8.01(f) and specifying, in the case of clause (i), reasonable details regarding the cause for and nature of the Adverse Recommendation Change and, in the case of clause (ii), the terms and conditions of (including in such notice a copy of the proposed agreement setting forth such terms and conditions), and the identity of any Person making, the Superior Proposal (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new written notice by the Company and a new five business day period); provided, however, that it is understood and agreed that the delivery of such notice shall not, in and of itself, be deemed to be an Adverse Recommendation Change, (B) the Company shall, and shall cause its financial and legal advisors to, during such five business day period described above, negotiate with Parent and Sub in good faith, to the extent Parent and Sub desire to negotiate, to make such changes in the terms and conditions of this Agreement so that such Company Takeover Proposal ceases to constitute a Company Superior Proposal or that the cause for such Adverse Recommendation Change ceases to exist, and (C) the Company shall not terminate this Agreement pursuant to Section 8.01(f), and any purported termination pursuant to Section 8.01(f) shall be void and of no force or effect, unless the Company shall have complied with all applicable requirements of Section 6.09(b) (including the payment of the Termination Fee prior to or simultaneously with such termination). In determining whether to make an Adverse Recommendation Change or to terminate this Agreement as described in this Section 5.02(b), the Company Board shall take into account any changes to the financial and other terms of this Agreement proposed by Parent in response to any such written notice by the Company or otherwise.

        (c)   The Company shall promptly (but in no case later than 48 hours after receipt) advise Parent orally and in writing of the receipt of any Company Takeover Proposal and of the price and other material terms and conditions of any such Company Takeover Proposal (including the identity of the Person making such Company Takeover Proposal) and of any changes or supplements thereto. The Company (i) promptly (but in no case later than 48 hours thereafter) shall advise Parent orally and in writing of the commencement of any discussions with any third party or its representatives regarding a Company Takeover Proposal by such third party and (ii) will keep Parent reasonably informed on a reasonably current basis of any material related developments, discussions, and negotiations and shall provide to Parent promptly (but in no case later than 48 hours) after receipt or delivery thereof all material terms of such Company Takeover Proposal (including any amendments or supplements thereto and other information provided in writing to the Company by the party making such Company Takeover Proposal).

        (d)   Nothing contained in this Section 5.02 or elsewhere in this Agreement shall prohibit the Company or the Company Board from (i) complying with Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure so to disclose would be inconsistent with the directors' exercise of their fiduciary duties or any other obligation of the directors or the Company under applicable Law; provided, that any such compliance or disclosure (other than a "stop, look and listen" letter or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed to be an Adverse Recommendation Change unless the Board of Directors of the Company publicly reaffirms its recommendation in favor of the adoption of this Agreement within two (2) business days after a request by Parent to do so.

        (e)   For purposes of this Agreement:

        "Company Takeover Proposal" means any proposal or offer (i) for a merger, consolidation, dissolution, recapitalization or other business combination involving the Company, (ii) for the issuance by the Company of over 20% of its equity securities as consideration for the assets or securities of another person or (iii) to acquire in any manner (including by tender offer or otherwise), directly or indirectly, over 20% of the equity securities or consolidated total assets of the Company, in each case other than the Merger.

        "Company Superior Proposal" means any bona fide written offer by a third party that (i) if consummated would result in such third party (or in the case of a direct merger between such third party and the Company, the stockholders of such third party) acquiring, directly or indirectly, more than 50% of the voting power of the Company Common Stock or all or substantially all the assets of the Company and the Company Subsidiaries, taken as a whole, for consideration consisting of cash and/or securities, (ii) that the Company Board determines in its good faith judgment (after consultation with the Company's financial advisor and after considering such factors as the Company Board considers to be appropriate, including the legal, financial, timing, regulatory and other aspects of the proposal), if consummated, would result in a transaction that is more favorable to the Company's stockholders than the Merger, taking into account, among other things, any changes to the terms of this Agreement offered by Parent in response to such Company Superior Proposal or otherwise, and (iii) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

ARTICLE VI

Additional Agreements

        SECTION 6.01    Preparation of Proxy Statement.

        (a)   As soon as reasonably practicable after the date of this Agreement, the Company shall file with the SEC the Proxy Statement and cause the Proxy Statement to be disseminated to the holders of the Company Common Stock, as and to the extent required by applicable federal securities Laws. Subject to Section 5.02(b), the Proxy Statement will contain the Company Recommendation.

        (b)   Parent and Sub will provide for inclusion or incorporation by reference in the Proxy Statement all information relating to Parent or its Affiliates required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. Parent and its counsel shall be given reasonable opportunity to review and comment on the Proxy Statement, and the Company shall consult with Parent and reasonably consider any such comments, before it is filed with the SEC. In addition, the Company will provide Parent and its counsel any comments or other communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement promptly after the receipt of such comments or other communications, and Parent and its counsel shall be given reasonable opportunity to review and comment on any proposed response to the SEC comments by the Company (either by way of modification to the Proxy Statement or otherwise), and the Company shall consult with Parent and reasonably consider any such comments of Parent.

        (c)   Each of the Company, Parent and Sub agrees to promptly (i) correct any information provided by it specifically for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect (ii) supplement the information provided by it specifically for use in the Proxy Statement to include any information that shall become necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they were made, not misleading, and (iii) use its reasonable best efforts to resolve all comments from the SEC with respect to the Proxy Statement as promptly as practicable. The Company further agrees to cause the Proxy Statement as so corrected or supplemented promptly to be filed with the SEC and to be disseminated to the holders of the Shares, in each case as and to the extent required by applicable federal securities Laws.

        SECTION 6.02    Stockholders Meeting.

        Subject to Section 5.02, the Company shall, as soon as practicable after the date of this Agreement, in accordance with applicable Law, duly call, give notice of, convene and hold a special meeting of the Company's stockholders for the purpose of voting upon the adoption and approval of this Agreement (the "Special Meeting"). At such Special Meeting, and except to the extent permitted by Section 5.02, the Company shall make the Company Recommendation. Unless this Agreement shall have been terminated in accordance with Section 8.01, the Company shall submit this Agreement to its stockholder at its Special Meeting even if its Board of Directors shall have effected an Adverse Recommendation Change.

        Parent shall vote, or cause to be voted, all of the shares of Company Common Stock then owned by it, Sub or any of its other Subsidiaries and Affiliates (other than any shares of Company Common Stock that may be owned, for investment purposes only, by a pension or other plan for the benefit of the employees of Parent, its ultimate parent company, or their respective Affiliates) in favor of the approval of the Merger and the adoption of this Agreement.

        SECTION 6.03    Access to Information; Confidentiality; Cooperation.

        (a)   From the date hereof until the earlier of the Effective Time or the date on which this Agreement is terminated in accordance with its terms, the Company shall, and shall cause each Company Subsidiary to, afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors, financing sources and other representatives, reasonable access during normal business hours and upon reasonable prior notice from Parent during the period prior to the Effective Time to their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each Company Subsidiary to, furnish promptly to Parent (a) a copy of each material report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of supranational, national, federal, state, local or municipal (whether domestic or foreign) Law and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. All information exchanged pursuant to this

Section 6.03 shall be subject to the Mutual Non-Disclosure Agreement dated as of January 30, 2008 between the Company and Parent (the "Confidentiality Agreement"). The Company shall use its reasonable best efforts to facilitate access to the Company's customers, partners and prime contractors of Material Contracts to which the Company or a Company Subsidiary is a subcontractor, including without limitation joint venture and teaming partners, by Parent and Parent's officers, employees, accountants, counsel, financial advisors, financing sources and other representatives, either together with the Company or otherwise with the Company's prior written consent, during normal business hours prior to the Effective Time for the purpose of discussions and information requests. Notwithstanding the foregoing, the Company shall not be required to provide access to, or cause the Company Subsidiaries to provide access to, any information or documents which would, in the reasonable judgment of the Company, (i) breach any agreement of the Company or any Company Subsidiary with any third-party including for these purposes considerations regarding the terms reasonably expected to be included in a Special Security Agreement or other agreement to mitigate FOCI), (ii) constitute a waiver of the attorney-client or other privilege held by the Company or any Company Subsidiary, (iii) otherwise violate any applicable Laws, or (iv) which would result in a competitor of the Company or any Company Subsidiary receiving material information which is competitively sensitive. Parent and the Company shall cooperate and consult with each other to develop announcement materials and undertake discussions with customers, partners and prime contractors of Material Contracts to which the Company or a Company Subsidiary is a subcontractor, and make appropriate management available at presentations related to the transactions contemplated by this Agreement as reasonably requested by the other party, in each case, in a manner that would not unreasonably interfere with the conduct of the business of the Company and the Company Subsidiaries.

        (b)   Parent shall use its reasonable efforts to (i) arrange and implement the Financing on the terms and conditions described in the Commitment Letter (together, the "Financing Commitments"), (ii) enter into definitive agreements with respect thereto on the terms and conditions contained in the Financing Commitments (or on revised terms no less favorable in any material respect to Parent (as determined in the reasonable judgment of Parent)), which agreements shall be in effect as promptly as practicable after the date hereof in no event later than the Closing, and (iii) consummate the financing under the Commitment Letter no later than the Closing. In the event that any portion of the Financing becomes unavailable in the manner or from the sources contemplated in the Financing Commitments, (A) Parent shall promptly notify the Company in writing and (B) Parent and Sub shall use their reasonable best efforts to arrange to obtain any such portion from alternative sources, on terms that are no more adverse in any material respect (the "Alternative Financing Commitments"), as promptly as reasonably practicable following the occurrence of such event, including entering into definitive agreements with respect thereto (such definitive agreements entered into pursuant to the first or second sentence of this Section being referred to as the "Financing Agreements"). Parent and Sub shall, and shall cause their affiliates and Representatives to, use their reasonable efforts to comply with the terms, and satisfy on a timely basis the conditions that are within their control of the Financing Commitments, any Alternative Financing Commitments, the Financing Agreements and any related fee and engagement letters, except for any failure to so comply or satisfy that would not materially adversely affect Parent's or Sub's ability to perform its obligations upon Closing of the Merger. Parent shall (x) furnish complete, correct and executed copies of the Financing Agreements promptly upon their execution, (y) give the Company prompt notice of any material breach by any party of any of the Financing Commitments, any Alternative Financing Commitment or the Financing Arrangements of which Parent or Sub becomes aware or any termination thereof and (z) otherwise keep the Company informed on a reasonably current basis, at all times during the period between the date hereof and the Closing, of any material developments regarding its efforts to arrange the Financing (or any replacement thereof). From the date hereof until the earlier of the Effective Time, the date on which this Agreement is terminated in accordance with its terms, or the date on which the Board shall have made an Adverse Recommendation Change, the Company shall provide to Parent and Sub, and shall cause the Company Subsidiaries to, and shall use its reasonable best efforts to cause the respective officers, employees and Representatives of the Company and the Company Subsidiaries to, provide to Parent and Sub and any affiliate of Parent designated by Parent all cooperation reasonably requested by Parent that is necessary or reasonably required in connection with the financing to be provided under the Commitment Letter and any equity, debt or other securities issuance or loan to refinance or to replace all or any part of such financing (together, the "Financing"), including the following: (i) causing the Company's senior officers and using its reasonable best efforts to cause its other Representatives to participate in meetings, presentations, road shows, due diligence sessions (including accounting due diligence sessions), drafting sessions and sessions with rating agencies; (ii) assisting with the preparation of appropriate and customary materials for rating agency presentations, offering documents, bank information memoranda (including the delivery of customary representation letters) and similar documents reasonably required in connection with the Financing; (iii) assist with the preparation of, and executing, any pledge and security documents, any loan agreement, currency or interest hedging agreement, other definitive financing documents on terms reasonably satisfactory to Parent, or other certificates, legal opinions or documents as may be reasonably requested by financing sources and reasonable and customary for receiving equivalent financing, to become effective only on or after the Effective Time; (iv) facilitate or execute the pledging of collateral]; (v) using reasonable best efforts to furnish on a confidential basis to Parent and Sub and their financing sources, as promptly as practicable, with financial and other pertinent information regarding the Company and in the Company's possession or control as may be reasonably requested by financing sources, including all financial statements and other financial data as may be reasonably required and customary in receiving equivalent financing; (vi) providing monthly financial statements to the extent the Company customarily prepares such financial statements within the time such statements are customarily prepared; and (vii) using reasonable best efforts to cause its independent accountants to cooperate with and assist Parent in preparing customary and appropriate information packages and offering materials as the parties to the Financing may reasonably request for use in connection with the offering and/or syndication of equity securities, debt securities, loan participations and other matters relating to the Financing; provided that nothing in this Agreement shall require senior officers and other Representatives of the Company to participate in meetings, presentations, road shows, due diligence sessions in a manner that would unreasonably interfere with the conduct of the Company's or such Representatives' business; provided further that notwithstanding anything in this Agreement to the contrary, until the Effective Time occurs, neither the Company nor any of its Subsidiaries shall be required to pay any commitment or other similar fee or put in effect any collateral, encumbrance, pledge or similar arrangement with respect to any of the Company's or the Company Subsidiaries' assets. Parent shall, promptly upon written request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs to the extent such costs are incurred by the Company or its subsidiaries at the request of Parent in connection with such cooperation provided by the Company, the Company Subsidiaries, their respective officers, employees and other Representatives pursuant to the terms of this Section 6.03(b) or in connection with compliance with its obligations under this Section 6.03(b) and Parent shall indemnify and hold harmless the Company and the Company Subsidiaries and their respective officers, employees and Representatives from and against any and all liabilities or losses suffered or incurred by them in connection with the arrangement of the Financing and any information utilized in connection therewith (other than arising from information provided in writing by the Company or any Company Subsidiary specifically for use in connection with the Financing or its subsidiaries), except in the event such liabilities or losses arose out of or result from the wilful misconduct or gross negligence of the Company, any of its subsidiaries or any of their respective Representatives. The Company hereby consents to the use of its and its subsidiaries' logos in connection with the Financing. Notwithstanding anything to the contrary contained herein, in no event shall the Company or any Company Subsidiary be required to incur, guarantee or otherwise become an obligor on any indebtedness, grant any lien or pledge any assets, or otherwise enter into any agreement or action as part of the Financing that would be or otherwise cause a Default under any of the Indentures governing the Notes.

        SECTION 6.04    Reasonable Best Efforts; Notification.    (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated hereby and to fully carry out the purposes of this Agreement.

        (b)   In connection with and without limiting the foregoing,

            (i)  as soon as practicable, Parent and the Company shall jointly submit to the Committee on Foreign Investment in the United States ("CFIUS") a draft voluntary notice of the Merger pursuant to Exon-Florio and, within approximately five (5) business days thereafter, a final Exon-Florio notice. Parent and the Company shall each, to their fullest ability, provide CFIUS with any additional or supplemental information requested by CFIUS or its member agencies during the Exon-Florio review process. Parent and the Company, in cooperation with each other, shall each take all commercially reasonable steps advisable, necessary or desirable to finally and successfully complete the Exon-Florio review process as promptly as practicable. In addition, as soon as practicable, Parent and the Company shall prepare and submit to the Defense Security Service ("DSS") of the United States Department of Defense ("DoD") and, to the extent applicable, any other agency of the United States Government, notification of the Merger pursuant to the NISPOM and any other applicable national or industrial security regulations, and fully cooperate in requesting from DSS approval to operate the business of the Company pursuant to a proposed FOCI mitigation plan in accordance with the NISPOM. Subject to Section 6.04(b)(ii) herein, Parent and the Company shall enter into a Special Security Agreement ("SSA") with DoD in accordance with the NISPOM and, where necessary to perform contracts requiring access to Navy Nuclear Propulsion Information or proscribed classified information as defined in the NISPOM, a Proxy Agreement in accordance with the NISPOM. With the exception of an SSA covering the Company or a Proxy Agreement that does not result in a Proxy Threshold Event, neither Parent nor the Company shall be required to agree to any other structural or conduct remedy pursuant to this paragraph which would have a material adverse effect on the business of Parent and/or the Company Subsidiaries taken as a whole after giving effect to the Merger;

           (ii)  Notwithstanding any other provision herein, should a Proxy Threshold Event occur in which the Company and/or the Company Subsidiaries be required to place under a Proxy Agreement operations of the Company and/or the Company Subsidiaries that account for a percentage equal to 35.0% or more but less than 40.0% of the Company's total revenue during the immediately preceding fiscal year, prior to exercising its termination rights under Section 8.01(g) herein, Parent shall consult with the Chief Executive Officer of the Company for a 30-day period (provided that in no event shall such period extend beyond the Outside Date) regarding the potential for Parent to waive its termination right under Section 8.01(g), and such consultation shall take into account the extent to which the inclusion of any business operations under the Proxy Agreement would not impact the expected synergies of the combined company;

          (iii)  each party shall take promptly all reasonable actions necessary to make all notifications and filings required for the transactions contemplated hereby under applicable competition Laws (including the HSR Act), and submitting responses to all requests for further information from the applicable Governmental Entities that are responsible for applying merger control or antitrust legislation (the "Competition Authorities"), in each case, in substantial compliance with the requirements of the applicable competition Law, and shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under applicable competition Law or requested by any Competition Authorities. Each party shall use its reasonable best efforts to obtain promptly any clearance required under the HSR Act or other applicable competition Laws for the consummation of the Merger and the transactions contemplated hereby. Without limiting the foregoing, Parent and the Company shall each use its respective best efforts to avoid or eliminate each and every impediment under the HSR Act or other applicable competition Laws that may be asserted by any Governmental Entity with respect to the Merger so as to enable the consummation of the Merger to occur on or prior to the date specified in Section 8.01(b)(i); provided, however, that Parent shall not be required to enter into any structural or conduct remedy which would have a material adverse effect on the business of Parent and its Subsidiaries, including the Surviving Corporation;

          (iv)  the Company and the Company Board shall (A) take all action reasonably necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any transactions contemplated hereby or this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by the this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated hereby, and

           (v)  the Company shall cooperate with Parent in the preparation of all notifications and filings required to be filed by Parent with any Governmental Entities within 30 days after the Closing Date in connection with the transactions contemplated hereby, and in submitting responses to all requests for further information from the applicable Governmental Entities, including without limitation providing to Parent all information reasonably requested by Parent for the purpose of preparing all such notifications and filings.

        (c)   Each of the Company, on the one hand, and Parent and Sub, on the other hand, shall, with regard to the review and/or defense of the transactions contemplated hereby, (i) promptly inform and provide the other a copy of any material communication received by such party from the Federal Trade Commission, the Antitrust Division of the Department of Justice, other Competition Authorities, CFIUS or any other Governmental Entity or private litigant; and (ii) permit the other party reasonable time and notice to (x) review and comment in advance on any material communication to be made or delivered to any such Governmental Entity or private litigant, including any proposed understanding, undertakings, or agreements, (y) consult with the other party in advance of any meeting or conference with any such Governmental Entity or private litigant, and (z) attend and participate in such meetings and conferences (to the extent permitted by such Governmental Entity or private litigant).

        (d)   The Company shall deliver to Parent at the Closing a duly executed and acknowledged certificate, in form and substance acceptable to Parent and in compliance with the Code and Treasury regulations, certifying such facts as to establish that the sale of Company Common Stock is exempt from withholding under Section 1445 of the Code.

        (e)   Parent agrees that the Company will be operated as a stand-alone subsidiary of Parent's group in accordance with the NISPOM following the Merger with the objective of continuity of management and operations. Parent plans to grow the business of the Company as part of the Parent group, as well as the overall business of Parent group, in the United States and expects to work with management and the board of directors of the Company following the Merger to promote and further such goals of growth. Parent currently plans to continue operating the businesses of the Surviving Corporation after the Merger substantially as they exist prior to the Merger, except as may otherwise be required in connection with any governmental regulatory approval or by Law.

        SECTION 6.05    Stock Options; Restricted Stock; RSUs.    (a) As of the Effective Time, each unexercised Company Stock Option outstanding immediately prior to the Effective Time (whether or not then vested) shall be converted at the Effective Time into the right to receive an amount of cash equal to (A) the excess, if any, of (1) the Merger Consideration per share of Company Common Stock over (2) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (B) the number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised, which amount shall be paid immediately following the Effective Time, without interest.

        (b)   As of the Effective Time, each share of Company Restricted Stock outstanding immediately prior to the Effective Time shall become at the Effective Time fully vested and free of restrictions on transfer and the holder thereof shall be entitled to receive the Merger Consideration subject to the terms and conditions of Article II hereof.

        (c)   As of the Effective Time, each RSU outstanding immediately prior to the Effective Time shall be converted at the Effective Time (whether or not then vested) into the right to receive, for each share of the Company's Common Stock that would be issuable upon the vesting of such RSU, a cash payment equal to the per share Merger Consideration, which amount shall be paid immediately following the Effective Time, without interest.

        (d)   The Company shall use its reasonable best efforts to take all actions necessary to implement the foregoing provision of this Section 6.05.

        (e)   All amounts payable pursuant to Sections 6.05(a) through (c) shall be subject to any required withholding taxes or proof of eligibility of exemption therefrom.

        SECTION 6.06    Company Debt Instruments.    (a) The Company shall provide, or shall cause to be provided, in accordance with the applicable provisions of each of the indentures relating to (i) the $345 million aggregate principal amount of 2% Convertible Senior Notes due 2026 (the "Convertible Notes"), (ii) the $550 million aggregate principal amount of 6 7/8% Senior Subordinated Notes due 2013, (iii) the $350 million aggregate principal amount of 6 5/8% Senior Notes due 2016 and (iv) the $250 million aggregate principal amount of 7 5/8% Senior Subordinated Notes due 2018 (such Convertible Notes and other Notes, collectively, the "Notes" and such indentures, collectively, the "Indentures"), to the trustee under each such Indenture and to each Holder (as defined in each respective Indenture), any notices required by the Indentures by virtue of a Fundamental Change or Change of Control (each as defined in each Indenture).

        (b)   Prior to the Effective Time, the Company shall be obligated to take all such further actions, including the delivery of any officers' certificates and opinions of counsel required by the Indentures, as may be necessary to comply with all of the terms and conditions of the Indentures.

        SECTION 6.07    Employee Matters.

        (a)   All employees of the Company and the Company Subsidiaries as of immediately prior to the Effective Time shall be employed by the Surviving Corporation or its Subsidiaries as of the Effective Time (the "Continuing Employees"). Parent shall, or shall cause the Surviving Corporation to, provide, for the period commencing on the Effective Time through and including December 31, 2009, the Continuing Employees with compensation and employee benefits that, in the aggregate, are substantially comparable to the compensation (including base salary, annual cash-based incentive compensation opportunities and the value of equity-based incentive compensation) and employee benefits (disregarding any severance benefits provided under any executive employment agreement) provided to such individuals by the Company and its Subsidiaries immediately prior to the Effective Time. Parent agrees that the Surviving Corporation shall cause the Surviving Corporation's employee benefit plans established following the Closing Date and any other employee benefit plans covering the Continuing Employees following the Effective Time, but excluding any incentive compensation plans of the Parent (the included plans being, collectively, the "Post-Closing Plans"), to recognize the service of each Continuing Employee (including service recognized by the Company) for purposes of eligibility, vesting and determination of the level of benefits (but not for benefit accrual purposes) under the Post-Closing Plans, solely to the extent that such Post-Closing Plans are made available to the Continuing Employees. For the calendar year including the Effective Time, the Continuing Employees shall not be required to satisfy any deductible, co-payment, out-of-pocket maximum or similar requirements under the Post-Closing Plans that provide medical, dental and other welfare benefits (collectively, the "Post-Closing Welfare Plans") to the extent of amounts previously credited for such purposes under the Company Plans that provide medical, dental and other welfare benefits (the "Company Welfare Plans"). Any waiting periods, pre-existing condition exclusions and requirements to show evidence of good health contained in such Post-Closing Welfare Plans shall be waived with respect to the Continuing Employees (except to the extent any such waiting period, pre-existing condition exclusion, or requirement of show evidence of good health was already in effect with respect to such employees and that have not been satisfied under the applicable Company Welfare Plan in which the participant then participates or is otherwise eligible to participate as of immediately prior to the Effective Time).

        (b)   Without limiting the generality of the foregoing, as of the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to honor in accordance with their terms, all employment, change in control, severance and other compensation plans, agreements and arrangements existing immediately prior to the execution of this Agreement which are between the Company or any Subsidiary and any director, officer or employee thereof or maintained by the Company or any Subsidiary and, including, without limitation, those set forth in Section 6.07(b) of the Company Disclosure Letter (each a "Company Agreement"); provided, that nothing herein shall prevent the Surviving Corporation from amending any such Company Agreement in accordance with its terms, including such amendments as may be necessary to avoid the imposition of a tax under Section 409A of the Code. Parent and the Company hereby agree that the occurrence of the Closing shall constitute a "Change in Control" for purposes of any Company Agreement and all Company Benefit Plans and related trusts set forth in Section 6.07(b) of the Company Disclosure Letter. Parent and the Company further agree that the occurrence of the Closing shall constitute Good Reason (as defined therein) with respect to the four employment agreements identified in Section 6.07(b) of the Company Disclosure Letter (each a "Specified Agreement"). At the Effective Time, Parent shall, or shall cause the Surviving Corporation to, pay to the Continuing Employees who are parties to the Specified Agreements the amounts provided under Section 5.3(b)(ii)(B) of the respective Specified Agreements.

        (c)   Notwithstanding anything in this Agreement to the contrary, no provision of this Agreement shall be deemed to (i) guarantee employment for any period of time for, or preclude the ability of the Surviving Corporation to terminate, any Continuing Employee following the Effective Time or (ii) subject to the limitations and requirements specifically set forth in this Section 6.07, require the Surviving Corporation to continue any Parent Plan or Company Benefit Plan or prevent the amendment, modification or termination thereof in each case in accordance with the terms of such Parent Plan or Company Benefit Plan after the Effective Time. Notwithstanding anything in this Agreement to the contrary, (x) nothing in this Agreement shall be construed as an amendment of any employee benefit plan or policy of the Parent or its affiliates, and (y) except to the extent provided in Section 6.07(h), no provision of this Section 6.07 shall create any third party beneficiary rights in any employee or former employee (including any beneficiary or dependent of such employee or former employee) of the Company in respect of continued employment (or resumed employment) or any other matter.

        (d)   Parent acknowledges that the Company shall be entitled to pay the annual cash bonuses earned by employees of the Company and its Subsidiaries in respect of the Company's fiscal year ended March 31, 2008, in the ordinary course (with the amounts of such bonuses being determined in a manner consistent with past practices) and at the time that such bonuses would ordinarily be paid. The Surviving Corporation shall pay annual cash bonuses under a substantially equivalent annual incentive plan established for the Company's fiscal year commencing on April 1, 2008 in such amounts as it shall reasonably determine based on the financial results of the Company during such fiscal year and other applicable performance criteria. If Parent and the Surviving Corporation operate on a calendar fiscal year and determine to pay bonuses based on a fiscal year ending December 31, 2008, bonus amounts shall be pro rated for the shortened year and the subsequent annual bonus period shall commence January 1, 2009.

        (e)   The Company shall pay or provide cash retention bonus payments to the Continuing Employees in such amounts and upon such terms and conditions as are set forth in Section 6.07(e) of the Company Disclosure Letter.

        (f)    At the Effective Time, Parent shall, or shall cause the Company to, provide an incentive compensation program for management of the Surviving Corporation (the "Management Incentive Program") in order to provide participants with incentive compensation that is intended to replace and provide economic value that is substantially comparable on an overall basis to that provided by the equity-based incentive compensation plans of the Company (it being recognized that stock options will not be a component of the Management Incentive Program).

        (g)   The Parties agree that the Company shall enter into a new employment agreement with the current Chairman and Chief Executive Officer of the Company (the "CEO"), effective on the Closing Date, providing for (i) base salary and bonus opportunities that are no less favorable than the base salary and bonus opportunities currently in effect for the CEO under his Company Agreement, as listed in Section 6.07(g) of the Company Disclosure Letter (the "CEO Agreement"), and (ii) such other terms and conditions that are substantially comparable on an overall basis (taking into account the full term of the agreement) to the other terms and conditions currently in effect for the CEO under the CEO Agreement. Parent agrees that following the Effective Time it will cause the Surviving Corporation to enter into agreements or arrangements with the officers of the Company set forth in Section 6.07(g) of the Company Disclosure Letter (the "Other Executives") providing for (x) base salary and bonus opportunities that are no less favorable than the base salary and bonus opportunities currently in effect for the Other Executives under their respective Company Agreements as listed in Section 6.07(g) of the Company Disclosure Letter (collectively, the "Executive Agreements") and (y) such other terms and conditions that are substantially comparable on an overall basis (taking into account the full term of the agreement) to the other terms and conditions currently in effect for such Other Executives under their respective Executive Agreements. Notwithstanding any other provisions in this Section 6.07(g), severance and other customary terms shall be negotiated.

        (h)   The last two sentences of Section 6.07(b) and the provisions of Section 6.07(g) are intended for the benefit of the individuals set forth in Section 6.07(h) of the Company Disclosure Letter, all of whom shall be third party beneficiaries of such provisions.

        SECTION 6.08    Indemnification.    (a) Parent shall, to the fullest extent permitted by Law, cause the Surviving Corporation to keep in effect all of the Company's obligations to indemnify (including any obligations to advance funds for expenses) the current or former directors or officers of the

Company or its Subsidiaries for acts or omissions by such directors or officers occurring prior to the Effective Time to the extent that such obligations of the Company exist on the date of this Agreement, whether pursuant to the Company Charter, the Company By-laws, the organizational documents of any Company Subsidiaries, individual indemnity agreements, by Law or otherwise, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Company Charter, the Company By-laws, Law and such individual indemnity agreements from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions.

        (b)   Without limiting the provisions of Section 6.08(a), during the period beginning on the Effective Time and ending on the sixth anniversary of the date on which the Effective Time occurs, to the fullest extent that the Company would be permitted by applicable Law, the Surviving Corporation will: (i) indemnify and hold harmless each of the current and former directors or officers of the Company and its Subsidiaries against and from any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to the Merger, the Merger Agreement and any transactions contemplated hereby; and (ii) pay in advance of the final disposition of any such claim, action, suit, proceeding or investigation the expenses (including attorneys' fees) of any such director or officer upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without the Surviving Corporation's prior written consent and the Surviving Corporation shall not be obligated to pay the fees and expenses of more than one counsel (selected by a plurality of the applicable directors and/or officers) for all such directors and/or officers in any jurisdiction with respect to any single such claim unless the use of one counsel for such director or officer would present such counsel with a conflict of interest that would make such joint representation inappropriate for which indemnification may be sought under this Section 6.08(b). Notwithstanding anything to the contrary contained in this Section 6.08(b) or elsewhere in this Agreement, the Surviving Corporation shall not (and Parent shall cause the Surviving Corporation not to) settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit, proceeding or investigation, unless such settlement, compromise, consent or termination includes an unconditional release of the applicable directors or officers covered by the settlement from all liability arising out of such claim, action, suit, proceeding or investigation.

        (c)   For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the beneficiaries thereof) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time; provided, however, that Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 200% of the annual premiums paid as of the date hereof by the Company for such insurance (such 200% amount, the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium.

        (d)   Notwithstanding anything contained in this Agreement to the contrary, this Section 6.08 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on all successors and assigns of Parent and the Surviving Corporation, and shall be enforceable by the current and former directors and officers of the Company and the Company Subsidiaries and their successors, heirs or representatives. In the event that the Surviving Corporation or any of its successors or assigns consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall succeed to the obligations set forth in this Section 6.08.

        SECTION 6.09    Fees and Expenses.    (a) Except as may be otherwise expressly provided for in this Agreement, all fees and expenses incurred in connection with the Merger and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

        (b)   In the event that (i) (A) a Company Takeover Proposal has been made to the Company or its stockholders or a Company Takeover Proposal shall have otherwise become publicly known, (B) thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.01(b)(i) or Section 8.01(b)(iii), and (C) within 12 months after such termination, the Company or any of its subsidiaries enters into any Acquisition Agreement with respect to, or consummates, any Company Takeover Proposal (provided that, solely for purposes of this Section 6.09(b), the number "40" shall be substituted for the number "20" in the definition of Company Takeover Proposal), (ii) this Agreement is terminated by the Company pursuant to Section 8.01(f), or (iii) this Agreement is terminated by Parent pursuant to Section 8.01(c), then the Company shall pay Parent a fee equal to $90,000,000 (the "Termination Fee") by wire transfer of same day funds to an account designated by Parent (x) in the case of a termination by the Company pursuant to Section 8.01(f), prior to or simultaneously with such termination, (y) in the case of a termination by Parent pursuant to Section 8.01(c), within two business days after such termination and (z) in the case of a payment as a result of any event referred to in Section 6.09(b)(i)(C), upon the consummation of such Company Takeover Proposal.

        (c)   The Company acknowledges that the agreement contained in Section 6.09(b) is an integral part of the transactions contemplated hereby, and that, without this agreement the Company would not have entered into this Agreement, and that the amounts payable pursuant to this Section 6.09 do not constitute a penalty. Accordingly, if the Company fails promptly to pay any amounts due to Parent pursuant to Section 6.09(b) within the time periods specified in Section 6.09(b), and in order to obtain such payment, Parent commences a claim, suit, proceeding or other action that results in a final, non-appealable Judgment against the Company, the Company shall pay to Parent interest on the amount set forth it is required to pay under this Section 6.09 from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made plus 1%, together with reasonable legal fees and expenses incurred in connection with such claim, suit, proceeding or other action.

        SECTION 6.10    Public Announcements.    Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the other transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to the rules of any securities exchange or self regulatory authority (including the New York Stock Exchange and the Borsa Italiana).

        SECTION 6.11    Transfer Taxes.    Subject to Section 2.02(b), all stock transfer, real estate transfer, documentary, stamp, recording and other similar taxes (including interest, penalties and additions to any such taxes) ("Transfer Taxes") incurred in connection with the Merger and the other transactions contemplated hereby shall be paid by either Parent or the Surviving Corporation, and the Company shall cooperate with Sub and Parent in preparing, executing and filing any tax returns with respect to such Transfer Taxes, including supplying in a timely manner any information with respect to such property that is reasonably necessary to complete such tax returns.

        SECTION 6.12    Stockholder Litigation.    The Company shall give Parent the opportunity to participate, subject to a customary joint defense agreement, in, but not control, the defense or settlement of any stockholder litigation against the Company and its directors relating to any of the transactions contemplated hereby; provided, however, that no such settlement shall be agreed to without Parent's consent, which shall not be unreasonably withheld, delayed or conditioned.

        SECTION 6.13    Director Resignations.    As soon as reasonably practicable following the Effective Time, each director of the Surviving Corporation shall resign and appoint a successor director in accordance with the requirements of NISPOM. Such directors shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

ARTICLE VII

Conditions Precedent

        SECTION 7.01    Conditions to Each Party's Obligation To Effect The Merger.    The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver (to the extent permitted by applicable Law) on or prior to the Closing Date of the following conditions:

        (a)    Stockholder Approval.    The Company shall have obtained the Company Stockholder Approval.

        (b)    Governmental Approvals.    (i) Any waiting period (and any extensions thereof) applicable to the Merger under the HSR Act and any agreement with any Competition Authority not to consummate the transaction shall have expired or terminated, (ii) any other required consents, authorizations or approvals of other Competition Authorities shall have been obtained, (iii) the period of time for any applicable review process by CFIUS under Exon-Florio shall have expired, and the President of the United States shall not have taken action to block or prevent the consummation of the Merger or the other transactions contemplated hereby on the basis that they threaten to impair the national security of the United States, and (iv) DSS shall have approved a plan to operate the business pursuant to a FOCI mitigation agreement that is consistent with the criteria in Section 6.04(b)(i); and, to the extent applicable, DoD shall have provided assurances that, in accordance with the NISPOM or any other applicable national or industrial security regulations, the Company and the Company Subsidiaries will be granted authorization for continued access to proscribed or other classified or unclassified controlled information following the Effective Time as may be necessary for the Company and the Company Subsidiaries to continue to perform substantially all of the U.S. Government prime contracts or subcontracts of the Company or the Company Subsidiaries.

        (c)    No Injunctions or Restraints.    No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or Law or other actions by any Governmental Entity preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect; provided, however, that prior to asserting this condition, subject to Section 6.04, each of the parties shall have used its reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

        SECTION 7.02    Conditions to Obligations of Parent and Sub.    The obligations of Parent and Sub to effect the Merger are further subject to the following conditions:

        (a)    Representations and Warranties.    (i) The representations and warranties of the Company set forth in Section 3.03 shall be true and correct as of the Closing Date as though made on the Closing Date, except (y) to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), and (z) for decreases and except for increases of not more than 0.05% in the number of the Company outstanding shares of Company Capital Stock, Company Stock

Options and Company Stock-Based Awards disclosed in Section 3.03, (ii) the representations and warranties of the Company set forth in Sections 3.13(c) and 3.15(g) (solely with respect to Contracts with the United States government) that are qualified as to materiality or Company Material Adverse Effect or like words shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case as of Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), and (iii) the remainder of the representations and warranties of the Company set forth in Article III shall be true and correct as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any "materiality," "Company Material Adverse Effect" or like qualifiers set forth therein), individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

        (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

        (c)    Absence of Company Material Adverse Effect.    Since the date of this Agreement, there shall not have been any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

        SECTION 7.03    Conditions to Obligation of the Company.    The obligation of the Company to effect the Merger is further subject to the following conditions:

        (a)    Representations and Warranties.    The representations and warranties of Parent and Sub in this Agreement that are qualified as to materiality or Parent Material Adverse Effect or like words shall be true and correct and those not so qualified shall be true and correct except for such failures to be true and correct as would not reasonably be expected to have a Parent Material Adverse Effect, in each case, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true as of such earlier date), and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

        (b)    Performance of Obligations of the Parent and Sub.    Parent and Sub shall have performed in all material respects all obligations to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

ARTICLE VIII

Termination, Amendment and Waiver

        SECTION 8.01    Termination.    Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Effective Time:

        (a)   by mutual written consent of Parent, Sub and the Company;

        (b)   by written notice of either Parent or the Company:

            (i)  if the Merger is not consummated on or before December 15, 2008 (the "Outside Date"), unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement in a manner that shall have caused the failure of the consummation of the Merger prior to the Outside Date; provided, however, that if, as of the Outside Date, all conditions to each party's obligations to effect the Merger set forth in Article VII have been satisfied or waived (other than those that are satisfied by action taken at the Closing) other than as set forth in Section 7.01(b)(iii), then the Outside Date shall be extended to January 31, 2009.

           (ii)  if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 8.01(b)(ii) shall have complied with its obligations under Section 6.04; or

          (iii)  if the Special Meeting (including any adjournments and postponements thereof) shall have concluded without the Company Stockholder Approval having been obtained by reason of the failure to obtain the required vote of the holders of shares of Company Common Stock.

        (c)   by written notice of Parent if an Adverse Recommendation Change shall have occurred.

        (d)   by written notice of Parent, if the Company breaches or fails to perform any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b), and (ii) cannot be cured or has not been cured within 30 days after the giving of written notice to the Company of such breach (provided that Parent is not then in willful and material breach of any representation, warranty or covenant contained in this Agreement);

        (e)   by written notice of the Company, if Parent or Sub breaches or fails to perform any of its representations, warranties or covenants or agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.03(a) or 7.03(b), and (ii) cannot be cured or has not been cured within 30 days after the giving of written notice to the Company of such breach (provided that the Company is not then in willful and material breach of any representation, warranty or covenant contained in this Agreement);

        (f)    by written notice of the Company only prior to the receipt of the Stockholder Approval, in order to enter into a definitive agreement with respect to a Company Superior Proposal; provided that the Company shall have complied with all provisions of Section 5.02(b) and shall have paid or shall concurrently pay the fees due under Section 6.09(b); or

        (g)   by written notice of Parent if a Proxy Threshold Event shall have occurred; provided, that Parent shall have complied with the obligations set forth in the last sentence of Section 6.04(b)(ii), if applicable.

        SECTION 8.02    Effect of Termination.    In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than Section 3.20, Section 4.06, the second sentence of Section 6.03, Section 6.09, Section 6.10, this Section 8.02 and Article IX, which provisions shall survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any representation, warranty or covenant set forth in this Agreement.

        SECTION 8.03    Amendment.    This Agreement may be amended by the parties at any time; provided, however, that (i) after the Company Stockholder Approval has been obtained, there shall be made no amendment that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders, and (ii) no amendment shall be made to this

Agreement after the Effective Time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

        SECTION 8.04    Extension; Waiver.    At any time prior to the Effective Time, subject to applicable Law, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.03, waive compliance with any of the agreements or conditions contained in this Agreement. Subject to the proviso in Section 8.03, no extension or waiver by the Company shall require the approval of the stockholders of the Company. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Notwithstanding the foregoing, the failure or delay of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

        SECTION 8.05    Procedure for Termination, Amendment, Extension or Waiver.    A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its board of directors or the duly authorized designee of its board of directors. Termination of this Agreement prior to the Effective Time shall not require the approval of the stockholders of the Company.

ARTICLE IX

General Provisions

        SECTION 9.01    Nonsurvival of Representations and Warranties.    None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

        SECTION 9.02    Notices.    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a)   if to Parent or Sub, to

    Finmeccanica—Societá per azioni
    Piazza Monte Grappa, 4
    00195 Rome
    Italy
    Facsimile: + 39-06-326-57-252
    Attention: Mauro Gigante, Esq., Senior Vice President, Legal and
    Corporate Affairs and General Counsel
    E-mail:     mauro.gigante@finmeccanica.com

    with a copy to:

    Arnold & Porter LLP
    555 12th Street, NW
    Washington, DC 20004
    Facsimile: (202) 942-5999
    Attention: Jeffrey H. Smith, Esq.
    E-mail:     jeffrey.smith@aporter.com

    Sarah E. Kahn, Esq.
    E-mail:     sarah.kahn@aporter.com

        (b)   if to the Company, to

    DRS Technologies, Inc.
    5 Sylvan Way
    Parsippany, NJ 07054
    Facsimile: (973) 539-7562
    Attention: Nina Laserson Dunn, Esq., Executive Vice President, General
    Counsel and Secretary
    E-mail:     ndunn@drs.com

    with a copy to:

    Mark N. Kaplan, Esq.
    Independent Director of DRS Technologies, Inc.
    Skadden, Arps, Slate, Meagher & Flom LLP
    Four Times Square
    New York, New York 10036
    Facsimile: (212) 735-2000
    Telephone No.: (212) 735-3000
    E-mail:     Mark.Kaplan@skadden.com

    with a copy to:

    Skadden, Arps, Slate, Meagher & Flom LLP
    Four Times Square
    New York, New York 10036
    Facsimile: (212) 735-2000
    Telephone No.: (212) 735-3000
    Attention: Jeffrey W. Tindell, Esq.
    E-mail:     Jeffrey.Tindell@skadden.com

        SECTION 9.03    Definitions.    For purposes of this Agreement:

        An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

        A "business day" means any day, other than a Saturday, Sunday or a day on which banks are authorized by Law to close in New York, New York or Rome, Italy.

        A "Company Material Adverse Effect" means any change, effect, event or circumstance that is or would reasonably be expected to be, individually or in the aggregate, materially adverse to (a) the business, assets, financial condition, or results of operations of the Company and the Company Subsidiaries, taken as a whole, (b) the ability of the Company and each Company Subsidiary to perform its obligations under this Agreement or (c) the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement; provided, however, none of the following shall constitute a material adverse effect for the purposes of this definition: (i) changes in general economic conditions or securities or financial markets in general; (ii) general changes in the industry in which the Company and the Company Subsidiaries operate; (iii) any changes in Laws applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets or interpretations thereof by any Governmental Entity; (iv) any outbreak or escalation of hostilities or war (whether declared or not declared) or any act of terrorism; (v) the announcement or the existence of, or compliance with, this Agreement and the transactions contemplated hereby (including without limitation the impact thereof on relationships with customers or employees);

(vi) changes in GAAP, or the interpretation thereof; (vii) the matters set forth on Section 3.06 of the Company Disclosure Letter; and (viii) any change in the market price or trading volumes of the Company Common Stock after the date hereof (it being understood that the underlying facts or occurrences giving rise or contributing to such change shall be taken into account in determining whether there has been a Company Material Adverse Effect), except, in the case of the foregoing clauses (ii) and (iii), to the extent such changes or developments referred to therein would reasonably be expected to have a materially disproportionate impact on the Company and the Company Subsidiaries, taken as a whole, relative to other participants in the business and industry in which the Company and the Company Subsidiaries operate.

        "Knowledge" in the case of the Company means the actual knowledge of Mark Newman, Robert Mehmel, Richard Schneider, Nina Dunn, Vice Admiral Michael Bowman, Audrey Stern, Mark Dorfman, Steven Schorer, Michael Sheehan, James Baird, Thomas Cornwell, Mitchell Rambler, Alan Gross, Thomas P. Crimmins and David Sweet.

        "Company Stock-Based Award" means any stock appreciation right, "phantom" stock right, performance unit, restricted stock unit, restricted stock, right to receive shares of Company Common Stock on a deferred basis or other right (other than a Company Stock Option) issued by the Company or any Company Subsidiary that is linked to the value of Company Common Stock.

        "Parent Material Adverse Effect" means a material adverse effect on (i) the ability of Parent or Sub to perform their respective obligations under this Agreement or (iii) the ability of Parent or Sub to consummate the Merger and the other transactions contemplated by this Agreement.

        "Permitted Liens" means (i) Liens for current taxes not yet due or payable, or the validity or amount of which is being contested in good faith by appropriate proceedings, (ii) Liens of any materialmen, mechanics, workmen, repairmen, contractors, warehousemen, carriers, suppliers, vendors or equivalent Liens arising in the ordinary course of business consistent with past practice in respect of amounts that are not yet due or payable, or the validation or amount of which is being contested in good faith by appropriate proceedings, (iii) Liens that secure any indebtedness reflected as liabilities in the Financial Statements, and (iv) any other Liens that are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such Lien.

        A "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

        A "Proxy Threshold Event" means an event where, after a reasonable period of discussions with the U.S. government in accordance with the provisions of Section 6.04(b)(i), Parent reasonably concludes that in order for the Company and/or the Company Subsidiaries to retain facility security clearances necessary to perform their existing classified contracts accounting for 35.0% or more of the Company's total revenue during the immediately preceding fiscal year, the Company and/or the Company Subsidiaries would be required to implement a Proxy Agreement under the NISPOM.

        A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

        SECTION 9.04    Interpretation.    When a reference is made in this Agreement to a Section, Subsection, Exhibit or Schedule, such reference shall be to a Section or Subsection of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereby", "hereof", "herein" and "hereunder" and words of similar import when used in this

Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

        SECTION 9.05    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

        SECTION 9.06    Counterparts.    This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        SECTION 9.07    Entire Agreement; No Third-Party Beneficiaries.    This Agreement, taken together with the Company Disclosure Letter, and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Merger, and (b) are not intended to confer on any person other than the parties any rights and remedies, except for (i) the rights of the Company's stockholders to receive the Merger Consideration after the Effective Time; (ii) with respect to the CEO and the Other Executives, as provided in the second and third sentences of Section 6.07(b) and Section 6.07(g); and (iii) as provided in Section 6.08 (which is intended for the benefit of the former and current officers and directors of the Company and the Company Subsidiaries, all of whom shall be third party beneficiaries of this provision).

        SECTION 9.08    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        SECTION 9.09    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        SECTION 9.10    Enforcement.

        (a)   The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Section 8.01, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which either such party is entitled at law or in equity.

        (b)   Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Delaware state court, any Federal court located in the State of Delaware or the State of New York or any New York state court in the event any dispute arises out of any this Agreement or any transaction contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than any New York state court, any Federal court sitting in the State of New York or the State of Delaware or any Delaware state court and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction contemplated hereby.

        IN WITNESS WHEREOF, Parent, Sub and the Company have duly executed this Agreement, all as of the date first written above.

FINMECCANICA—SOCIETÁ PER AZIONI
by:
Name: Pier Francesco Guarguaglini Title: Chairman and Chief Executive Officer
DRAGON MERGER SUB, INC.
by:
Name: Simone Bemporad Title: President
DRS TECHNOLOGIES, INC.
by:
Name: Mark S. Newman Title: Chairman, President and Chief Executive Officer

Annex B

LETTERHEAD OF BEAR STEARNS

May 12, 2008

The Board of Directors
DRS Technologies, Inc.
5 Sylvan Way
Parsippany, New Jersey 07054

Gentlemen:

        We understand that DRS Technologies, Inc. ("DRS"), Finmeccanica S.p.A. ("Finmeccanica") and Dragon Merger Sub, Inc. ("Merger Sub") intend to enter into an Agreement and Plan of Merger to be dated as of May 12, 2008 (the "Agreement"), pursuant to which Merger Sub will be merged with and into DRS (the "Transaction"), with DRS being the surviving corporation and each issued and outstanding share of DRS common stock, par value $0.01 per share ("DRS Common Stock"), will be converted into the right to receive $81.00 in cash, without interest (the "Merger Consideration"). You have provided us with a copy of the Agreement in substantially final form.

        You have asked us to render our opinion as to whether the Merger Consideration is fair, from a financial point of view, to the holders of DRS Common Stock.

        In the course of performing our reviews and analyses for rendering this opinion, we have:

  •
  reviewed a draft of the Agreement, dated May 11, 2008;

  •
  reviewed DRS's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended March 31, 2005, 2006 and 2007, its Quarterly Reports on Form 10-Q for the periods ended June 30, 2007, September 30, 2007 and December 31, 2007, its preliminary results for the quarter ended and year ended March 31, 2008 and its Current Reports on Form 8-K filed since March 31, 2007;

  •
  reviewed certain operating and financial information relating to DRS's business and prospects, including projections for the five years ending March 31, 2013, all as prepared and provided to us by DRS's management;

  •
  met with certain members of DRS's senior management to discuss DRS's business, operations, historical and projected financial results and future prospects;

  •
  reviewed the historical prices, trading multiples and trading volume of the shares of DRS Common Stock;

  •
  reviewed certain publicly available financial data, stock market performance data and trading multiples of companies which we deemed generally comparable to DRS;

  •
  reviewed the terms of certain relevant mergers and acquisitions involving companies which we deemed generally comparable to DRS;

  •
  performed discounted cash flow analyses based on the projections for DRS furnished to us by DRS; and

  •
  conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

        We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to or discussed with us by DRS or obtained by us from public sources, including, without limitation, the projections referred to above. With respect to the projections, we have relied on representations that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of DRS as to the expected future performance of DRS. We have not assumed any responsibility for the independent verification of any such information, including, without limitation, the projections; we express no view or opinion as to such projections and the assumptions upon which they are based; and we have further relied upon the assurances of the senior management of DRS that they are unaware of any facts that would make the information and projections incomplete or misleading.

        In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (contingent or otherwise) of DRS, nor have we been furnished with any such appraisals. We were not asked by the Board of Directors to solicit indications of interest from any third parties regarding a transaction with DRS. We have assumed that the Transaction will be consummated in a timely manner and in accordance with the terms of the Agreement without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on DRS. We are not legal, regulatory, tax or accounting experts and have relied on the assessments made by DRS and its advisors with respect to such issues.

        We do not express any opinion as to the price or range of prices at which the shares of DRS Common Stock may trade subsequent to the announcement of the Transaction.

        We have acted as a financial advisor to DRS in connection with the Transaction and will receive a customary fee for such services, a substantial portion of which is contingent on consummation of the Transaction. A portion of our compensation is payable upon delivery of this letter and may be credited against the fee payable upon consummation of the Transaction. In addition, DRS has agreed to reimburse us for certain expenses and to indemnify us against certain liabilities arising out of our engagement.

        Bear, Stearns & Co. Inc. ("Bear Stearns") has previously been engaged by DRS to provide certain investment banking and other services on matters unrelated to the Transaction, for which we have received (or expect to receive) customary fees. Bear Stearns and its affiliates may seek to provide Finmeccanica and its affiliates with certain investment banking and other services unrelated to the Transaction in the future.

        Consistent with applicable legal and regulatory requirements, Bear Stearns has adopted certain policies and procedures to establish and maintain the independence of Bear Stearns' research departments and personnel. As a result, Bear Stearns' research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to DRS, Finmeccanica, the Transaction and other participants in the Transaction that differ from the views of Bear Stearns' investment banking personnel. In the ordinary course of business, Bear Stearns and its affiliates may actively trade (for their own accounts and for the accounts of their customers) certain equity and debt securities, bank debt and/or other financial instruments issued by DRS and/or Finmeccanica and their respective affiliates, as well as derivatives thereof, and, accordingly, may at any time hold long or short positions in such securities, bank debt, financial instruments and derivatives.

        It is understood that this letter is intended for the benefit and use of the Board of Directors of DRS in connection with its consideration of the Transaction. This letter and our opinion are not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement to be distributed to the holders of DRS Common Stock in connection with the Transaction. This letter and our opinion do not constitute a recommendation to the Board of Directors of DRS in connection with the Transaction, nor do this letter and our opinion constitute a recommendation to any holders of DRS Common Stock as to how to vote in connection with the Transaction. Our opinion does not address DRS's underlying business decision to pursue the Transaction, the relative merits of the Transaction as compared to any alternative business or financial strategies that might exist for DRS or the effects of any other transaction in which DRS might engage.

Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of DRS's officers, directors or employees, or any class of such persons, in connection with the Transaction relative to the Merger Consideration.

        Our opinion has been authorized for issuance by the Fairness Opinion and Valuation Committee of Bear Stearns. Our opinion is subject to the assumptions, limitations, qualifications and other conditions contained herein and is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

        Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of DRS Common Stock.

Very truly yours,

BEAR, STEARNS & CO. INC.

By:	Michael J. Urfirer Senior Managing Director

Annex C

MERRILL LYNCH LETTERHEAD

May 12, 2008

Board of Directors
DRS Technologies, Inc.
5 Sylvan Way
Parsippany, NJ 07054

Members of the Board of Directors:

        DRS Technologies, Inc. (the "Company"), Finmeccanica S.p.A. (the "Acquiror") and Dragon Merger Sub, Inc., a wholly owned subsidiary of the Acquiror ("Acquisition Sub"), propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which Acquisition Sub would be merged with the Company in a merger (the "Merger") in which each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the "Company Shares"), other than any Company Shares held in treasury or owned by Acquiror, Acquisition Sub or any of their respective wholly-owned subsidiaries or as to which dissenter's rights have been perfected, would be converted into the right to receive $81.00 per share in cash (the "Consideration").

        You have asked us whether, in our opinion, the Consideration to be received by the holders of the Company Shares pursuant to the Merger is fair from a financial point of view to such holders.

        In arriving at the opinion set forth below, we have, among other things:

  (1)
  Reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

  (2)
  Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company;

  (3)
  Conducted discussions with members of senior management and representatives of the Company concerning the matters described in clauses 1 and 2 above;

  (4)
  Reviewed the market prices and valuation multiples for the Company Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

  (5)
  Reviewed the results of operations of the Company and compared them with those of certain publicly traded companies that we deemed to be relevant;

  (6)
  Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

  (7)
  Reviewed a draft dated May 11, 2008 of the Agreement; and

  (8)
  Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

        In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or been furnished with any such evaluation or appraisal, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. With respect to the financial forecast information

C-1

furnished to or discussed with us by the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company. We have also assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us.

        Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof.

        In connection with the preparation of this opinion, we have not been authorized by the Company or the Board of Directors to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of the Company.

        We are acting as financial advisor to the Company in connection with the Merger and will receive a fee from the Company for our services, a portion of which is payable upon execution by the Company of the Agreement and a significant portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement.

        We have, in the past, provided financial advisory and financing services to the Company and the Acquiror and/or its affiliates and may continue to do so and have received, and may receive, fees for the rendering of such services. In this regard, we or one of our affiliates may provide financing services to the Acquiror in connection with the Merger, for which services we or such entity would receive compensation. In addition, in the ordinary course of our business, we or our affiliates may actively trade the Company Shares and other securities of the Company, as well as securities of the Acquiror, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

        This opinion is for the use and benefit of the Board of Directors of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger or any matter related thereto. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of the Company Shares. In rendering this opinion, we express no view or opinion with respect to the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation payable to or to be received by any officers, directors, or employees of any parties to the Merger, or any class of such persons, relative to the Consideration. Our opinion has been authorized for issuance by the U.S. Fairness Opinion (and Valuation Letter) Committee of Merrill Lynch.

        On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of the Company Shares pursuant to the Merger is fair from a financial point of view to the holders of such shares.

Very truly yours,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

C-2

Annex D

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE
STATE OF DELAWARE

§ 262. Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within 10 days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

          (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

          (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

          (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

          (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

          (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

          (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

          (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

          (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PRELIMINARY FORM OF PROXY CARD

DRS TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [          ], 2008

The undersigned hereby appoints [          ] and [      ] as Proxies, each with the power to appoint such stockholder’s substitute, and hereby authorizes them, or either one of them, to represent and to vote, as designated below, all of the shares of common stock of DRS Technologies, Inc. (“DRS”), held of record by the undersigned on [           ], 2008, at the Special Meeting of Stockholders to be held on [             ], 2008 at [             ], local time, and any and all adjournments or postponements thereof.

The shares represented by this Proxy will be voted as specified, or if no choice is specified, this proxy will be voted “FOR” the proposals, and, as said Proxies deem advisable, on such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

VOTE BY INTERNET OR TELEPHONE OR MAIL
24 Hours a Day, 7 Days a Week

Internet and telephone voting are available until 11:59 PM Eastern Time the day prior to the date of the Special Meeting of Stockholders

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet https:// www.[address]		Telephone 1-[number]		Mail
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site listed above.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call the number listed above.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Do not mail back your proxy card if you have voted by Internet or telephone.

Please detach along the perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

Please mark your votes as shown here:          ☒

Proposal 1

PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 12, 2008, BY AND AMONG DRS TECHNOLOGIES, INC., FINMECCANICA – SOCIETA PER AZIONI, AND DRAGON ACQUISITION SUB, INC. AND APPROVE THE MERGER.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 2

PROPOSAL TO APPROVE THE ADJOURNMENT OR POSTPONEMENT OF THE MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO ADOPT THE AGREEMENT AND PLAN OF MERGER AND APPROVE THE MERGER.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Special Meeting and at any postponement or adjournment thereof, including without limitation any proposal to adjourn the Special Meeting.

DRS’ BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSALS.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS.  IF ANY OTHER MATTER COMES BEFORE THE SPECIAL MEETING, THE PROXIES WILL VOTE THIS PROXY IN THEIR DISCRETION ON SUCH MATTER.

Please sign exactly as your name appears herein.  If shares are held by joint tenants, both must sign.  When signing as an attorney, executor, administrator, trustee, or guardian, give your full title as such.  If shares are held by a corporation, the corporation’s president or other authorized officer must sign using the corporation’s full name.  If shares are held by a partnership, an authorized person must sign using the partnership’s full name.

Dated:		,
2008

Signature

Signature if held jointly

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE.

QuickLinks

Privileged Copy—Subject to Completion
DRS TECHNOLOGIES, INC. 5 SYLVAN WAY PARSIPPANY, NJ 07054 (973) 898-1500
Preliminary Copy—Subject to Completion
DRS TECHNOLOGIES, INC. 5 SYLVAN WAY PARSIPPANY, NJ 07054 (973) 898-1500
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [ ], 2008
TABLE OF CONTENTS
SUMMARY
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
THE PARTIES TO THE MERGER
THE SPECIAL MEETING
THE MERGER
Transaction Premia and Implied Transaction Multiples
Selected Defense Primes Peer Group Trading Multiples
Selected Defense Electronics Peer Group Trading Multiples
Combined Selected Defense Primes/Defense Electronics Peer Group Trading Multiples
Selected Aerospace/Defense Precedent M&A Transaction Multiples
THE MERGER AGREEMENT
PROJECTED FINANCIAL INFORMATION
Projected Fiscal Year ending March 31 (in thousands)
MARKET PRICES OF COMMON STOCK
Market Information
DISSENTERS' RIGHTS OF APPRAISAL
ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING
BENEFICIAL OWNERSHIP OF COMMON STOCK
STOCKHOLDER PROPOSALS
OTHER MATTERS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
TABLE OF CONTENTS
GLOSSARY OF DEFINED TERMS
ARTICLE I The Merger
ARTICLE II Effect on the Capital Stock of the Constituent Corporations; Exchange of Certificates
ARTICLE III Representations and Warranties of the Company
ARTICLE IV Representations and Warranties of Parent and Sub
ARTICLE V Covenants Relating to Conduct of Business
ARTICLE VI Additional Agreements
ARTICLE VII Conditions Precedent
ARTICLE VIII Termination, Amendment and Waiver
ARTICLE IX General Provisions
  Annex B
LETTERHEAD OF BEAR STEARNS
  Annex C
MERRILL LYNCH LETTERHEAD
  Annex D
SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE